Exhibit 10.76

                                CREDIT AGREEMENT

         CREDIT AGREEMENT dated as of September 19, 2002 (as amended, this "Agreement") among Headwaters Incorporated, a Delaware corporation (the "Borrower"), each of the parties listed on Schedule II hereto as Subsidiary Guarantors (the "Subsidiary Guarantors") the banks, financial institutions and other institutional lenders listed on the signature pages hereof as the Initial Lenders (the "Initial Lenders"), General Electric Capital Corporation, a Delaware corporation, as the Initial Issuing Bank (the "Initial Issuing Bank") and Morgan Stanley Senior Funding, Inc., a Delaware corporation ("Morgan Stanley"), as the Initial Swing Line Bank (the "Initial Swing Line Bank" and, together with the Initial Lenders and the Initial Issuing Bank, the "Initial Lender Parties"), General Electric Capital Corporation, a Delaware corporation, as collateral agent (together with any successor collateral agent appointed pursuant to Article VIII, the "Collateral Agent") for the Secured Parties (as hereinafter defined) and General Electric Capital Corporation, a Delaware corporation, as administrative agent (together with any successor administrative agent appointed pursuant to Article VIII, the "Administrative Agent" and, together with the Collateral Agent, the "Agents") for the Lender Parties (as hereinafter defined) and Morgan Stanley, as Lead Arranger and Sole Book-Runner.

PRELIMINARY STATEMENTS:

         (1) Pursuant to the Merger Agreement dated as of July 15, 2002 (as amended (as defined in Section 1.02), to the extent permitted under the Loan Documents (as hereinafter defined), the "Merger Agreement"), as the date hereof and as otherwise amended, among the Borrower, Headwaters Olysub Corporation, a Delaware corporation (the "Sub"), Industrial Services Group, Inc., a Delaware corporation (the "Company"), and ISG Resources, Inc., a Utah corporation (the "Public Sub"), the Company will merge with and into the Sub and the Sub will be the surviving corporation (the "Merger").

         (2) The Borrower has requested that, simultaneously with the consummation of the Merger, the Lender Parties lend to the Borrower up to $175,000,000 to pay to the holders of the Company Stock (as hereinafter defined) the cash consideration for their shares in the Merger, pay transaction fees and expenses, refinance certain Existing Debt (as hereinafter defined) of the Company and that, from time to time, the Lender Parties lend to the Borrower to provide working capital and finance general corporate purposes for the Borrower and its Subsidiaries. The Lender Parties have indicated their willingness to agree to lend such amounts on the terms and conditions of this Agreement.

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, the parties hereto hereby agree as follows:

                                   ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

         SECTION 1.01 Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

                  "Administrative Agent" has the meaning specified in the recital of parties to this Agreement.

                  "Administrative Agent's Account" means the account of the Administrative Agent maintained by the Administrative Agent as the Administrative Agent shall specify in writing to the Lender Parties.

                  "Advance" means a Term B Advance, a Revolving Credit Advance, a Swing Line Advance or a Letter of Credit Advance.

                  "Affiliate" means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person or is a director or officer of such Person. For purposes of this definition, the term "control" (including the terms "controlling", "controlled by" and "under common control with") of a Person means the possession, direct or indirect, of the power to vote 10% or more of the Voting Interests of such Person or to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Interests, by contract or otherwise; provided, however, that none of the Agents or the Lender Parties shall be or be deemed an affiliate of any of the Loan Parties or any of their Affiliates solely as a result of being an Agent or Lender Party hereunder.

                  "Agents" has the meaning specified in the recital of parties to this Agreement.

                  "Agreement" has the meaning specified in the preamble to this Agreement.

                  "Agreement Value" means, for each Hedge Agreement, on any date of determination, an amount determined by the Administrative Agent equal to: (a) in the case of a Hedge Agreement documented pursuant to the Master Agreement (Multicurrency-Cross Border) published by the International Swap and Derivatives Association, Inc. (the "Master Agreement"), the amount, if any, that would be payable by any Loan Party or any of its Subsidiaries to its counterparty to such Hedge Agreement, as if (i) such Hedge Agreement was being terminated early on such date of determination, (ii) such Loan Party or Subsidiary was the sole "Affected Party", and (iii) the Administrative Agent was the sole party determining such payment amount (with the Administrative Agent making such determination pursuant to the provisions of the form of Master Agreement); (b) in the case of a Hedge Agreement traded on an exchange, the mark-to-market value of such Hedge Agreement, which will be the unrealized loss on such Hedge Agreement to the Loan Party or Subsidiary of a Loan Party to such Hedge Agreement determined by the Administrative Agent based on the settlement price of such Hedge Agreement on such date of determination; or (c) in all other cases, the mark-to-market value of such Hedge Agreement, which will be the unrealized loss on such Hedge Agreement to the Loan Party or Subsidiary of a Loan Party to such Hedge Agreement determined by the Administrative Agent as the amount, if any, by which (i) the present value of the future cash flows to be paid by such Loan Party or Subsidiary exceeds (ii) the present value of the future cash flows to be received by such Loan Party or Subsidiary pursuant to such Hedge Agreement; capitalized terms used and not otherwise defined in this Agreement shall have the respective meanings set forth in the above described Master Agreement.

                  "Applicable Lending Office" means, with respect to each Lender Party, such Lender Party's Domestic Lending Office in the case of a Base Rate Advance and such Lender Party's Eurodollar Lending Office in the case of a Eurodollar Rate Advance.

                  "Applicable Margin" means (a) in respect of the Revolving Credit Facility, (a) for the first six months following the Closing Date, 3.25% per annum for Base Rate Advances and 4.25% per annum for Eurodollar Rate Advances and (b) thereafter, the applicable percentage determined in accordance with the pricing grid set forth below:

         ======================================== ======================= ==========================
                                                      Base Rate                 Eurodollar
              Total Leverage Ratio                    Applicable Margin         Applicable Margin
         ======================================== ======================= ==========================
         Less than 2.0                                      2.50%                   3.50%
         ---------------------------------------- ----------------------- --------------------------
         Less than 2.5 but =or greater than 2.0             3.00%                   4.00%
         ---------------------------------------- ----------------------- --------------------------
         Greater than 2.5                                   3.25%                    4.25%
         ======================================== ======================= ==========================

         and (b) in respect of the Term B Facility, 3.25% per annum for Base Rate Advances and 4.25% annum for Eurodollar Rate Advances.

         The Applicable Margin in respect of the Revolving Credit Facility for each Base Rate Advance shall (except as otherwise provided in clause
         (a) of the immediately preceding sentence of this definition) be determined by reference to the Total Leverage Ratio in effect from time to time and the Applicable Margin for each Eurodollar Rate Advance shall be determined by reference to the Total Leverage Ratio in effect on the first day of each Interest Period for such Advance; provided, however, that no change in the Applicable Margin shall be effective until three Business Days after the date on which the Administrative Agent receives the financial statements required to be delivered pursuant to Section 5.03(b) or (c), as the case may be, and a certificate of the Chief Financial Officer of the Borrower demonstrating such Total Leverage Ratio.

                  "Appropriate Lender" means, at any time, with respect to (a) either of the Term B Facility or the Revolving Credit Facility, a Lender that has a Commitment with respect to such Facility at such time, (b) the Letter of Credit Facility, (i) the Issuing Bank and (ii) if the other Revolving Credit Lenders have made Letter of Credit Advances pursuant to Section 2.16(c) that are outstanding at such time, each such other Revolving Credit Advance Lender and (c) the Swing Line Facility, (i) the Swing Line Bank and (ii) if the other Revolving Credit Lenders have made Swing Line Advances pursuant to Section 2.02(b) that are outstanding at such time, each such other Revolving Credit Lender.

                  "Approved Fund" means any Fund that is administered or managed by (i) a Lender Party, (ii) an Affiliate of a Lender Party or (iii) an entity or an Affiliate of an entity that administers or manages a Lender Party.

                  "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender Party and an Eligible Assignee, and accepted by the Administrative Agent and the Borrower (to the extent required), in accordance with Section 9.07 and in substantially the form of Exhibit C hereto.

                  "Available Amount" of any Letter of Credit means, at any time, the maximum amount available to be drawn under such Letter of Credit at such time (assuming compliance at such time with all conditions to drawing).

                  "Bankruptcy Law" means any proceeding of the type referred to in Section 6.01(f) or Title II, U.S. Code, or any similar foreign, federal or state law for the relief of debtors.

                  "Base Rate" means a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the higher of:

                           (a)  the   rate   of   interest   announced   by  the
                  Administrative Agent, from time to time, as its base rate; and

                           (b) 1/2 of 1% per annum above the Federal Funds Rate.

                  "Base Rate Advance" means an Advance that bears interest as provided in Section 2.06(a)(i).

                  "Borrower" has the meaning specified in the recital of parties to this Agreement.

                  "Borrower's   Account"  means  the  account  of  the  Borrower
         maintained by the Borrower as the Borrower shall specify in writing to the Administrative Agent.

                  "Borrowing" means a Term B Borrowing, a Revolving Credit Borrowing or a Swing Line Borrowing.

                  "Business Day" means a day of the year on which banks are not required or authorized by law to close in New York City and, if the applicable Business Day relates to any Eurodollar Rate Advances, on which dealings in dollar deposits are carried on in the London interbank market.

                  "Capital Expenditures" means, for any Person for any period, the sum of, without duplication, (a) all expenditures made, directly or indirectly, by such Person or any of its Subsidiaries during such period for equipment, fixed assets, real property or improvements, or for replacements or substitutions therefor or additions thereto, that have been or should be, in accordance with GAAP, reflected as additions to property, plant or equipment on a Consolidated balance sheet of such Person or have a useful life of more than one year plus (b) the aggregate principal amount of all Debt (including Obligations under Capitalized Leases) assumed or incurred in connection with any such expenditures. For purposes of this definition, the purchase price of equipment that is purchased simultaneously with the trade in of existing equipment or with insurance proceeds shall be included in Capital Expenditures only to the extent of the excess of (i) the gross amount of such purchase price over (ii) the credit granted by the seller of such equipment for the equipment being traded in at such time or the amount of such proceeds, as the case may be.

                  "Capitalized Leases" means all leases that have been or should be, in accordance with GAAP, recorded as capitalized leases.

                  "Cash Equivalents"  means any of the following,  to the extent owned by the Borrower or any of its Subsidiaries free and clear of all Liens other than Liens created under the Collateral Documents and having a maturity of not greater than 360 days from the date of acquisition thereof: (a) readily marketable direct obligations of the Government of the United States or any agency or instrumentality thereof or obligations unconditionally guaranteed by the full faith and credit of the Government of the United States, (b) insured certificates of deposit of or time deposits with any commercial bank that is a Lender Party or a member of the Federal Reserve System which issues (or the parent of which issues) commercial paper rated as described in clause (c) below, is organized under the laws of the United States or any State thereof and has combined capital and surplus of at least $1 billion or (c) commercial paper in an aggregate amount of no more than $1,000,000 per issuer outstanding at any time, issued by any corporation organized under the laws of any State of the United States and rated at least "Prime-2" (or the then equivalent grade) by Moody's Investors Service, Inc. or "A-2" (or the then equivalent grade) by Standard & Poor's, a division of The McGraw-Hill Companies, Inc. or (d) Investments, classified in accordance with GAAP as Current Assets of the Borrower or any of its Subsidiaries, in money market investment programs registered under the Investment Company Act of 1940, as amended, which are administered by financial institutions that have the highest rating obtainable from either Moody's or S&P, and the portfolios of which are limited solely to Investments of the character, quality and maturity described in clauses (a), (b) and (c) of this definition.

                  "CERCLA"  means  the  Comprehensive   Environmental  Response,
         Compensation and Liability Act of 1980, as amended from time to time (42 U.S.C. ss. 9601 et seq.).

                  "CERCLIS" means the Comprehensive Environmental Response, Compensation and Liability Information System maintained by the U.S. Environmental Protection Agency.

                  "CFC" means an entity that is a controlled foreign corporation under Section 957 of the Internal Revenue Code.

                  "Change of Control" means the occurrence of any of the following: (a) any Person or two or more Persons acting in concert shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934), directly or indirectly, of Voting Interests of the Borrower (or other securities convertible into such Voting Interests) representing 35% or more of the combined voting power of all Voting Interests of the Borrower; or (b) during any period of up to 24 consecutive months, commencing after the date of this Agreement, individuals who at the beginning of such 24-month period were Continuing Directors of the Borrower shall cease for any reason to constitute a majority of the board of directors of the Borrower; or (c) any Person or two or more Persons acting in concert shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation, will result in its or their acquisition of the power to exercise, directly or indirectly, a controlling influence over the management or policies of the Borrower; or (d) any "Change of Control" or comparable event under or in connection with any Subordinated Debt.

                  "Collateral" means all "Collateral" referred to in the Collateral Documents and all other property that is or is intended to be subject to any Lien in favor of the Collateral Agent for the benefit of the Secured Parties.

                  "Collateral Account" has the meaning specified in the Security Agreement.

                  "Collateral Agent" has the meaning specified in the recital of parties to this Agreement.

                  "Collateral Documents" means the Security Agreement, the Mortgages, the Control Agreements, each of the collateral documents, instruments and agreements delivered pursuant to Section 5.01(j), and each other agreement that creates or purports to create a Lien in favor of the Collateral Agent for the benefit of the Secured Parties, in each case, as amended.

                  "Commitment" means a Term B Commitment, a Revolving Credit Commitment, a Swing Line Commitment or a Letter of Credit Commitment.

                  "Company"  has  the  meaning   specified  in  the  Preliminary
         Statements.

                  "Company Stock" means each share of the Class A Common Stock, par value $0.01 per share, of the Company and each share of the Class B Common Stock, par value $0.01 per share, of the Company, in each case issued and outstanding immediately prior to the Effective Date.

                  "Confidential Information" means information that any Loan Party furnishes to any Agent or any Lender Party on a confidential basis, but does not include any such information that is or becomes generally available to the public other than as a result of a breach by such Agent or any Lender Party of its obligations hereunder or that is or becomes available to such Agent or such Lender Party from a source other than the Loan Parties (or any of their advisors, representatives, employees or agents).

                  "Consolidated" refers to the consolidation of accounts in accordance with GAAP.

                  "Contingent Obligation" means, with respect to any Person, any Obligation or arrangement of such Person to guarantee or intended to guarantee any Debt, leases, dividends or other payment Obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, (a) the direct or indirect guarantee, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the Obligation of a primary obligor, (b) the Obligation to make take-or-pay or similar payments, if required, regardless of nonperformance by any other party or parties to an agreement or (c) any Obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (A) for the purchase or payment of any such primary obligation or (B) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, assets, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof. It is agreed that Contingent Obligations of any Loan Party shall not include any Obligation or arrangement of such Person to guarantee or intended to guarantee any leases, dividends or other payment obligations of any other Loan Party. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made (or, if less, the maximum amount of such primary obligation for which such Person may be liable pursuant to the terms of the instrument evidencing such Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder), as determined by such Person in good faith.

                  "Continuing Directors" means (i) members of the board of directors of the Borrower on the Closing Date and (ii) other persons nominated or elected to the board of directors of the Borrower with the approval of a majority of the directors who were members of the board of directors at the time of such election or nomination.

                  "Conversion", "Convert" and "Converted" each refer to a conversion of Advances of one Type into Advances of the other Type pursuant to Section 2.08 or 2.09.

                  "Current Assets" of any Person means all assets of such Person that would, in accordance with GAAP, be classified as current assets of a company conducting a business the same as or similar to that of such Person, after deducting adequate reserves in each case in which a reserve is proper in accordance with GAAP.

                  "Current Liabilities" of any Person means (a) all Debt of such Person that by its terms is payable on demand or matures within one year after the date of determination (excluding any Debt renewable or extendible, at the option of such Person, to a date more than one year from such date or arising under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year from such date), (b) all amounts of Funded Debt of such Person required to be paid or prepaid within one year after such date and (c) all other items (including taxes accrued as estimated) that in accordance with GAAP would be classified as current liabilities of such Person.

                  "Debt" of any Person means, without duplication for purposes of calculating financial ratios, (a) all indebtedness of such Person for borrowed money, (b) all Obligations of such Person for the deferred purchase price of property or services other than trade payables, not overdue by more than 120 days incurred in the ordinary course of such person's business), (c) all Obligations of such Person evidenced by notes, bonds, debentures or other similar instruments (excluding intercompany indebtedness between Loan Parties), (d) all Obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Obligations of such Person as lessee under Capitalized Leases, (f) all Obligations of such Person under acceptance, letter of credit or similar facilities, (g) all Obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interests in such Person or any other Person or any warrants, rights or options to acquire such Equity Interests, valued, in the case of Redeemable Preferred Interests, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, (h) all Obligations of such Person in respect of Hedge Agreements, valued at the Agreement Value thereof, (i) all Contingent Obligations and Off-Balance Sheet Obligations of such Person and (j) all indebtedness and other payment Obligations referred to in clauses (a) through (i) above of another Person secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien on property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such indebtedness or other payment Obligations. "Debt" shall not include (x) liabilities under deferred compensation plans, (y) liabilities that may arise in connection with indemnification provisions contained in agreements entered into in the ordinary course of business or contained in agreements entered into in connection with the acquisition or disposition of assets, stock or other property, in each case to the extent permitted in the Loan Documents, and (z) liabilities under operating leases.

                  "Debt for Borrowed Money" of any Person means, at any date of determination, all items that, in accordance with GAAP, would be classified as indebtedness on a Consolidated balance sheet of such Person at such date.

                  "Default" means any Event of Default or any event that would constitute an Event of Default but for the passage of time or the requirement that notice be given or both.

                  "Default  Interest"  has the  meaning  set  forth  in  Section
         2.06(b).

                  "Defaulted Advance" means, with respect to any Lender Party at any time, the portion of any Advance required to be made by such Lender Party to the Borrower pursuant to Section 2.01 or 2.02 at or prior to such time that has not been made by such Lender Party or by the Administrative Agent for the account of such Lender Party pursuant to
         Section 2.02(e) as of such time. In the event that a portion of a Defaulted Advance shall be deemed made pursuant to Section 2.14(a), the remaining portion of such Defaulted Advance shall be considered a Defaulted Advance originally required to be made pursuant to Section
         2.01 on the same date as the Defaulted Advance so deemed made in part.

                  "Defaulted Amount" means, with respect to any Lender Party at any time, any amount required to be paid by such Lender Party to any Agent or any other Lender Party hereunder or under any other Loan Document at or prior to such time that has not been so paid as of such time, including, without limitation, any amount required to be paid by such Lender Party to (a) the Swing Line Bank pursuant to Section 2.02(b) to purchase a portion of a Swing Line Advance made by the Swing Line Bank, (b) the Issuing Bank pursuant to Section 2.16(c) to purchase a portion of a Letter of Credit Advance made by the Issuing Bank, (c) the Administrative Agent pursuant to Section 2.02(e) to reimburse the Administrative Agent for the amount of any Advance made by the Administrative Agent for the account of such Lender Party, (d) any other Lender Party pursuant to Section 2.12 to purchase any participation in Advances owing to such other Lender Party and (e) any Agent or the Issuing Bank pursuant to Section 8.05 to reimburse such Agent or the Issuing Bank for such Lender Party's ratable share of any amount required to be paid by the Lender Parties to such Agent or the Issuing Bank as provided therein. In the event that a portion of a Defaulted Amount shall be deemed paid pursuant to Section 2.14(b), the remaining portion of such Defaulted Amount shall be considered a Defaulted Amount originally required to be paid hereunder or under any other Loan Document on the same date as the Defaulted Amount so deemed paid in part.

                  "Depositary" has the meaning specified in the Offer to Purchase and Consent Solicitation Statement.

                  "Defaulting Lender" means, at any time, any Lender Party that, at such time, (a) owes a Defaulted Advance or a Defaulted Amount or (b) shall take any action or be the subject of any action or proceeding of a type described in Section 6.01(f).

                  "Domestic Lending Office" means, with respect to any Lender Party, the office of such Lender Party specified as its "Domestic
         Lending Office" opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender Party, as the case may be, or such other office of such Lender Party as such Lender Party may from time to time specify to the Borrower and the Administrative Agent.

                  "EBITDA" means, at any date of determination, the sum, determined in accordance with GAAP on a Consolidated basis and without duplication, of (a) net income (or net loss), (b) interest expense, (c) income tax expense, (d) depreciation expense and (e) amortization expense, in each case of the Borrower and its Restricted Subsidiaries, determined in accordance with GAAP for the most recently completed Measurement Period.

                  For purposes of calculating EBITDA with respect to any Measurement Period, (A) acquisitions that have been made by the Borrower or its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the reference period shall be deemed to have occurred on the first day of the reference period; provided, however, that only the actual historical results of operations of the Persons so acquired, without adjustment for pro forma expense savings or revenue increases, shall be used for such calculation; and (B) for purposes of calculating Funded

         Leverage Ratio only, the EBITDA of the Borrower or its Restricted Subsidiaries attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the end of such reference period, shall be excluded.

                  For the purposes of each of the fiscal quarters ended March 2002 and June 2002, EBITDA of the Borrower shall be as set forth on
         Schedule III hereto.

                  "Effective Date" means the first date on which the conditions set forth in Article III shall have been satisfied.

                  "Eligible Assignee" means any commercial bank or financial institution (including, without limitation, any fund that regularly invests in loans similar to the Term B Advances) as approved (as required by Section 9.07(a)) by the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower (which approval shall not be unreasonably withheld); provided, however, that neither any Loan Party nor any Subsidiary of a Loan Party shall qualify as an Eligible Assignee under this definition.

                  "Environmental Action" means any action, suit, demand, demand letter, claim, notice of non-compliance or violation, notice of liability or potential liability, investigation, proceeding, consent order or consent agreement relating in any way to any Environmental Law, any Environmental Permit or Hazardous Material or arising from alleged injury or threat to health, safety or the environment, including, without limitation, (a) by any governmental or regulatory authority for enforcement, cleanup, removal, response, remedial or other actions or damages and (b) by any governmental or regulatory authority or third party for damages, contribution, indemnification, cost recovery, compensation or injunctive relief.

                  "Environmental Law" means any Federal, state, local or foreign statute, law, ordinance, rule, regulation, code, order, writ, judgment, injunction, decree or judicial or agency interpretation, policy or guidance relating to pollution or protection of the environment, health, safety or natural resources, including, without limitation, those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Materials.

                  "Environmental    Permit"   means   any   permit,    approval,
         identification number, license or other authorization required under any Environmental Law.

                  "Equity Interests" means, with respect to any Person, shares of capital stock of (or other ownership or profit interests in) such Person, warrants, options or other rights for the purchase or other acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or other acquisition from such Person of such shares (or such other interests), and other ownership or profit interests in such Person (including, without limitation, partnership, member or trust interests therein), whether voting or nonvoting.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

                  "ERISA Affiliate" means any Person that for purposes of Title IV of ERISA is a member of the controlled group of any Loan Party, or under common control with any Loan Party, within the meaning of Section 414 of the Internal Revenue Code.

                  "ERISA Event" means (a)(i) the occurrence of a reportable event, within the meaning of Section 4043 of ERISA, with respect to any Plan unless the 30-day notice requirement with respect to such event has been waived by the PBGC or (ii) the requirements of Section 4043(b) of ERISA apply with respect to a contributing sponsor, as defined in
         Section 4001(a)(13) of ERISA, of a Plan, and an event described in paragraph (9), (10), (11), (12) or (13) of Section 4043(c) of ERISA is reasonably expected to occur with respect to such Plan within the following 30 days; (b) the application for a minimum funding waiver with respect to a Plan; (c) the provision by the administrator of any Plan of a notice of intent to terminate such Plan, pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA); (d) the cessation of operations at a facility of any Loan Party or any ERISA Affiliate in the circumstances described in Section 4062(e) of ERISA; (e) the withdrawal by any Loan Party or any ERISA Affiliate from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (f) the conditions for imposition of a lien under Section 302(f) of ERISA shall have been met with respect to any Plan; (g) the adoption of an amendment to a Plan requiring the provision of security to such Plan pursuant to
         Section 307 of ERISA; or (h) the institution by the PBGC of proceedings to terminate a Plan pursuant to Section 4042 of ERISA, or the occurrence of any event or condition described in Section 4042 of ERISA that constitutes grounds for the termination of, or the appointment of a trustee to administer, such Plan.

                  "Escrow Bank" has the meaning specified in Section 2.15(c).

                  "Eurocurrency   Liabilities"  has  the  meaning  specified  in
         Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

                  "Eurodollar Lending Office" means, with respect to any Lender Party, the office of such Lender Party specified as its "Eurodollar Lending Office" opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender Party (or, if no such office is specified, its Domestic Lending Office), or such other office of such Lender Party as such Lender Party may from time to time specify to the Borrower and the Administrative Agent.

                  "Eurodollar Rate" means, for any Interest Period for all Eurodollar Rate Advances comprising part of the same Borrowing, an interest rate per annum equal to the rate per annum obtained by dividing (a) the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in U.S. dollars at 11:00 A.M. (London time) two Business Days before the first day of such Interest Period for a period equal to such Interest Period (provided that, if for any reason such rate is not available, the term "Eurodollar Rate" shall mean, for any Interest Period for all Eurodollar Rate Advances comprising part of the same Borrowing, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 A.M. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period); provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates) by (b) a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage for such Interest Period.

                  "Eurodollar Rate Advance" means an Advance that bears interest as provided in Section 2.06(a)(ii).

                  "Eurodollar Rate Reserve Percentage" for any Interest Period for all Eurodollar Rate Advances comprising part of the same Borrowing means the reserve percentage applicable two Business Days before the first day of such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities that includes deposits by reference to which the interest rate on Eurodollar Rate Advances is determined) having a term equal to such Interest Period.

                  "Events of Default" has the meaning specified in Section 6.01.

                  "Excess Cash Flow" means, for any Measurement Period,

                           (a) the sum of:

                                    (i) Consolidated net income (or loss) of the
                           Borrower and its Restricted Subsidiaries for such Measurement Period plus

                                    (ii) the  aggregate  amount of all  non-cash
                           charges deducted in arriving at such Consolidated net income (or loss) plus

                                    (iii)  if  there  was  a  net   increase  in
                           Consolidated Current Liabilities of the Borrower and its Restricted Subsidiaries during such Measurement Period, the amount of such net increase plus

                                    (iv)  if  there  was  a  net   decrease   in
                           Consolidated Current Assets (excluding cash and Cash Equivalents) of the Borrower and its Restricted Subsidiaries during such Measurement Period, the amount of such net decrease;

                           (b) less the sum of:

                                    (i) the  aggregate  amount  of all  non-cash
                           credits included in arriving at such Consolidated net income (or loss) plus

                                    (ii)  if  there  was  a  net   decrease   in
                           Consolidated Current Liabilities of the Borrower and its Restricted Subsidiaries during such Measurement Period, the amount of such net decrease plus

                                    (iii)  if  there  was  a  net   increase  in
                           Consolidated Current Assets (excluding cash and Cash Equivalents) of the Borrower and its Restricted Subsidiaries during such Measurement Period, the amount of such net increase plus

                                    (iv) the aggregate  principal  amount of all
                           scheduled repayments and mandatory prepayments (other than a mandatory prepayment arising Excess Cash Flow for a prior Measurement Period) of the Term B Facility made during such Measurement Period to the extent that, in the case of any mandatory prepayment, the applicable Net Cash Proceeds were taken into account in calculating such Consolidated net income (or loss) plus

                                    (v)  the   aggregate   amount   of   Capital
                           Expenditures of the Borrower paid in cash during such Measurement Period to the extent permitted by this Agreement plus

                                    (vi) the aggregate  principal  amount of all
                           optional prepayments of the Facilities made during such Measurement Period pursuant to Section 2.05 (so long as, in the case of the Revolving Credit Facility, such prepayment is accompanied by a permanent reduction in the Revolving Credit Commitments) plus

                                    (vii) to the extent  not taken into  account
                           in paragraphs (iv) and (v) above, Net Litigation Proceeds.

                  "Existing Debt" means Debt of each Loan Party and its Subsidiaries outstanding immediately before the occurrence of the Effective Date.

                  "Extraordinary Receipt" means any cash received by or paid to or for the account of any Person not in the ordinary course of business, including, without limitation, tax refunds in excess of $5,000,000, pension plan reversions, proceeds of insurance (including, without limitation, any key man life insurance but excluding proceeds of business interruption insurance to the extent such proceeds constitute compensation for lost earnings), condemnation awards (and payments in lieu thereof), indemnity payments and any purchase price adjustment received in connection with any purchase agreement; provided, however, that an Extraordinary Receipt shall not include (i) proceeds from litigation or (ii) cash receipts received from proceeds of insurance, condemnation awards (or payments in lieu thereof) or indemnity payments to the extent that such proceeds, awards or payments
         (A) in respect of loss or damage to equipment, fixed assets or real property are applied (or in respect of which expenditures were previously incurred) to replace or repair the equipment, fixed assets or real property in respect of which such proceeds were received in accordance with the terms of the Loan Documents, so long as such application is made within 12 months after the receipt of such proceeds, awards or payments or (B) are received by any Person in respect of any third party claim against such Person and applied to pay (or to reimburse such Person for its prior payment of) such claim and the costs and expenses of such Person with respect thereto. The determination of whether proceeds in respect of loss or damage to equipment, fixed assets or real property are "received" for purposes of
         Section 2.05(b)(ii) shall be made at first anniversary of the date such proceeds are actually received by the Borrower.

                  "Facility" means the Term B Facility, the Revolving Credit Facility, the Swing Line Facility or the Letter of Credit Facility.

                  "Fair Market Rent" shall mean, for any property, the base rent for the property, based upon the rental rate per square foot that an unaffiliated landlord and non-expansion, non-renewal, non-equity tenant would agree to in an arm's length bona fide negotiation for a lease for comparable property of the same size located in the geographic vicinity of the such lease taking into account all relevant factors including the creditworthiness of the tenant and the terms of the lease.

                  "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

                  "Fiscal Year" means a fiscal year of the Borrower and its Consolidated Subsidiaries ending on September 30 in any calendar year.

                  "Fund" means any Person (other than an individual) that is or will be engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

                  "Funded Debt" of any Person means Debt of such Person that by its terms matures more than one year after the date of determination or matures within one year from such date but is renewable or extendible, at the option of such Person, to a date more than one year after such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year after such date, including, without limitation, all amounts of Funded Debt of such Person required to be paid or prepaid within one year after the date of determination.

                  "GAAP" has the meaning specified in Section 1.03.

                  "Governmental Authority" means any nation or government, any state, province, city, municipal entity or other political subdivision thereof, and any governmental, executive, legislative, judicial, administrative or regulatory agency, department, authority, instrumentality, commission, board, bureau or similar body, whether federal, state, provincial, territorial, local or foreign.

                  "Governmental Authorization" means any authorization, approval, consent, franchise, license, covenant, order, ruling, permit, certification, exemption, notice, declaration or similar right, undertaking or other action of, to or by, or any filing, qualification or registration with, any Governmental Authority.

                  "Guaranteed Obligations" has the meaning specified in Section 7.01(a).

                  "Guarantor" has the meaning specified in Section 7.07(b).

                  "Guaranties" means the Subsidiary Guaranty.

                  "Guaranty  Supplement"  has the meaning  specified  in Section
         7.07.

                  "Hazardous Materials" means (a) petroleum or petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials, polychlorinated biphenyls and radon gas and (b) any other chemicals, materials or substances designated, classified or regulated as hazardous or toxic or as a pollutant or contaminant under any Environmental Law.

                  "Hedge Agreements" means interest rate swap, cap or collar agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts and other hedging agreements.

                  "Hedge Bank" means any Lender Party or an Affiliate of a Lender Party in its capacity as a party to a Secured Hedge Agreement.

                  "Indemnified Party" has the meaning specified in Section 9.04(b).

                  "Information Memorandum" means the information memorandum dated July 2002 used by the Administrative Agent in connection with the syndication of the Commitments.

                  "Initial Extension of Credit" means the earlier to occur of the initial borrowing and the initial issuance of a Letter of Credit hereunder.

                  "Initial   Issuing  Bank"  means  General   Electric   Capital
         Corporation or any agent acting on its behalf.

                  "Initial Lender Parties", "Initial Lenders" and "Initial Swing Line Bank" each has the meaning specified in the recital of parties to this Agreement.

                  "Insufficiency" means, with respect to any Plan, the amount, if any, of its unfunded benefit liabilities, as defined in Section 4001(a)(18) of ERISA.

                  "Intellectual Property Security Agreement" is defined in the Security Agreement.

                  "Interest Coverage Ratio" means, at any date of determination, the ratio of (a) Consolidated EBITDA to (b) cash interest payable on all Debt for Borrowed Money, in each case, of or by the Borrower and its Restricted Subsidiaries for the most recently completed Measurement Period.

                  "Interest Period" means, for each Eurodollar Rate Advance comprising part of the same Borrowing, the period commencing on the date of such Eurodollar Rate Advance or the date of the Conversion of any Base Rate Advance into such Eurodollar Rate Advance, and ending on the last day of the period selected by the Borrower pursuant to the provisions below and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by the Borrower pursuant to the provisions below. The duration of each such Interest Period shall be one, two, three or six months, as the Borrower may, upon notice received by the Administrative Agent not later than 1:00 P.M. (New York City time) on the third Business Day prior to the first day of such Interest Period, select; provided, however, that:

                           (a) the Borrower  may not select any Interest  Period
                  with respect to any Eurodollar Rate Advance under a Facility that ends after any principal repayment installment date for such Facility unless, after giving effect to such selection, the aggregate principal amount of Base Rate Advances and of Eurodollar Rate Advances having Interest Periods that end on or prior to such principal repayment installment date for such Facility shall be at least equal to the aggregate principal amount of Advances under such Facility due and payable on or prior to such date;

                           (b) Interest Periods  commencing on the same date for
                  Eurodollar Rate Advances comprising part of the same Borrowing shall be of the same duration;

                           (c) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided, however, that, if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day; and

                           (d) whenever the first day of any Interest Period occurs on a day of an initial calendar month for which there is no numerically corresponding day in the calendar month that succeeds such initial calendar month by the number of months equal to the number of months in such Interest Period, such Interest Period shall end on the last Business Day of such succeeding calendar month.

                  "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and the rulings issued thereunder.

                  "Inventory" means all Inventory referred to in Section 1(b) of the Security Agreement.

                  "Investment" in any Person means any loan or advance to such Person, any purchase or other acquisition of any Equity Interests or Debt or the assets comprising a division or business unit or a substantial part or all of the business of such Person, any capital contribution to such Person or any other direct or indirect investment in such Person, including, without limitation, any acquisition by way of a merger or consolidation (or similar transaction) and any arrangement pursuant to which the investor incurs Debt of the types referred to in clause (h) or (i) of the definition of "Debt" in respect of such Person.

                  "Issuing Bank" means the Initial Issuing Bank and any Eligible Assignee to which the Letter of Credit Commitment hereunder has been assigned pursuant to Section 9.07 so long as such Eligible Assignee expressly agrees to perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as the Issuing Bank and notifies the Administrative Agent of its Applicable Lending Office and the amount of its Letter of Credit Commitment (which information shall be recorded by the
         Administrative Agent in the Register), for so long as the Initial Issuing Bank or Eligible Assignee, as the case may be, shall have a Letter of Credit Commitment.

                  "Junior Creditor" means Allied Capital Corporation, a Maryland corporation, as lender under the Mezzanine Facility.

                  "L/C Collateral Account" has the meaning specified in the Security Agreement.

                  "L/C Disbursement" shall mean a payment or disbursement made by the Issuing Bank pursuant to a Letter of Credit.

                  "L/C Related Documents" has the meaning specified in Section 2.03(c)(ii)(A). "Lender Party" means any Lender, the Issuing Bank or the Swing Line Bank.

                  "Lenders" means the Initial Lenders and each Person that shall become a Lender hereunder pursuant to Section 9.07 for so long as such Initial Lender or Person, as the case may be, shall be a party to this Agreement.

                  "Letter of Credit Advance" means an advance made by the Issuing Bank or any Revolving Credit Lender pursuant to Section 2.16(c).

                  "Letter of Credit  Agreement"  has the  meaning  specified  in
         Section 2.16(a).

                  "Letter of Credit Commitment" means, with respect to the Issuing Bank at any time, the amount set forth opposite the Issuing Bank's name on Schedule I hereto under the caption "Letter of Credit

         Commitment" or, if the Issuing Bank has entered into an Assignment and Acceptances, set forth for the Issuing Bank in the Register maintained by the Administrative Agent pursuant to Section 9.07(d) as the Issuing Bank's "Letter of Credit Commitment", as such amount may be reduced at or prior to such time pursuant to Section 2.05.

                  "Letter of Credit Facility" means, at any time, an amount equal to the amount of the Issuing Bank's Letter of Credit Commitment at such time, as such amount may be reduced at or prior to such time pursuant to Section 2.05.

                  "Letters of Credit" has the meaning specified in Section 2.01(d).

                  "Lien" means any lien, security interest or other charge or encumbrance of any kind, or any other type of preferential arrangement, including, without limitation, the lien or retained security title of a conditional vendor and any easement, right of way or other encumbrance on title to real property.

                  "Loan  Documents"  means (i) this  Agreement,  (ii) the Notes,
         (iii) the Guaranties, (iv) the Collateral Documents, (v) each Letter of Credit Agreement and (vi) each Secured Hedge Agreement, in each case as amended.

                  "Loan Parties" means the Company, the Borrower and the Subsidiary Guarantors.

                  "Margin Stock" has the meaning specified in Regulation U.

                  "Material Adverse Change" means any material adverse change in the business, condition (financial or otherwise), operations, performance, or properties of the Borrower and its Subsidiaries, taken as a whole, since September 30, 2001.

                  "Material  Adverse Effect" means a material  adverse effect on
         (a) the business, condition (financial or otherwise), operations, performance or properties of the Borrower and its Subsidiaries, taken as a whole, (b) the rights and remedies of any Agent or any Lender Party under any Transaction Document or (c) the ability of any Loan Party to perform its Obligations under any Transaction Document to which it is or is to be a party.

                  "Material Contract" means the Dow contract.

                  "Measurement Period" means, at any date of determination, the most recently completed four consecutive fiscal quarters of the Borrower ending on or prior to such date or, if less than four consecutive fiscal quarters of the Borrower have been completed since the date of the Initial Extension of Credit, the fiscal quarters of the Borrower that have been completed since the date of the Initial Extension of Credit, provided that EBITDA for each of the fiscal quarters ended December 2001, March 2002 and June 2002, respectively, shall be as set forth on Schedule III hereto, and provided further that
         (a) for purposes of determining an amount of any item included in the calculation of any financial ratio (other than EBITDA) or any financial covenant for the fiscal quarter ended December 2002, such amount for the Measurement Period then ended shall equal such item for such fiscal quarter multiplied by four; (b) for purposes of determining an amount of any item included in the calculation of any financial ratio (other than EBITDA) or any financial covenant for the fiscal quarter ended March 2003, such amount for the Measurement Period then ended shall equal such item for the two fiscal quarters then ended multiplied by two; and (c) for purposes of determining an amount of any item included in the calculation of any financial ratio (other than EBITDA) or any financial covenant for the fiscal quarter ended June 2003, such amount for the Measurement Period then ended shall equal such item for the three fiscal quarters then ended multiplied by 4/3.

                  "Merger"  has  the  meaning   specified  in  the   Preliminary
         Statements.

                  "Merger   Agreement"   has  the  meaning   specified   in  the
         Preliminary Statements.

                  "Mezzanine Facility" means the subordinated facility between the Borrower and the Junior Creditor, dated of even date.

                  "Mortgage Policies" has the meaning specified in Section 5.01(p)(B).

                  "Mortgages" has the meaning specified in Section 5.01(p).

                  "Multiemployer Plan" means a multiemployer plan, as defined in
         Section 4001(a)(3) of ERISA, to which any Loan Party or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

                  "Multiple Employer Plan" means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of any Loan Party or any ERISA Affiliate and at least one Person other than the Loan Parties and the ERISA Affiliates or (b) was so maintained and in respect of which any Loan Party or any ERISA Affiliate could have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

                  "Net Cash Proceeds" means, with respect to (A) any sale, lease, transfer or other disposition of any asset or (B) the incurrence or issuance of any Debt or (C) the sale or issuance of any Equity Interests (including, without limitation, any capital contribution) by any Person, or (D) any Extraordinary Receipt received by or paid to or for the account of any Person, the aggregate amount of cash actually received from time to time (whether as initial consideration or through payment or disposition of deferred consideration) by or on behalf of such Person in connection with such transaction after deducting therefrom only (without duplication) (a) reasonable brokerage commissions, underwriting and investment banking fees and discounts, legal fees, finder's fees, accounting fees, professional fees and other similar fees and commissions and other reasonable closing costs actually incurred in connection with such transaction, (b) the amount of taxes payable in connection with or as a result of such transaction,
         (c) all payments made to retire Debt where payment of such Debt is required in connection with such transaction, (d) liability reserves established in respect of such transaction in accordance with GAAP, in each case (a)-(d) to the extent, but only to the extent, that the amounts so deducted are, at the time of receipt of such cash, actually paid or reserved with respect to a Person that is not an Affiliate of such Person or any Loan Party or any Affiliate of any Loan Party and are properly attributable to such transaction or to the asset that is the subject thereof; provided, however, that in the case of taxes that are deductible under clause (b) above but for the fact that, at the time of receipt of such cash, such taxes have not been actually paid or are not then payable, such Loan Party or such Subsidiary may deduct an amount (the "Reserved Amount") equal to the amount reserved in accordance with GAAP for such Loan Party's or such Subsidiary's reasonable estimate of such taxes, other than taxes for which such Loan Party or such Subsidiary is indemnified, provided further, however, that, at the time such taxes are paid, an amount equal to the amount, if any, by which the Reserved Amount for such taxes exceeds the amount of such taxes actually paid shall constitute "Net Cash Proceeds" of the type for which such taxes were reserved for all purposes hereunder; provided further that Net Cash Proceeds shall not include any cash receipts from any transaction described in clause (A) or (D) above to the extent such cash receipts are reinvested in the business of the Borrower and its Subsidiaries within 12 months after the date of receipt thereof.

                  "Net Litigation Proceeds" means with respect to any proceeds received by any Person in connection with any litigation, through a judgment or a settlement or otherwise, the aggregate amount of cash actually received from time to time by or on behalf of such Person in connection with such transaction after deducting therefrom only (without duplication) (a) all reasonable costs and expenses incurred by such Person (including, without limitation, attorneys' fees and expenses) in connection with such litigation and (b) all payments required to be made by such Person under any binding contractual arrangement in connection with such litigation; provided that Net Litigation Proceeds shall not include any such cash receipts to the extent such cash receipts are reinvested in the business of the Borrower and its Subsidiaries within 12 months after the date of receipt thereof. The determination of whether proceeds in connection with any litigation are "received" for purposes of Section 2.05(b)(iv) shall be made at first anniversary of the date such proceeds are actually received by the Borrower.

                  "Note" means a Term B Note or a Revolving Credit Note.

                  "Notice of Acceptance" means the notice of acceptance to be delivered by Public Sub to the Depositary promptly after the Expiration Date (as defined in the Offer to Purchase and Consent Solicitation
         Statement) pursuant to which Public Sub accepts for payment the Subordinated Notes tendered into the Offer.

                  "Notice of Borrowing" has the meaning specified in Section 2.02(a).

                  "Notice of Issuance" has the meaning specified in Section 2.16(a).

                  "Notice of Renewal" has the meaning specified in Section 2.01(d).

                  "Notice of Swing Line Borrowing" has the meaning  specified in
         Section 2.02(b).

                  "Notice of Termination" has the meaning specified in Section 2.01(d).

                  "NPL" means the National Priorities List under CERCLA.

                  "Obligation" means, with respect to any Person, any payment, performance or other obligation of such Person of any kind, including, without limitation, any liability of such Person on any claim, whether or not the right of any creditor to payment in respect of such claim is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, disputed, undisputed, legal, equitable, secured or unsecured, and whether or not such claim is discharged, stayed or otherwise affected by any proceeding referred to in Section 6.01(f). Without limiting the generality of the foregoing, the Obligations of any Loan Party under the Loan Documents include (a) the obligation to pay principal, interest, Letter of Credit commissions, charges, expenses, fees, attorneys' fees and disbursements, indemnities and other amounts payable by such Loan Party under any Loan Document and (b) the obligation of such Loan Party to reimburse any amount in respect of any of the foregoing that any Lender Party, in its sole discretion, may elect to pay or advance on behalf of such Loan Party.

                  "Off Balance Sheet Obligation" means, with respect to any Person, any Obligation of such Person under a synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing classified as an operating lease in accordance with GAAP, if such Obligations would or will give rise to a claim against such Person in a proceeding referred to in Section 6.01(f).

                  "Offer" means the offer by Public Sub to purchase, upon the terms and subject to the conditions set forth in the Offer to Purchase and Consent Solicitation Statement, any and all of its outstanding Subordinated Notes.

                  "Offer to Purchase and Consent to Solicitation Statement" means the Offer to Purchase and Consent to Solicitation Statement, dated July 25, 2002, of Public Sub in connection with the Offer.

                  "Open Year" has the meaning specified in Section 4.01(r)(iii).

                  "Other Taxes" has the meaning specified in Section 2.11(b).

                  "PBGC" means the Pension Benefit Guaranty Corporation (or any successor).

                  "Permitted Encumbrances" has the meaning specified in the Mortgages.

                  "Permitted Liens" means each of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced: (a) Liens for taxes, assessments and governmental charges or levies to the extent not required to be paid under Section 5.01(b); (b) Liens imposed by law, such as materialmen's, mechanics', carriers', workmen's, repairmen's, landlords' and warehousemens' Liens and other similar Liens (whether nonconsensual or otherwise) arising in the ordinary course of business securing obligations that are not overdue for a period of more than 60 days or are being contested in good faith; (c) pledges or deposits to secure obligations under workers' compensation laws, unemployment insurance or similar social security laws, regulations or legislation or to secure public or statutory obligations; (d) Permitted Encumbrances; (e) Liens to secure the performance of bids, trade contracts, government contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature (exclusive of obligations for the payment of borrowed money), in each case in the ordinary course of business; (f) judgment liens in respect of judgments that do not constitute an Event of Default under Section 6.01(g); (g) any interest or title of a lessor under any lease permitted by this Agreement; (h) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; and (i) licenses of intellectual property granted in the ordinary course of business.

                  "Person"   means  an  individual,   partnership,   corporation
         (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

                  "Plan"  means a Single  Employer  Plan or a Multiple  Employer
         Plan.

                  "Pledged Debt" has the meaning specified in the Security Agreement.

                  "Post Petition Interest" has the meaning specified in Section 7.08(b).

                  "Pre-Commitment Information" means, the information furnished to Morgan Stanley by the Borrower or on behalf of the Borrower, or by the Company or on behalf of the Company prior to July 15, 2002.

                  "Preferred Interests" means, with respect to any Person, Equity Interests issued by such Person that are entitled to a preference or priority over any other Equity Interests issued by such Person upon any distribution of such Person's property and assets, whether by dividend or upon liquidation.

                  "Prepayment Date" means with respect to any cash receipts from a transaction described in clause (A), (B), (C) or (D) of the definition of "Net Cash Proceeds", the date of the receipt of such Net Cash Proceeds by the Borrower or any of its Subsidiaries or, if any cash receipts from a transaction described in clause (A) or (D) of the definition of "Net Cash Proceeds" are not deemed to be Net Cash Proceeds pursuant to the last proviso of the definition of "Net Cash Proceeds" and are not reinvested in the business of the Borrower and its Subsidiaries within 12 months after the date of receipt thereof, the date which is 12 months following the date of receipt of such cash receipts.

                  "Prepayment Percentage" means, at any time, the applicable percentage determined in accordance with the table set forth below:

         ======================================== ==============================
                  Total Leverage Ratio                    Prepayment Percentage
         ======================================== ==============================
                 Greater than 1.0                                 0%
         ---------------------------------------- ------------------------------
                    Equal to  1.0                                 75%
         ======================================== ==============================

                  The Prepayment Percentage shall be determined by reference to the Total Leverage in effect from time to time; provided, however, that no change in the Prepayment Percentage shall be effective until three Business Days after the date on which the Administrative Agent receives the financial statements required to be delivered pursuant to Section 5.03(b) or(c), as the case may be, and a certificate of the Chief Financial Officer of the Borrower demonstrating such Total Leverage Ratio.

                  "Properties" shall mean those properties listed on Schedule 4.01(u) and Schedule 4.01(v).

                  "Pro Rata Share" of any amount means, with respect to any Revolving Credit Lender at any time, the product of such amount times a fraction the numerator of which is the amount of such Lender's Revolving Credit Commitment at such time (or, if the Commitments shall have been terminated pursuant to Section 2.04 or 6.01, such Lender's
         Revolving Credit Commitment as in effect immediately prior to such termination) and the denominator of which is the Revolving Credit
         Facility at such time (or, if the Commitments shall have been terminated pursuant to Section 2.04 or 6.01, the Revolving Credit Facility as in effect immediately prior to such termination).

                  "Receivables" means all Receivables referred to in Section 1(c) of the Security Agreement.

                  "Redeemable" means, with respect to any Equity Interest, any Debt or any other right or Obligation, any such Equity Interest, Debt, right or Obligation that (a) the issuer has undertaken to redeem at a fixed or determinable date or dates, whether by operation of a sinking fund or otherwise, or upon the occurrence of a condition not solely within the control of the issuer or (b) is redeemable at the option of the holder.

                  "Reduction Amount" has the meaning specified in Section 2.05(b)(iii).

                  "Register" has the meaning specified in Section 9.07(d).

                  "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

                  "Related Documents" means the Merger Agreement, the Offer to Purchase and Consent to Solicitation Statement, the Mezzanine Facility, the Subordination Agreement and any other agreements related to the Mezzanine Facility.

                  "Required Lenders" means, at any time, Lenders owed or holding at least a majority in interest of the sum of (a) the aggregate principal amount of the Advances outstanding at such time and (b) the aggregate Unused Revolving Credit Commitments at such time; provided, however, that if any Lender shall be a Defaulting Lender at such time, there shall be excluded from the determination of Required Lenders at such time (A) the aggregate principal amount of the Advances owing to such Lender (in its capacity as a Lender) and outstanding at such time and (B) the Unused Revolving Credit Commitment of such Lender at such time. For purposes of this definition, the aggregate principal amount of Swing Line Advances owing to the Swing Line Bank and of Letter of

         Credit Advances owing to the Issuing Bank and the Available Amount of each Letter of Credit shall be considered to be owed to the Revolving Credit Lenders ratably in accordance with their respective Revolving Credit Commitments.

                  "Responsible Officer" means the Chief Executive Officer or the Chief Financial Officer of the Borrower.

                  "Restricted Subsidiary" means each of the Subsidiaries of the Borrower in existence on the date hereof and any other Subsidiary created or acquired after the date hereof except for any Subsidiary which the Borrower designates an Unrestricted Subsidiary at the time of its creation or acquisition. Any Subsidiary that is a Restricted Subsidiary (including any Subsidiary that is not designated an Unrestricted Subsidiary at the time of its creation or acquisition) shall be a Restricted Subsidiary for the term of this Agreement.

                  "Revolving  Credit  Advance"  has  the  meaning  specified  in
         Section 2.01(b).

                  "Revolving Credit Borrowing" means a borrowing consisting of simultaneous Revolving Credit Advances of the same Type made by the Revolving Credit Lenders.

                  "Revolving Credit Commitment" means, with respect to any Revolving Credit Lender at any time, the amount set forth opposite such Lender's name on Schedule I hereto under the caption "Revolving Credit Commitment" or, if such Lender has entered into one or more Assignment and Acceptances, set forth for such Lender in the Register maintained by the Administrative Agent pursuant to Section 9.07(d) as such Lender's "Revolving Credit Commitment", as such amount may be reduced at or prior to such time pursuant to Section 2.05.

                  "Revolving Credit Facility" means, at any time, the aggregate amount of the Revolving Credit Lenders' Revolving Credit Commitments at such time.

                  "Revolving   Credit  Lender"  means  any  Lender  that  has  a
         Revolving Credit Commitment.

                  "Revolving Credit Note" means a promissory note of the Borrower payable to the order of any Revolving Credit Lender, in substantially the form of Exhibit A-1 hereto, evidencing the aggregate indebtedness of the Borrower to such Lender resulting from the Revolving Credit Advances, Letter of Credit Advances and Swing Line Advances made by such Lender, as amended.

                  "Revolving Credit Termination Date" means the earlier of September 19, 2005 and the date of termination in whole of the Revolving Credit Commitments, the Letter of Credit Commitment and the Swing Line Commitment pursuant to Sections 2.04 and 6.01.

                  "Secured Hedge Agreement" means any Hedge Agreement required or permitted under Article V that is entered into by and between the Borrower and Hedge Bank.

                  "Secured Obligations" has the meaning specified in Section 2 of the Security Agreement.

                  "Secured Parties" means the Agents, the Lender Parties and the Hedge Banks.

                  "Security Agreement" has the meaning specified in Section 3.01(a)(ii).

                  "Senior Leverage Ratio" means, at any date of determination, the ratio of Consolidated Debt for Borrowed Money of the Borrower and the Restricted Subsidiaries, other than Subordinated Debt, to Consolidated EBITDA of the Borrower and the Restricted Subsidiaries for the most recently completed Measurement Period.

                  "Single Employer Plan" means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of any Loan Party or any ERISA Affiliate and no Person other than the Loan Parties and the ERISA Affiliates or (b) was so maintained and in respect of which any Loan Party or any ERISA Affiliate could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.

                  "Solvent" and "Solvency" mean, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person,
         (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay such debts and liabilities as they mature and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute an unreasonably small capital. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

                  "Standby Letter of Credit" means any Letter of Credit issued under the Letter of Credit Facility, other than a Trade Letter of Credit.

                  "Subordinated Debt" means the Subordinated Notes, Debt under the Mezzanine Facility and any other Debt of any Loan Party that is subordinated to the Obligations of such Loan Party under the Loan Documents on, and that otherwise contains, terms and conditions satisfactory to the Required Lenders.

                  "Subordinated Notes" means the 10% Senior Subordinated Notes due 2008 issued by the Public Sub.

                  "Subordinated   Obligations"  has  the  meaning  specified  in
         Section 7.08.

                  "Subordination Agreement" means the subordination agreement dated of even date, among the Borrower, the Administrative Agent and the Junior Creditor.

                  "Subsidiary" of any Person means any corporation, partnership, joint venture, limited liability company, trust or estate of which (or in which) more than 50% of (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (b) the interest in the capital or profits of such partnership, joint venture or limited liability company or (c) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person's other Subsidiaries.

                  "Subsidiary Guarantors" means the Subsidiaries of the Borrower (including the Company) listed on Schedule II hereto and each other Restricted Subsidiary of the Borrower that shall be required to execute and deliver a guaranty pursuant to Section 5.01(k).

                  "Subsidiary Guaranty" means the guaranty of the Subsidiary Guarantors set forth in Article VII together with each other guaranty and guaranty supplement delivered pursuant to Section 5.01(k), in each case as amended, amended and restated, modified or otherwise supplemented.

                  "Surviving Debt" means Debt of each Loan Party and its Subsidiaries outstanding immediately before and after giving effect to the Initial Extension of Credit.

                  "Swing Line Advance" means an advance made by the Swing Line Bank pursuant to Section 2.01(c).

                  "Swing Line Bank" means the Initial Swing Line Bank and any Eligible Assignee to which the Swing Line Commitment hereunder has been assigned pursuant to Section 9.07 so long as such Eligible Assignee expressly agrees to perform in accordance with their terms all obligations that by the terms of this Agreement are required to be performed by it as a Swing Line Bank and notifies the Administrative Agent of its Applicable Lending Office (which information shall be recorded by the Administrative Agent in the Register).

                  "Swing Line Borrowing" means a borrowing consisting of a Swing Line Advance made by the Swing Line Bank pursuant to Section 2.01(c) or the Revolving Credit Lenders pursuant to Section 2.02(b).

                  "Swing Line Commitment" means, with respect to the Swing Line Bank at any time, the amount set forth opposite the Swing Line Bank's name on Schedule I hereto under the caption "Swing Line Commitment" or, if the Swing Line Bank has entered into an Assignment and Acceptance, set forth for the Swing Line Bank in the Register maintained by the Administrative Agent pursuant to Section 9.07(d) as the Swing Line Bank's "Swing Line Commitment", as such amount may be reduced at or prior to such time pursuant to Section 2.04.

                  "Swing Line Facility" means, at any time, an amount equal to the amount of the Swing Line Bank's Swing Line Commitment at such time as such amount may be reduced at or prior to such time pursuant to
         Section 2.04.

                  "Taxes" has the meaning specified in Section 2.11(a).

                  "Term B Advance" has the meaning specified in Section 2.01(a).

                  "Term  B   Borrowing"   means  a   borrowing   consisting   of
         simultaneous  Term B  Advances  of the  same  Type  made by the  Term B
         Lenders.

                  "Term B Commitment" means, with respect to any Term B Lender at any time, the amount set forth opposite such Lender's name on
         Schedule I hereto under the caption "Term B Commitment" or, if such Lender has entered into one or more Assignment and Acceptances, set forth for such Lender in the Register maintained by the Administrative Agent pursuant to Section 9.07(d) as such Lender's "Term B Commitment", as such amount may be reduced at or prior to such time pursuant to
         Section 2.04.

                  "Term B Facility" means, at any time, the aggregate amount of the Term B Lenders' Term B Commitments at such time.

                  "Term B Lender" means any Lender that has a Term B Commitment.

                  "Term B Note" means a promissory note of the Borrower payable to the order of any Term B Lender, in substantially the form of Exhibit A-2 hereto, evidencing the indebtedness of the Borrower to such Lender resulting from the Term B Advance made by such Lender, as amended.

                  "Termination Date" means the earlier of August 30, 2007 and the date of termination in whole of the Term B Commitments pursuant to Sections 2.04 or 6.01.

                  "Trade Letter of Credit" means any Letter of Credit that is issued under the Letter of Credit Facility for the benefit of a supplier of Inventory to the Borrower or any of its Subsidiaries to effect payment for such Inventory.

                  "Total Leverage Ratio" means, at any date of determination, the ratio of Consolidated Debt for Borrowed Money of the Borrower and the Restricted Subsidiaries to Consolidated EBITDA of the Borrower and the Restricted Subsidiaries for the most recently completed Measurement Period.

                  "Transaction" means the Merger, consummation of the Tender Offer and the other transactions contemplated by the Transaction Documents.

                  "Transaction   Documents"   means,   collectively,   the  Loan
         Documents and the Related Documents.

                  "Type" refers to the distinction between Advances bearing interest at the Base Rate and Advances bearing interest at the Eurodollar Rate.

                  "Unrestricted Subsidiary" means all of the Subsidiaries of the Borrower other than Restricted Subsidiaries. Any Subsidiary that is designated an Unrestricted Subsidiary at the time of its creation or acquisition shall be an Unrestricted Subsidiary for the term of this Agreement. For purposes of this Agreement and the other Loan Documents, Flexcrete LLC shall be an Unrestricted Subsidiary.

                  "Unused Revolving Credit Commitment" means, with respect to any Revolving Credit Lender at any time, (a) such Lender's Revolving Credit Commitment at such time minus (b) the sum of (i) the aggregate principal amount of all Revolving Credit Advances and Letter of Credit Advances made by such Lender (in its capacity as a Lender) and outstanding at such time plus (ii) such Lender's Pro Rata Share of the sum of (A) the aggregate Available Amount of all Letters of Credit outstanding at such time, (B) the aggregate principal amount of all Letter of Credit Advances made by the Issuing Bank pursuant to Section 2.16(c) and outstanding at such time and (C) the aggregate principal amount of all Swing Line Advances made by the Swing Line Bank pursuant to Section 2.01(c) and outstanding at such time.

                  "Voting Interests" means shares of capital stock issued by a corporation, or equivalent Equity Interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

                  "Welfare Plan" means a welfare plan, as defined in Section 3(1) of ERISA, that is maintained for employees of any Loan Party or in respect of which any Loan Party could have liability.

                  "Withdrawal Liability" has the meaning specified in Part I of Subtitle E of Title IV of ERISA.

         SECTION 1.02 Computation of Time Periods; Other Definitional Provisions. In this Agreement and the other Loan Documents in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding". References in the Loan Documents to any agreement or contract "as amended" shall mean and be a reference to such agreement or contract as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with its terms.

         SECTION 1.03 Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles applicable in the United States of America and consistent with those applied in the preparation of the financial statements referred to in
Section 4.01(g) ("GAAP").

         SECTION 1.04 Currency Equivalents Generally. Any amount specified in this Agreement (other than in Articles II, VII and IX) or any of the other Loan Documents to be in U.S. dollars shall also include the equivalent of such amount in any currency other than U.S. dollars, such equivalent amount to be determined at the rate of exchange quoted by the Administrative Agent in New York, New York at the close of business on the Business Day immediately preceding any date of determination thereof, to prime banks in New York, New York for the spot purchase in the New York foreign exchange market of such amount in U.S. dollars with such other currency.

                                   ARTICLE II

                        AMOUNTS AND TERMS OF THE ADVANCES

         SECTION 2.01 The Advances. (a) The Term B Advances. Each Term B Lender severally agrees, on the terms and conditions hereinafter set forth, to make a single advance (a "Term B Advance") to the Borrower on the Effective Date in an amount not to exceed such Lender's Term B Commitment at such time. The Term B Borrowing shall consist of Term B Advances made simultaneously by the Term B Lenders ratably according to their Term B Commitments. Amounts borrowed under this Section 2.01(a) and repaid or prepaid may not be reborrowed. The Borrower will receive proceeds from the Term B Facility in an amount equal to 97% of the principal amount of the Term B Facility.

         (b) The Revolving Credit Advances. Each Revolving Credit Lender severally agrees, on the terms and conditions hereinafter set forth, to make advances (each a "Revolving Credit Advance") to the Borrower from time to time on any Business Day during the period from the Effective Date until the Revolving Credit Termination Date in an amount for each such Advance not to exceed such Lender's Unused Revolving Credit Commitment at such time. Each Revolving Credit Borrowing shall be in an aggregate amount of $1,000,000 or an integral multiple of $500,000 in excess thereof and shall consist of Revolving Credit Advances made simultaneously by the Revolving Credit Lenders ratably according to their Revolving Credit Commitments. Within the limits of each Revolving Credit Lender's Unused Revolving Credit Commitment in effect from time to time, the Borrower may borrow under this Section 2.01(b), prepay pursuant to
Section 2.05(a) and reborrow under this Section 2.01(b).

         (c) The Swing Line Advances. The Swing Line Bank agrees on the terms and conditions hereinafter set forth, to make Swing Line Advances to the Borrower from time to time on any Business Day during the period from the Effective Date until the Revolving Credit Termination Date (i) in an aggregate amount not to exceed at any time outstanding the Swing Line Commitment (the "Swing Line Facility") and (ii) in an amount for each such Swing Line Borrowing not to exceed the aggregate of the Unused Revolving Credit Commitments of the Revolving Credit Lenders at such time. No Swing Line Advance shall be used for the purpose of funding the payment of principal of any other Swing Line Advance. Each Swing Line Borrowing shall be in an amount of $1,000,000 or an integral multiple of $500,000 in excess thereof and shall be made as a Base Rate Advance. Within the limits of the Swing Line Facility and within the limits referred to in clause (ii) above, the Borrower may borrow under this Section 2.01(c), repay pursuant to Section 2.03(c) or prepay pursuant to Section 2.05(a) and reborrow under this Section 2.01(c).

         (d) The Letters of Credit. The Issuing Bank agrees, on the terms and conditions hereinafter set forth, to issue (or cause its Affiliate that is a commercial bank to issue on its behalf) letters of credit (the "Letters of Credit") in U.S. Dollars for the account of the Borrower from time to time on any Business Day during the period from the Effective Date until July 17, 2005 in an aggregate Available Amount (i) for all Letters of Credit not to exceed at any time the lesser of (x) the Letter of Credit Facility at such time and (y) the Issuing Bank's Letter of Credit Commitment at such time and (ii) for each such Letter of Credit not to exceed the Unused Revolving Credit Commitments of the Revolving Credit Lenders at such time; provided, however, that in no event shall the aggregate Available Amount for all Letters of Credit exceed $5 million .. No Letter of Credit shall have an expiration date (including all rights of the Borrower or the beneficiary to require renewal) later than July 17, 2005 and (A) in the case of a Standby Letter of Credit, one year after the date of issuance thereof, but may by its terms be renewable annually upon notice (a "Notice of Renewal") given to the Issuing Bank and the Administrative Agent on or prior to any date for notice of renewal set forth in such Letter of Credit but in any event at least three Business Days prior to the date of the proposed renewal of such Standby Letter of Credit and upon fulfillment of the applicable conditions set forth in Article III unless the Issuing Bank has notified the Borrower (with a copy to the Administrative Agent) on or prior to the date for notice of termination set forth in such Letter of Credit but in any event at least 30 Business Days prior to the date of automatic renewal of its election not to renew such Standby Letter of Credit (a "Notice of Termination") and (B) in the case of a Trade Letter of Credit, 60 days after the date of issuance thereof; provided that the terms of each Standby Letter of Credit that is automatically renewable annually shall (x) require the Issuing Bank that issued such Standby Letter of Credit to give the beneficiary named in such Standby Letter of Credit notice of any Notice of Termination, (y) permit such beneficiary, upon receipt of such notice, to draw under such Standby Letter of Credit prior to the date such Standby Letter of Credit otherwise would have been automatically renewed and (z) not permit the expiration date (after giving effect to any renewal) of such Standby Letter of Credit in any event to be extended to a date later than July 17, 2005. If either a Notice of Renewal is not given by the Borrower or a Notice of Termination is given by the Issuing Bank pursuant to the immediately preceding sentence, such Standby Letter of Credit shall expire on the date on which it otherwise would have been automatically renewed; provided, however, that even in the absence of receipt of a Notice of Renewal the Issuing Bank may in its discretion, unless instructed to the contrary by the Administrative Agent or the Borrower, deem that a Notice of Renewal had been timely delivered and in such case, a Notice of Renewal shall be deemed to have been so delivered for all purposes under this Agreement. Within the limits of the Letter of Credit Facility, and subject to the limits referred to above, the Borrower may request the issuance of Letters of Credit under this Section 2.01(d), repay any Letter of Credit Advances resulting from drawings thereunder pursuant to Section 2.16(c) and request the issuance of additional Letters of Credit under this
Section 2.01(d).

         SECTION 2.02 Making the Advances.  (a) Except as otherwise  provided in
Section 2.02(b) or 2.16, each Borrowing shall be made on notice, given not later than 1:00 P.M. (New York City time) on the third Business Day prior to the date of the proposed Borrowing in the case of a Borrowing consisting of Eurodollar Rate Advances, or 1:00 P.M. (New York City time) on the first Business Day prior to the date of the proposed Borrowing in the case of a Borrowing consisting of Base Rate Advances, by the Borrower to the Administrative Agent, which shall give to each Appropriate Lender prompt notice thereof by telex or telecopier. Each such notice of a Borrowing (a "Notice of Borrowing") shall be by telephone, confirmed immediately in writing, or telex or telecopier, in substantially the form of Exhibit B hereto, specifying therein the requested (i) date of such Borrowing, (ii) Facility under which such Borrowing is to be made, (iii) Type of Advances comprising such Borrowing, (iv) aggregate amount of such Borrowing and

(v) in the case of a Borrowing consisting of Eurodollar Rate Advances, initial Interest Period for each such Advance. Each Appropriate Lender shall, before 11:00 A.M. (New York City time) on the date of such Borrowing, make available for the account of its Applicable Lending Office to the Administrative Agent at the Administrative Agent's Account, in same day funds, such Lender's ratable portion of such Borrowing in accordance with the respective Commitments under the applicable Facility of such Lender and the other Appropriate Lenders. After the Administrative Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Administrative Agent will make such funds available to the Borrower by wire transfer to the Borrower's Account; provided, however, that, in the case of any Revolving Credit Borrowing, the Administrative Agent shall first make a portion of such funds equal to the aggregate principal amount of any Swing Line Advances and Letter of Credit Advances made by the Swing Line Bank or the Issuing Bank, as the case may be, and by any other Revolving Credit Lender and outstanding on the date of such Revolving Credit Borrowing, plus interest accrued and unpaid thereon to and as of such date, available to the Swing Line Bank or the Issuing Bank, as the case may be, and such other Revolving Credit Lenders for repayment of such Swing Line Advances and Letter of Credit Advances. For the avoidance of doubt, the Borrower may deliver more than one Notice of Borrowing on the same Business Day.

         (b) Each Swing Line Borrowing shall be made on notice, given not later than 12:00 P.M. (New York City time) on the date of the proposed Swing Line Borrowing, by the Borrower to the Swing Line Bank and the Administrative Agent and the Administrative Agent shall give each Appropriate Lender prompt notice thereof by telex or telecopier. Each such notice of a Swing Line Borrowing (a "Notice of Swing Line Borrowing") shall be by telephone, confirmed immediately in writing, or telex or telecopier, specifying therein the requested (i) date of such Borrowing and (ii) amount of such Borrowing. The Swing Line Bank will make the amount of the requested Swing Line Advances available to the Administrative Agent at the Administrative Agent's Account, in same day funds. After the Administrative Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Administrative Agent will make such funds available to the Borrower by wire transfer to the Borrower's Account. Upon the Business Day following the date on which a Swing Line Borrowing is made, each other Revolving Credit Lender shall purchase from the Swing Line Bank, and the Swing Line Bank shall sell and assign to each such other Revolving Credit Lender, such other Lender's Pro Rata Share of such outstanding Swing Line Advance as of such Business Day, by making available for the account of its Applicable Lending Office to the Administrative Agent for the account of the Swing Line Bank, by deposit to the Administrative Agent's Account, in same day funds, an amount equal to the portion of the outstanding principal amount of such Swing Line Advance to be purchased by such Lender. Each Revolving Credit Lender acknowledges and agrees that its obligation to acquire participations in Swing Line Advances pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each such purchase and advance by each Revolving Credit Lender shall constitute a Revolving Advance. The Borrower hereby agrees to each such sale and assignment. Each Revolving Credit Lender agrees to purchase its Pro Rata Share of an outstanding Swing Line Advance on (i) such Business Day, provided that notice of such Swing Line
Borrowing is given not later than 11:00 A.M. (New York City time) on such Business Day or (ii) the first Business Day next succeeding such Business Day if notice of such Swing Line Borrowing is given after such time. Upon any such sale by the Swing Line Bank to any other Revolving Credit Lender of a portion of a Swing Line Advance, the Swing Line Bank represents and warrants to such other

Lender that the Swing Line Bank is the legal and beneficial owner of such interest being sold by it, free and clear of any adverse claims, but makes no other representation or warranty and assumes no responsibility with respect to such Swing Line Advance, the Loan Documents or any Loan Party. If and to the extent that any Revolving Credit Lender shall not have so made the amount of such Swing Line Advance available to the Administrative Agent, such Revolving Credit Lender agrees to pay to the Administrative Agent forthwith on demand such amount together with interest thereon, for each day from the date of demand by the Swing Line Bank until the date such amount is paid to the Administrative Agent, at the Federal Funds Rate. If such Lender shall pay to the Administrative Agent such amount for the account of the Swing Line Bank on any Business Day, such amount so paid in respect of principal shall constitute a Swing Line Advance made by such Lender on such Business Day for purposes of this Agreement, and the outstanding principal amount of the Swing Line Advance made by the Swing Line Bank shall be reduced by such amount on such Business Day.

         (c) Anything in subsection  (a) above to the contrary  notwithstanding,
(i) the Borrower may not select Eurodollar Rate Advances for the initial Borrowing hereunder and for a thirty (30) day period from the date hereof (or such earlier date as shall be specified in its sole discretion by the Administrative Agent in a written notice to the Borrower and the Lenders) or for any Borrowing if the aggregate amount of such Borrowing is less than $1,000,000 or if the obligation of the Appropriate Lenders to make Eurodollar Rate Advances shall then be suspended pursuant to Section 2.08 or 2.09 and (ii) the Term B Advances may not be outstanding as part of more than eight separate Borrowings and the Revolving Credit Advances may not be outstanding as part of more than six separate Borrowings.

         (d) Each Notice of Borrowing and each Notice of Swing Line Borrowing shall be irrevocable and binding on the Borrower. In the case of any Borrowing that the related Notice of Borrowing specifies is to be comprised of Eurodollar Rate Advances, the Borrower shall indemnify each Appropriate Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill on or before the date specified in such Notice of Borrowing for such Borrowing the applicable conditions set forth in Article III, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Advance to be made by such Lender as part of such Borrowing when such Advance, as a result of such failure, is not made on such date.

         (e) Unless the Administrative Agent shall have received notice from an Appropriate Lender prior to the date of any Borrowing under a Facility under which such Lender has a Commitment that such Lender will not make available to the Administrative Agent such Lender's ratable portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with subsection (a) of this Section 2.02 and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such ratable portion available to the Administrative Agent, such Lender and the Borrower severally agree to repay or pay to the Administrative Agent forthwith on demand such corresponding amount and to pay interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid or paid to the Administrative Agent, at (i) in the case of the Borrower, the interest rate applicable at such time under Section
2.06 to  Advances  comprising  such  Borrowing,  but not  otherwise  owing under
Section 9.04(c) and (ii) in the case of such Lender, the Federal Funds Rate. If such Lender shall pay to the Administrative Agent such corresponding amount, such amount so paid shall constitute such Lender's Advance as part of such Borrowing for all purposes.

         (f) The failure of any Lender to make the Advance to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Advance on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender on the date of any Borrowing.

         SECTION 2.03 Repayment of Advances. (a) Term B Advances. The Borrower shall repay to the Administrative Agent for the ratable account of the Term B Lenders the aggregate outstanding principal amount of the Term B Advances on the following dates in the amounts indicated (which amounts shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.05):

                       Date                                Amount
                       ----                                ------
                  December 31, 2002                      $3,875,000
                  March 31, 2003                         $3,875,000
                  June 30, 2003                          $3,875,000
                  September 30, 2003                     $3,875,000
                  December 31, 2003                      $7,750,000
                  March 31, 2004                         $7,750,000
                  June 30, 2004                          $7,750,000
                  September 30, 2004                     $7,750,000
                  December 31, 2004                      $7,750,000
                  March 31, 2005                         $7,750,000
                  June 30, 2005                          $7,750,000
                  September 30, 2005                     $7,750,000
                  December 31, 2005                      $7,750,000
                  March 31, 2006                         $7,750,000
                  June 30, 2006                          $7,750,000
                  September 30, 2006                     $7,750,000

                       Date                                Amount
                       ----                                ------
                  December 31, 2006                      $11,625,000
                  March 31, 2007                         $11,625,000
                  June 30, 2007                          $11,625,000
                  August 30, 2007                        $11,625,000

provided, however, that the final principal installment shall be repaid on the Termination Date and in any event shall be in an amount equal to the aggregate principal amount of the Term B Advances outstanding on such date.

         (b) Revolving Credit Advances. The Borrower shall repay to the Administrative Agent for the ratable account of the Revolving Credit Lenders on the Revolving Credit Termination Date the aggregate principal amount of the Revolving Credit Advances then outstanding.

         (c) Letter of Credit Advances. (i) The Borrower shall repay to the Administrative Agent for the account of the Issuing Bank and each other Revolving Credit Lender that has made a Letter of Credit Advance on the Revolving Credit Termination Date the outstanding principal amount of each Letter of Credit Advance made by each of them.

                  (ii) The Obligations of the Borrower under this Agreement, any Letter of Credit Agreement and any other agreement or instrument relating to any Letter of Credit shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement, such Letter of Credit Agreement and such other agreement or instrument under all circumstances, including, without limitation, the following circumstances (it being understood that any such payment by the Borrower is without prejudice to, and does not constitute a waiver of, any rights the Borrower might have or might acquire as a result of the payment by the Issuing Bank of any draft or the reimbursement by the Borrower thereof):

                           (A) any lack of  validity  or  enforceability  of any
                  Loan Document, any Letter of Credit Agreement, any Letter of Credit or any other agreement or instrument relating thereto (all of the foregoing being, collectively, the "L/C Related Documents");

                           (B) any  change  in the  time,  manner  or  place  of
                  payment of, or in any other term of, all or any of the Obligations of the Borrower in respect of any L/C Related Document or any other amendment or waiver of or any consent to departure from all or any of the L/C Related Documents;

                           (C) the existence of any claim,  set-off,  defense or
                  other right that the Borrower may have at any time against any beneficiary or any transferee of a Letter of Credit (or any Persons for which any such beneficiary or any such transferee may be acting), the Issuing Bank or any other Person, whether in connection with the transactions contemplated by the L/C Related Documents or any unrelated transaction;

                           (D) any  statement  or any other  document  presented
                  under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                           (E) payment by the Issuing Bank under a Letter of Credit against presentation of a draft, certificate or other document that does not strictly comply with the terms of such Letter of Credit;

                           (F) any exchange,  release or  non-perfection  of any
                  Collateral or other collateral, or any release or amendment or waiver of or consent to departure from the Guaranties or any other guarantee, for all or any of the Obligations of the Borrower in respect of the L/C Related Documents; or

                           (G) other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including, without limitation, any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower or a guarantor.

         SECTION 2.04 Termination or Reduction of the Commitments. (a) Optional. The Borrower may, upon at least three Business Days' notice to the Administrative Agent, terminate in whole or reduce in part the Swing Line
Facility, the Letter of Credit Facility and the Unused Revolving Credit Commitments; provided, however, that each partial reduction of a Facility (i) shall be in an aggregate amount of $1,000,000 or an integral multiple of $500,000 in excess thereof (ii) shall be made ratably among the Appropriate Lenders in accordance with their Commitments with respect to such Facility.

                  (b) Mandatory. (i) From time to time upon each repayment or prepayment of the Term B Advances, the aggregate Term B Commitments of the Term B Lenders shall be automatically and permanently reduced, on a pro rata basis, by an amount equal to the amount by which the aggregate Term B Commitments immediately prior to such reduction exceed the aggregate unpaid principal amount of the Term B Advances then outstanding (after giving effect to any such repayment or prepayment thereof).

                           (ii) The Swing  Line  Facility  shall be  permanently
                  reduced from time to time on the date of each reduction in the Revolving Credit Facility by the amount, if any, by which the amount of the Swing Line Facility exceeds the Revolving Credit Facility after giving effect to such reduction of the Revolving Credit Facility.

                           (iii) The Letter of Credit Facility shall be permanently reduced from time to time on the date of each reduction in the Revolving Credit Facility by the amount, if any, by which the amount of the Letter of Credit Facility exceeds the Revolving Credit Facility after giving effect to such reduction of the Revolving Credit Facility.

                           (iv) The Revolving Credit Facility shall be automatically and permanently reduced, on a pro rata basis, on each date on which prepayment thereof is required to be made pursuant to Section 2.05(b)(i), (ii), (iii) or (iv) in an amount equal to the applicable Reduction Amount, provided that each such reduction of the Revolving Credit Facility shall be made ratably among the Revolving Credit Lenders in accordance with their Revolving Credit Commitments.

         SECTION 2.05 Prepayments. (a) Optional. The Borrower may, upon at least one Business Day's notice in the case of Base Rate Advances and three Business Days' notice in the case of Eurodollar Rate Advances, in each case to the Administrative Agent (which shall give each Appropriate Lender prompt notice thereof by telex or telecopier) stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given the Borrower shall, prepay the outstanding aggregate principal amount of the Advances comprising part of the same Borrowing in whole or ratably in part, together with
(i) accrued interest to the date of such prepayment on the aggregate principal amount prepaid; provided, however, that (x) each partial prepayment shall be in an aggregate principal amount of $1,000,000 or an integral multiple of $500,000 in excess thereof and (y) if any prepayment of a Eurodollar Rate Advance is made on a date other than the last day of an Interest Period for such Advance, the Borrower shall also pay any amounts owing pursuant to Section 9.04(c). Each such prepayment of any Term B Advances shall be applied pro rata to the installments thereof.

                  (b) Mandatory. (i) The Borrower shall, on the 90th day following the end of each Fiscal Year, prepay an aggregate principal amount of the Advances in an amount equal to the relevant Prepayment Percentage at such time of the Excess Cash Flow for such Fiscal Year. Each such prepayment shall be applied ratably first to the Term B Facility and to the installments thereof on a pro rata basis until paid in full and second to the Revolving Credit Facility as set forth in clause (v) below.

                           (ii) The  Borrower  shall,  on the date of receipt or
                  when otherwise required hereunder of the Net Cash Proceeds by the Borrower or any of its Restricted Subsidiaries from (A) the sale, lease, transfer or other disposition of any assets of the Borrower or any of its Restricted Subsidiaries (other than any sale, lease, transfer or other disposition of assets pursuant to clause (i), (ii) or (iii) of Section 5.02(e)), (B) the incurrence or issuance by the Borrower or any of its Restricted Subsidiaries of any Debt for Borrowed Money (other than Debt incurred or issued pursuant to Section 5.02(b)(i)-(ii)) and (C) any Extraordinary Receipt received by or paid to or for the account of the Borrower or any of its Restricted Subsidiaries and not otherwise included in clause
                  (A) or (B) above, prepay an aggregate principal amount of the Advances comprising part of the same Borrowings in an amount equal to the amount of such Net Cash Proceeds. Each such prepayment shall be applied ratably first to the Term Loan B Facility and to the installments thereof on a pro rata basis until paid in full and second to the Revolving Credit Facility as set forth in clause (v) below.

                           (iii) The Borrower  shall,  on the date of receipt or
                  when otherwise required hereunder of the Net Cash Proceeds by the Borrower or any of its Restricted Subsidiaries from the sale or issuance by the Borrower or any of its Restricted Subsidiaries of any Equity Interests (including, without limitation, receipt of any capital contribution (other than from a Loan Party)), prepay an aggregate principal amount of the Advances comprising part of the same Borrowings in an amount equal to (A) during the first six months following the Closing Date, 100% of such Net Cash Proceeds (or, to the extent that the Borrower is applying such Net Cash Proceeds to the repayment or prepayment of Debt in respect of the Mezzanine Facility, the percentage of such Net Cash Proceeds (not to be less than 50%) not so applied) and (B) thereafter,
                  (1) at any time at which the Leverage Ratio for the most recently ended fiscal quarter is greater than 1.50:1, 100% of such Net Cash Proceeds and (2) otherwise, 0% of such Net Cash Proceeds. Each such prepayment shall be applied ratably first to the Term Loan B Facility and to the installments thereof on a pro rata basis until paid in full and second to the Revolving Credit Facility as set forth in clause (v) below.

                           (iv) The  Borrower  shall,  on the date of receipt or
                  when otherwise required hereunder of Net Litigation Proceeds by the Borrower or any of its Restricted Subsidiaries, prepay an aggregate principal amount of the Advances in an amount equal to the relevant Prepayment Percentage at such time of such Net Litigation Proceeds. Each such prepayment shall be applied ratably first to the Term B Facility and to the installments thereof on a pro rata basis until paid in full and second to the Revolving Credit Facility as set forth in clause (v) below.

                           (v) Prepayments of the Revolving Credit Facility made
                  pursuant to clause (i), (ii), (iii) and (iv) above shall be first applied to prepay Letter of Credit Advances then outstanding until such Advances are paid in full, second applied to prepay Swing Line Advances then outstanding until such Advances are paid in full, third applied to prepay Revolving Credit Advances then outstanding comprising part of the same Borrowings until such Advances are paid in full and fourth deposited in the L/C Collateral Account to cash collateralized 100% of the Available Amount of the Letters of Credit then outstanding; and, in the case of prepayments of the Revolving Credit Facility required pursuant to clause (i),
                  (ii), (iii) and (iv)above, the amount remaining (if any) after the prepayment in full of the Advances then outstanding and the 100% cash collateralization of the aggregate Available Amount of Letters of Credit then outstanding (the sum of such prepayment amounts in respect of Revolving Credit Advances, the Letter of Credit Advances and Swing Line Advances, cash collateralization amounts and the remaining amount being referred to herein as the "Reduction Amount") may be retained by the Borrower and the Revolving Credit Facility shall be permanently reduced as set forth in Section 2.04(b)(iv). Upon the drawing of any Letter of Credit for which funds are on deposit in the L/C Collateral Account, such funds shall be applied to reimburse the Issuing Bank or Revolving Credit Lenders, as applicable.

                           (vi) The Borrower shall, on each Business Day, pay to
                  the Administrative Agent for deposit in the L/C Collateral Account an amount sufficient to cause the aggregate amount on deposit in the L/C Collateral Account to equal the amount by which the aggregate Available Amount of all Letters of Credit then outstanding exceeds the Letter of Credit Facility on such Business Day.

                           (vii) All prepayments under this subsection (b) shall
                  be made together with accrued interest to the date of such prepayment on the principal amount prepaid together with any amounts owing pursuant to Section 9.04(c).

         SECTION 2.06 Interest. (a) Scheduled Interest. The Borrower shall pay interest on the unpaid principal amount of each Advance owing to each Lender from the date of such Advance until such principal amount shall be paid in full, at the following rates per annum:

                           (i) Base Rate  Advances.  During such periods as such
                  Advance is a Base Rate Advance, a rate per annum equal at all times to the sum of (A) the Base Rate in effect from time to time plus (B) the Applicable Margin in effect from time to time, payable in arrears quarterly on the last day of each March, June, September and December during such periods and on the date such Base Rate Advance shall be Converted or paid in full.

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

                           (ii) Eurodollar Rate Advances. During such periods as
                  such Advance is a Eurodollar Rate Advance, a rate per annum equal at all times during each Interest Period for such Advance to the sum of (A) the Eurodollar Rate for such Interest Period for such Advance plus (B) the Applicable Margin in effect on the first day of such Interest Period, payable in arrears on the last day of such Interest Period and, if such Interest Period has a duration of more than three months, on each day that occurs during such Interest Period every three months from the first day of such Interest Period and on the date such Eurodollar Rate Advance shall be Converted or paid in full.

                  (b) Default Interest. Upon the occurrence and during the continuance of a Default under Section 6.01(a) or 6.01(f) or an Event of Default, the Administrative Agent may, and upon the request of the Required Lenders shall, require that the Borrower pay interest ("Default Interest") on (i) the unpaid principal amount of each Advance owing to each Lender Party, payable in arrears on the dates referred to in clause (i) or (ii) of Section 2.06(a), as applicable, and on demand, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on such Advance pursuant to clause (i) or
         (ii) of Section 2.06(a), as applicable, and (ii) to the fullest extent permitted by applicable law, the amount of any interest, fee or other amount payable under this Agreement or any other Loan Document to any Agent or any Lender Party that is not paid when due, from the date such amount shall be due until such amount shall be paid in full, payable in arrears on the date such amount shall be paid in full and on demand, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid, in the case of interest, on the Type of Advance on which such interest has accrued pursuant to clause (i) or
         (ii) of Section 2.06(a), as applicable, and, in all other cases, on Base Rate Advances pursuant to clause (i) of Section 2.06(a); provided, however, that following the acceleration of the Advances, or the giving of notice by the Agent to accelerate the Advances, pursuant to Section 6.01, Default Interest shall accrue and be payable hereunder whether or not previously required by the Administrative Agent.

                  (c) Notice of Interest Period and Interest Rate. Promptly after receipt of a Notice of Borrowing pursuant to Section 2.02(a), a notice of Conversion pursuant to Section 2.09 or a notice of selection of an Interest Period pursuant to the terms of the definition of "Interest Period", the Administrative Agent shall give notice to the Borrower and each Appropriate Lender of the applicable Interest Period and the applicable interest rate determined by the Administrative Agent for purposes of clause (a)(i) or (a)(ii) above.

         SECTION 2.07 Fees. (a) Commitment Fee. The Borrower shall pay to the Administrative Agent for the account of the Lenders a commitment fee, from the date of the Initial Extension of Credit in the case of each Initial Lender and from the effective date specified in the Assignment and Acceptance pursuant to which it became a Lender in the case of each other Lender until the Revolving Credit Termination Date, payable in arrears from the date of the Initial Extension of Credit, thereafter quarterly on the last day of each March, June, September and December, commencing December 31, 2002, and on the Revolving Credit Termination Date, at the rate of 5/8 of 1% per annum on the sum of the average daily Unused Revolving Credit Commitment of such Lender; plus its Pro Rata Share of the average daily outstanding Swing Line Advances during such quarter; provided, however, that any commitment fee accrued with respect to any of the Commitments of a Defaulting Lender during the period prior to the time such Lender became a Defaulting Lender and unpaid at such time shall not be payable by the Borrower so long as such Lender shall be Defaulting Lender except to the extent that such commitment fee shall otherwise have been due and payable by the Borrower prior to such time; and provided further that no commitment fee shall accrue on any of the Commitments of a Defaulting Lender so long as such Lender shall be a Defaulting Lender.

                  (b) Agents' Fees. The Borrower shall pay to each Agent for its own account such fees as may from time to time be agreed between the Borrower and such Agent.

                  (c) Letter of Credit Fees, Etc. (i) The Borrower shall pay to the Administrative Agent for the account of each Revolving Credit Lender a commission, payable in arrears quarterly on the last day of each March, June, September and December, commencing December 31, 2002, and on the earliest to occur of the full drawing, expiration, termination or cancellation of any Letter of Credit and on the Revolving Credit Termination Date in respect of the Letter of Credit Facility, on such Lender's Pro Rata Share of the average daily aggregate Available Amount during such quarter of all Letters of Credit outstanding from time to time at the rate of at the Applicable Margin for Eurodollar Rate Advances under the Revolving Credit Facility. Upon the occurrence and during the continuance of a Default under Section 6.01(a) or 6.01(f) or an Event of Default, the amount of commission payable by the Borrower under this clause (b)(i) shall be increased by 2% per annum.

                           (ii) The Borrower  shall pay to the Issuing Bank, for
                  its own account, such commissions, issuance fees, fronting fees, transfer fees and other fees and charges in connection with the issuance or administration of each Letter of Credit as the Borrower and the Issuing Bank shall agree.

         SECTION 2.08 Conversion of Advances. (a) Optional. The Borrower may on any Business Day, upon notice given to the Administrative Agent (which shall give each Appropriate Lender prompt notice thereof by telex or telecopier) not later than 2:00 P.M. (New York City time) on the third Business Day prior to the date of the proposed Conversion and subject to the provisions of Sections 2.09 and 2.10, Convert all or any portion of the Advances of one Type comprising the same Borrowing into Advances of the other Type; provided, however, that any Conversion of Base Rate Advances into Eurodollar Rate Advances shall be in an amount not less than the minimum amount specified in Section 2.02(c), any Conversion of Eurodollar Rate Advances into Base Rate Advances during the Initial Interest Period of such Eurodollar Rate Advance shall only be made if all amounts due as a result of such Conversion pursuant to Section 9.04(b) shall be paid at such time, no Conversion of any Advances shall result in more separate Borrowings than permitted under Section 2.02(c) and each Conversion of Advances comprising part of the same Borrowing under any Facility shall be made ratably among the Appropriate Lenders in accordance with their Commitments under such Facility. Each such notice of Conversion shall, within the restrictions specified above, specify (i) the date of such Conversion, (ii) the Advances to be Converted and (iii) if such Conversion is into Eurodollar Rate Advances, the duration of the initial Interest Period for such Advances. Each notice of Conversion shall be irrevocable and binding on the Borrower.

                  (b) Mandatory. (i) On the date on which the aggregate unpaid principal amount of Eurodollar Rate Advances comprising any Borrowing shall be reduced, by payment or prepayment or otherwise, to less than $2,000,000, such Advances shall automatically Convert into Base Rate Advances.

                           (ii) If the Borrower shall fail to select the duration of any Interest Period for any Eurodollar Rate Advances in accordance with the provisions contained in the definition of "Interest Period" in Section 1.01, the Administrative Agent will forthwith so notify the Borrower and the Appropriate Lenders, whereupon each such Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance.

                           (iii) Upon the occurrence and during the  continuance
                  of any Default, (x) each Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance and (y) the obligation of the Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended.

         SECTION 2.09 Increased Costs, Etc.. (a) If, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation after the date hereof or (ii) the compliance with any law from any central bank or other governmental authority not in effect as of the date hereof, there shall be any increase in the cost to any Lender Party of agreeing to make or of making, funding or maintaining Eurodollar Rate Advances or of agreeing to issue or of issuing or maintaining or participating in Letters of Credit or of agreeing to make or of making or maintaining Letter of Credit Advances (excluding, for purposes of this Section 2.09, any such increased costs resulting from (x) Taxes or Other Taxes (as to which Section 2.11 shall govern) and (y) changes in the basis of taxation of overall net income or overall gross income by the United States or by the foreign jurisdiction or state under the laws of which such Lender Party is organized or has its Applicable Lending Office or any political subdivision thereof), then the Borrower shall from time to time, within 15 days of receipt of a written demand from such Lender Party (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender Party additional amounts sufficient to compensate such Lender Party for such increased cost; provided, however, that the Borrower shall not be responsible for costs under this Section 2.09(a) arising more than 180 days prior to receipt by the Borrower of the demand from the affected Lender Party pursuant to this Section 2.09(a) but, to the extent that the event or circumstance giving rise to such increased costs is retroactive, then the 180 day period referred to above shall be extended to include the period of retroactive in effect thereof; provided, further, that a Lender Party claiming additional amounts under this Section 2.09(a) agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Applicable Lending Office if the making of such a designation would avoid the need for, or reduce the amount of, such increased costs that may thereafter accrue and would not, in the reasonable judgment of such Lender Party, be otherwise disadvantageous to such Lender Party. A certificate as to the amount of such increased cost and the method of determination of such increased cost, submitted to the Borrower by such Lender Party, shall be prima facie evidence, absent manifest error. Such certificate shall contain a representation that any and all calculations made therein have been made in a manner consistent with the treatment given by such Lender Party to similar businesses in similar circumstances.

                  (b) If any Lender Party determines that compliance with any law or regulation not in effect as of the date hereof from any central bank or other governmental authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by such Lender Party or any corporation controlling such Lender Party and that the amount of such capital is increased then, within 15 days of receipt from such Lender Party or such corporation of a written demand (with a copy of such demand to the Administrative Agent), the Borrower shall pay to the Administrative
         Agent for the account of such Lender Party, from time to time as specified by such Lender Party, additional amounts sufficient to compensate such Lender Party in the light of such circumstances, to the extent that such Lender Party reasonably determines such increase in capital to be allocable to the existence of such Lender Party's commitment to lend; provided, however, that the Borrower shall not be responsible for costs under this Section 2.09(b) arising more than 180 days prior to receipt by the Borrower of the demand from the affected Lender Party pursuant to this Section 2.09(b) but, to the extent that the event or circumstance giving rise to such increased costs is retroactive, then the 180 day period referred to above shall be extended to include the period of retroactive in effect thereof; provided further that a Lender Party claiming additional amounts under this Section 2.09(b) agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Applicable Lending Office if the making of such a designation would avoid the need for, or reduce the amount of, such increased costs that may thereafter accrue and would not, in the reasonable judgment of such Lender Party, be otherwise disadvantageous to such Lender Party. A certificate as to such amounts and the method of determination of such amounts submitted to the Borrower by such Lender Party shall be prima facie evidence, absent manifest error. Such certificate shall contain a representation that any and all calculations made therein have been made in a manner consistent with the treatment given by such Lender Party to similar businesses in similar circumstances.

                  (c) If, with respect to any Eurodollar Rate Advances under any Facility, Appropriate Lenders owed at least a majority of the then aggregate unpaid principal amount thereof notify the Administrative Agent that the Eurodollar Rate for any Interest Period for such Advances will not adequately reflect the cost to such Lenders of making, funding or maintaining their Eurodollar Rate Advances for such Interest Period, the Administrative Agent shall forthwith so notify the Borrower and the Appropriate Lenders, whereupon (i) each such Eurodollar Rate Advance under such Facility will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance and (ii) the obligation of the Appropriate Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended until the Administrative Agent shall notify the Borrower that such Lenders have determined that the circumstances causing such suspension no longer exist.

                  (d) Notwithstanding any other provision of this Agreement, if the introduction of or any change in the interpretation of any law or regulation shall make it unlawful for such Lender or any central bank or other governmental authority having regulatory jurisdiction over a Lender shall assert that it is unlawful, for its Eurodollar Lending Office to perform its obligations hereunder to make Eurodollar Rate Advances or to continue to fund or maintain Eurodollar Rate Advances hereunder, then, on notice thereof and demand therefor by such Lender to the Borrower through the Administrative Agent, (i) each Eurodollar Rate Advance under each Facility under which such Lender has a Commitment will automatically, upon such demand, Convert into a Base Rate Advance and (ii) the obligation of the Appropriate Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended until the Administrative Agent shall notify the Borrower that such Lender has determined that the circumstances causing such suspension no longer exist; provided, however, that, before making any such demand, such Lender agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Eurodollar Lending Office if the making of such a designation would allow such Lender or its Eurodollar Lending Office to continue to perform its obligations to make Eurodollar Rate Advances or to continue to fund or maintain Eurodollar Rate Advances and would not, in the judgment of such Lender, be otherwise disadvantageous to such Lender; provided further, however, that the Borrower shall in no event have to pay such Lender amounts otherwise payable under this Section
         2.09 with respect to costs, charges, interest or other fees payable by such Lender incurred as a result of the prepayment of Eurodollar Rate Advances.

                  (e) In the event that any Lender Party (other than the Administrative Agent) demands payment of costs or additional amounts pursuant to Section 2.09 or Section 2.11 or asserts, pursuant to
         Section 2.09(d), that it is unlawful for such Lender Party to make Eurodollar Rate Advances or becomes a Defaulting Lender then (subject to such Lender Party's right to rescind such demand or assertion within 10 days after the notice from the Borrower referred to below) the Borrower may, upon 10 days' prior written notice to such Lender Party and the Administrative Agent, elect to cause such Lender Party to assign its Advances and Commitments in full to one or more Persons selected by the Borrower so long as (i) each such Person satisfies the criteria of an Eligible Assignee and is reasonably satisfactory to the Administrative Agent, (ii) such Lender Party receives payment in full in cash of the outstanding principal amount of all Advances made by it and all accrued and unpaid interest thereon and all other amounts due and payable to such Lender Party as of the date of such assignment (including, without limitation, amounts owing pursuant to Section 2.09, 2.11, 2.14 and 9.04) and (iii) each Lender Party assignee agrees to accept such assignment and to assume all obligations of such Lender Party hereunder in accordance with Section 9.07.

         SECTION 2.10 Payments and Computations. (a) The Borrower shall make each payment hereunder and under the Notes, irrespective of any right of counterclaim or set-off (except as otherwise provided in Section 2.14), not later than 1:00 P.M. (New York City time) on the day when due in U.S. dollars to the Administrative Agent at the Administrative Agent's Account in same day funds, with payments being received by the Administrative Agent after such time being deemed to have been received on the next succeeding Business Day. The Administrative Agent will promptly thereafter cause like funds to be distributed
(i) if such payment by the Borrower is in respect of principal, interest, commitment fees or any other Obligation then payable hereunder and under the Notes to more than one Lender Party, to such Lender Parties for the account of their respective Applicable Lending Offices ratably in accordance with the amounts of such respective Obligations then payable to such Lender Parties and
(ii) if such payment by the Borrower is in respect of any Obligation then payable hereunder to one Lender Party, to such Lender Party for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement. Upon its acceptance of an Assignment and Acceptance and recording of the information contained therein in the Register pursuant to
Section 9.07(d), from and after the effective date of such Assignment and Acceptance, the Administrative Agent shall make all payments hereunder and under the Notes in respect of the interest assigned thereby to the Lender Party assignee thereunder, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

                  (b) The Borrower hereby authorizes each Lender Party and each of its Affiliates, if and to the extent payment owed to such Lender Party is not made when due hereunder or, in the case of a Lender, under the Note held by such Lender, to charge from time to time, to the fullest extent permitted by law, against any or all of the Borrower's accounts with such Lender Party or such Affiliate any amount so due.

                  (c) All computations of interest based on the Base Rate shall be made by the Administrative Agent on the basis of a year of 365 or 366 days, as the case may be, and all computations of interest based on the Eurodollar Rate or the Federal Funds Rate and of fees and Letter of Credit commissions shall be made by the Administrative Agent on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest, fees or commissions are payable. Each determination by the Administrative Agent of an interest rate, fee or commission hereunder shall be prima facie evidence, absent manifest error.

                  (d) Whenever any payment hereunder or under the Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or commitment or letter of credit fee or commission, as the case may be; provided, however, that, if such extension would cause payment of interest on or principal of Eurodollar Rate Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

                  (e) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to any Lender Party hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each such Lender Party on such due date an amount equal to the amount then due such Lender Party. If and to the extent the Borrower shall not have so made such payment in full to the Administrative Agent, each such Lender Party shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender Party together with interest thereon, for each day from the date such amount is distributed to such Lender Party until the date such Lender Party repays such amount to the Administrative Agent, at the Federal Funds Rate.

                  (f) Whenever any payment received by the Administrative Agent under this Agreement or any of the other Loan Documents is insufficient to pay in full all amounts due and payable to the Agents and the Lender Parties under or in respect of this Agreement and the other Loan Documents on any date, such payment shall be distributed by the Administrative Agent and applied by the Agents and the Lender Parties in the following order of priority:

                           (i) first, to the payment of all of the fees, indemnification payments, costs and expenses that are due and payable to the Agents (solely in their respective capacities as Agents) under or in respect of this Agreement and the other Loan Documents on such date, ratably based upon the respective aggregate amounts of all such fees, indemnification payments, costs and expenses owing to the Agents on such date;

                           (ii) second, to the payment of all of the fees, indemnification payments, costs and expenses that are due and payable to the Issuing Bank and the Swing Line Bank (solely in their respective capacities as such) under or in respect of this Agreement and the other Loan Documents on such date, ratably based upon the respective aggregate amounts of all such fees, indemnification payments, costs and expenses owing to the Issuing Bank and the Swing Line Bank on such date;

                           (iii) third, to the payment of all of the indemnification payments, costs and expenses that are due and payable to the Lenders under Sections 8.05 hereof, Section 21 of the Security Agreement and any similar section of any of the other Loan Documents on such date, ratably based upon the respective aggregate amounts of all such indemnification payments, costs and expenses owing to the Lenders on such date;

                           (iv) fourth, to the payment of all of the amounts that are due and payable to the Administrative Agent and the Lender Parties under Sections 2.09 and 2.11 hereof on such date, ratably based upon the respective aggregate amounts thereof owing to the Administrative Agent and the Lender Parties on such date;

                           (v) fifth, to the payment of all of the fees that are
                  due and payable to the Lenders under Section 2.07(a) on such date, ratably based upon the respective aggregate Commitments of the Lenders under the Revolving Credit Facility on such date;

                           (vi) sixth,  to the payment of all of the accrued and
                  unpaid interest on the Obligations of the Borrower under or in respect of the Loan Documents that is due and payable to the Administrative Agent and the Lender Parties under Section 2.06(b) on such date, ratably based upon the respective aggregate amounts of all such interest owing to the Administrative Agent and the Lender Parties on such date;

                           (vii) seventh, to the payment of all of the accrued and unpaid interest on the Advances that is due and payable to the Administrative Agent and the Lender Parties under Section 2.06(a) on such date, ratably based upon the respective aggregate amounts of all such interest owing to the Administrative Agent and the Lender Parties on such date;

                           (viii) eighth, to the payment of the principal amount
                  of all of the outstanding Advances that is due and payable to the Administrative Agent and the Lender Parties on such date, ratably based upon the respective aggregate amounts of all such principal owing to the Administrative Agent and the Lender Parties on such date; and

                           (ix) ninth,  to the payment of all other  Obligations
                  of the Loan Parties owing under or in respect of the Loan Documents that are due and payable to the Administrative Agent and the other Secured Parties on such date, ratably based upon the respective aggregate amounts of all such Obligations owing to the Administrative Agent and the other Secured Parties on such date.

If the Administrative Agent receives funds for application to the Obligations of the Loan Parties under or in respect of the Loan Documents under circumstances for which the Loan Documents do not specify the Advances or the Facility to which, or the manner in which, such funds are to be applied, the Administrative Agent may, but shall not be obligated to, elect to distribute such funds to each of the Lender Parties in accordance with such Lender Party's Pro Rata Share of the aggregate principal amount of all Advances outstanding at such time, in repayment or prepayment of such of the outstanding Advances or other Obligations then owing to such Lender Party, and, in the case of the Term B Facility, for application pro rata to such principal repayment installments thereof ratably based on the respective aggregate amount of such Facility owing to the Lender Parties and, as the Administrative Agent shall direct.

         SECTION 2.11 Taxes. (a) Any and all payments by any Loan Party to or for the account of any Lender Party or any Agent hereunder or under the Notes or any other Loan Document shall be made, in accordance with Section 2.10 or the applicable provisions of such other Loan Document, if any, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender Party and each Agent, taxes that are imposed on its overall net income by the United States and taxes that are imposed on its overall net income (and franchise taxes imposed in lieu thereof) by the state or foreign jurisdiction under the laws of which such Lender Party or such Agent, as the case may be, is organized or any political subdivision thereof and, in the case of each Lender Party, taxes that are imposed on its overall net income (and franchise taxes imposed in lieu thereof) by the state or foreign jurisdiction of such Lender Party's Applicable Lending Office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities in respect of payments hereunder or under the Notes being hereinafter referred to as "Taxes"). If any Loan Party shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note or any other Loan Document to any Lender Party or any Agent, (i) the sum payable by the Borrower shall be increased as may be necessary so that after such Loan Party and the
Administrative Agent have made all required deductions (including deductions applicable to additional sums payable under this Section 2.11) such Lender Party or such Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Loan Party shall make all such deductions and (iii) such Loan Party shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

                  (b) In addition, a Loan Party shall pay any present or future stamp, documentary, excise, property, intangible, mortgage, recording or similar taxes, charges or levies that arise from any payment made by such Loan Party hereunder or under any Notes or any other Loan Documents or from the execution, delivery or registration of, performance under, or otherwise with respect to, this Agreement, the Notes or the other Loan Documents (hereinafter referred to as "Other Taxes").

                  (c) The Loan Parties shall indemnify each Lender Party and each Agent for and hold them harmless against the full amount of Taxes and Other Taxes, and for the full amount of taxes of any kind imposed or asserted by any jurisdiction on amounts payable under this Section 2.11, imposed on or paid by such Lender Party or such Agent (as the case may be) and any liability (including penalties, additions to tax, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be made within 30 days from the date such Lender Party or such Agent (as the case may be) makes written demand therefor.

                  (d) Within 30 days after the date of any payment of Taxes, the appropriate Loan Party shall furnish to the Administrative Agent, at its address referred to in Section 9.02, the original or a certified copy of a receipt evidencing such payment, to the extent such a receipt is issued therefor, or other written proof of payment thereof that is reasonably satisfactory to the Administrative Agent. In the case of any payment hereunder or under the Notes or the other Loan Documents by or on behalf of a Loan Party through an account or branch outside the United States or by or on behalf of a Loan Party by a payor that is not a United States person, if such Loan Party determines that no Taxes are payable in respect thereof, such Loan Party shall furnish, or shall cause such payor to furnish, to the Administrative Agent, at such address, an opinion of counsel acceptable to the Administrative Agent stating that such payment is exempt from Taxes. For purposes of subsections (d) and (e) of this Section 2.11, the terms "United States" and "United States person" shall have the meanings specified in Section 7701 of the Internal Revenue Code.

                  (e)  Each  Lender  Party   organized   under  the  laws  of  a
         jurisdiction outside the United States shall, on or prior to the date of its execution and delivery of this Agreement in the case of each Initial Lender Party and on the date of the Assignment and Acceptance pursuant to which it becomes a Lender Party in the case of each other Lender Party, and from time to time thereafter as reasonably requested in writing by the Borrower (but only so long thereafter as such Lender Party remains lawfully able to do so), provide each of the Administrative Agent and the Borrower with two original Internal Revenue Service Forms W-8BEN or W-8EC1 or (in the case of a Lender Party that has certified in writing to the Administrative Agent that it is not (i) a "bank" as defined in Section 881(c)(3)(A) of the Internal Revenue Code), (ii) a 10-percent shareholder (within the meaning of
         Section  871(h)(3)(B) of the Internal  Revenue Code) of the Borrower or
         (iii) a controlled foreign corporation related to the Borrower (within the meaning of Section 864(d)(4) of the Internal Revenue Code), Internal Revenue Service Form W-8BEN, as appropriate, or any successor or other form prescribed by the Internal Revenue Service, certifying that such Lender Party is exempt from or entitled to a reduced rate of United States withholding tax on payments pursuant to this Agreement or the Notes or any other Loan Document or, in the case of a Lender Party that has certified that it is not a "bank" as described above, certifying that such Lender Party is a foreign corporation, partnership, estate or trust. If the forms provided by a Lender Party at the time such Lender Party first becomes a party to this Agreement indicate a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from Taxes unless and until such Lender Party provides the appropriate forms certifying that a lesser rate applies, whereupon withholding tax at such lesser rate only shall be considered excluded from Taxes for periods governed by such forms; provided, however, that if, at the effective date of the Assignment and Acceptance pursuant to which a Lender Party becomes a party to this Agreement, the Lender Party assignor was entitled to payments under subsection (a) of this Section
         2.11 in respect of United States withholding tax with respect to interest paid at such date, then, to such extent, the term Taxes shall include (in addition to withholding taxes that may be imposed in the future or other amounts otherwise includable in Taxes) United States withholding tax, if any, applicable with respect to the Lender Party assignee on such date. If any form or document referred to in this subsection (e) requires the disclosure of information, other than information necessary to compute the tax payable and information required on the date hereof by Internal Revenue Service Form W-8BEN or W-8EC1 or the related certificate described above, that the applicable Lender Party reasonably considers to be confidential, such Lender Party shall give notice thereof to the Borrower and shall not be obligated to include in such form or document such confidential information.

                  (f) For any period with respect to which a Lender Party has failed to provide the Borrower with the appropriate form, certificate or other document described in subsection (e) above (other than if such failure is due to a change in law, or in the interpretation or application thereof, occurring after the date on which a form, certificate or other document originally was required to be provided or if such form, certificate or other document otherwise is not required under subsection (e) above), such Lender Party shall not be entitled to indemnification under subsection (a) or (c) of this Section 2.11 with respect to Taxes imposed by the United States by reason of such failure; provided, however, that should a Lender Party become subject to Taxes because of its failure to deliver a form, certificate or other document required hereunder, the Loan Parties shall take such steps as such Lender Party shall reasonably request to assist such Lender Party to recover such Taxes.

                  (g) Any Lender Party claiming any additional amounts payable pursuant to this Section 2.11 agrees to use reasonable efforts
         (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its Applicable Lending Office if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts that may thereafter accrue and would not, in the reasonable judgment of such Lender Party, be otherwise disadvantageous to such Lender Party.

         SECTION 2.12 Sharing of Payments, Etc. If any Lender Party shall obtain at any time any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise, other than as a result of an assignment pursuant to Section 9.07) (a) on account of Obligations due and payable to such Lender Party hereunder and under the Notes and the other Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations due and payable to such Lender Party at such time to
(ii) the aggregate amount of the Obligations due and payable to all Lender Parties hereunder and under the Notes and the other Loan Documents at such time) of payments on account of the Obligations due and payable to all Lender Parties hereunder and under the Notes at such time obtained by all the Lender Parties at such time or (b) on account of Obligations owing (but not due and payable) to such Lender Party hereunder and under the Notes and the other Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations owing to such Lender Party at such time to (ii) the aggregate amount of the Obligations owing (but not due and payable) to all Lender Parties hereunder and under the Notes and the other Loan Documents at such time) of payments on account of the Obligations owing (but not due and payable) to all Lender Parties hereunder and under the Notes at such time obtained by all of the Lender Parties at such time, such Lender Party shall forthwith purchase from the other Lender Parties such interests or participating interests in the Obligations due and payable or owing to them, as the case may be, as shall be necessary to cause such purchasing Lender Party to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender Party, such purchase from each other Lender Party shall be rescinded and such other Lender Party shall repay to the purchasing Lender Party the purchase price to the extent of such Lender Party's ratable share (according to the proportion of (i) the purchase price paid to such Lender Party to (ii) the aggregate purchase price paid to all Lender Parties) of such recovery together with an amount equal to such Lender Party's ratable share (according to the proportion of (i) the amount of such other Lender Party's required repayment to
(ii) the total amount so recovered from the purchasing Lender Party) of any interest or other amount paid or payable by the purchasing Lender Party in respect of the total amount so recovered provided further that, so long as the Obligations under the Loan Documents shall not have been accelerated, any excess payment received by any Appropriate Lender shall be shared on a pro rata basis only with other Appropriate Lenders. The Borrower agrees that any Lender Party so purchasing an interest or participating interest from another Lender Party pursuant to this Section 2.12 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such interest or participating interest, as the case may be, as fully as if such Lender Party were the direct creditor of the Borrower in the amount of such interest or participating interest, as the case may be.

         SECTION 2.13 Use of Proceeds. Proceeds from the Term B Facility shall be available (and the Borrower agrees that it shall use such proceeds) solely to pay to the holders (other than the Borrower) of the Company Stock the cash consideration for their shares in the Merger, pay transaction fees and expenses and refinance certain Existing Debt of the Company and the Borrower agrees that it shall use the proceeds of the Revolving Credit Facility and issuances of Letters of Credit solely to provide working capital and to finance general corporate purposes (including certain permitted acquisitions) for the Borrower and its Restricted Subsidiaries.

         SECTION 2.14 Defaulting Lenders. (a) In the event that, at any one time, (i) any Lender Party shall be a Defaulting Lender, (ii) such Defaulting Lender shall owe a Defaulted Advance to the Borrower and (iii) the Borrower shall be required to make any payment hereunder or under any other Loan Document to or for the account of such Defaulting Lender, then the Borrower may, so long as no Default shall occur or be continuing at such time and to the fullest extent permitted by applicable law, set -off and otherwise apply the Obligation of the Borrower to make such payment to or for the account of such Defaulting Lender against the obligation of such Defaulting Lender to make such Defaulted Advance. In the event that, on any date, the Borrower shall so set -off and otherwise apply its obligation to make any such payment against the obligation of such Defaulting Lender to make any such Defaulted Advance on or prior to such date, the amount so set -off and otherwise applied by the Borrower shall constitute for all purposes of this Agreement and the other Loan Documents an Advance by such Defaulting Lender made on the date of such set-off under the Facility pursuant to which such Defaulted Advance was originally required to have been made pursuant to Section 2.01. Such Advance shall be considered, for all purposes of this Agreement, to comprise part of the Borrowing in connection with which such Defaulted Advance was originally required to have been made pursuant to Section 2.01, even if the other Advances comprising such Borrowing shall be Eurodollar Rate Advances on the date such Advance is deemed to be made pursuant to this subsection (a). The Borrower shall notify the Administrative Agent at any time the Borrower exercises its right of set-off pursuant to this subsection (a) and shall set forth in such notice (A) the name of the Defaulting

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Lender and the Defaulted  Advance required to be made by such Defaulting  Lender and (B) the amount set -off and otherwise applied in respect of such Defaulted Advance pursuant to this subsection (a). Any portion of such payment otherwise required to be made by the Borrower to or for the account of such Defaulting Lender which is paid by the Borrower, after giving effect to the amount set -off and otherwise applied by the Borrower pursuant to this subsection (a), shall be applied by the Administrative Agent as specified in subsection (b) or (c) of this Section 2.14.

                  (b) In the event that, at any one time, (i) any Lender Party shall be a Defaulting Lender, (ii) such Defaulting Lender shall owe a Defaulted Amount to any Agent or any of the other Lender Parties and
         (iii) the Borrower shall make any payment hereunder or under any other Loan Document to the Administrative Agent for the account of such Defaulting Lender, then the Administrative Agent may, on its behalf or on behalf of such other Agents or such other Lender Parties and to the fullest extent permitted by applicable law, apply at such time the amount so paid by the Borrower to or for the account of such Defaulting Lender to the payment of each such Defaulted Amount to the extent required to pay such Defaulted Amount. In the event that the Administrative Agent shall so apply any such amount to the payment of any such Defaulted Amount on any date, the amount so applied by the Administrative Agent shall constitute for all purposes of this Agreement and the other Loan Documents payment, to such extent, of such Defaulted Amount on such date. Any such amount so applied by the Administrative Agent shall be retained by the Administrative Agent or distributed by the Administrative Agent to such other Agents or such other Lender Parties, ratably in accordance with the respective portions of such Defaulted Amounts payable at such time to the Administrative Agent, such other Agents and such other Lender Parties and, if the amount of such payment made by the Borrower shall at such time be insufficient to pay all Defaulted Amounts owing at such time to the Administrative Agent, such other Agents and such other Lender Parties, in the following order of priority:

                           (i) first,  to the Agents for any  Defaulted  Amounts
                  then owing to them, in their capacities as such, ratably in accordance with such respective Defaulted Amounts then owing to the Agents;

                           (ii) second, to the Issuing Bank and the Swing Line Bank for any Defaulted Amounts then owing to them, in their capacities as such, ratably in accordance with such respective Defaulted Amounts then owing to the Issuing Bank and the Swing Line Bank; and

                           (iii) third, to any other Lender Parties for any Defaulted Amounts then owing to such other Lender Parties, ratably in accordance with such respective Defaulted Amounts then owing to such other Lender Parties.

Any portion of such amount paid by the Borrower for the account of such Defaulting Lender remaining, after giving effect to the amount applied by the Administrative Agent pursuant to this subsection (b), shall be applied by the Administrative Agent as specified in subsection (c) of this Section 2.14.

                  (c) In the event that, at any one time, (i) any Lender Party shall be a Defaulting Lender, (ii) such Defaulting Lender shall not owe a Defaulted Advance or a Defaulted Amount and (iii) the Borrower, any Agent or any other Lender Party shall be required to pay or distribute any amount hereunder or under any other Loan Document to or for the account of such Defaulting Lender, then the Borrower or such Agent or such other Lender Party shall pay such amount to the Administrative Agent to be held by the Administrative Agent, to the fullest extent permitted by applicable law, in escrow or the Administrative Agent shall, to the fullest extent permitted by applicable law, hold in escrow such amount otherwise held by it. Any funds held by the
         Administrative Agent in escrow under this subsection (c) shall be deposited by the Administrative Agent in an account with a bank (the "Escrow Bank") selected by the Administrative Agent, in the name and under the control of the Administrative Agent, but subject to the provisions of this subsection (c). The terms applicable to such account, including the rate of interest payable with respect to the credit balance of such account from time to time, shall be the Escrow Bank's standard terms applicable to escrow accounts maintained with it. Any interest credited to such account from time to time shall be held by the Administrative Agent in escrow under, and applied by the Administrative Agent from time to time in accordance with the provisions of, this subsection (c). The Administrative Agent shall, to the fullest extent permitted by applicable law, apply all funds so held in escrow from time to time to the extent necessary to make any Advances required to be made by such Defaulting Lender and to pay any amount payable by such Defaulting Lender hereunder and under the other Loan Documents to the Administrative Agent or any other Lender Party, as and when such Advances or amounts are required to be made or paid and, if the amount so held in escrow shall at any time be insufficient to make and pay all such Advances and amounts required to be made or paid at such time, in the following order of priority:

                           (i) first, to the Agents for any amounts then due and
                  payable by such Defaulting Lender to them hereunder, in their capacities as such, ratably in accordance with such respective amounts then due and payable to the Agents;

                           (ii) second, to the Issuing Bank and the Swing Line Bank for any amounts then due and payable to them hereunder, in their capacities as such, by such Defaulting Lender, ratably in accordance with such respective amounts then due and payable to the Issuing Bank and the Swing Line Bank;

                           (iii) third, to any other Lender Parties for any amount then due and payable by such Defaulting Lender to such other Lender Parties hereunder, ratably in accordance with such respective amounts then due and payable to such other Lender Parties; and

                           (iv) fourth, to the Borrower for any Advance then required to be made by such Defaulting Lender pursuant to a Commitment of such Defaulting Lender.

In the event that any Lender Party that is a Defaulting Lender shall, at any time, cease to be a Defaulting Lender, any funds held by the Administrative Agent in escrow at such time with respect to such Lender Party shall be distributed by the Administrative Agent to such Lender Party and applied by such Lender Party to the Obligations owing to such Lender Party at such time under this Agreement and the other Loan Documents ratably in accordance with the respective amounts of such Obligations outstanding at such time.

                  (d) The rights and remedies against a Defaulting Lender under this Section 2.14 are in addition to other rights and remedies that the Borrower may have against such Defaulting Lender with respect to any Defaulted Advance and that any Agent or any Lender Party may have against such Defaulting Lender with respect to any Defaulted Amount.

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

         SECTION 2.15 Evidence of Debt. (a) Each Lender Party shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Advance owing to such Lender Party from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder. The Borrower agrees that upon notice by any Lender Party to the Borrower (with a copy of such notice to the Administrative Agent) to the effect that a promissory note or other evidence of indebtedness is required or appropriate in order for such Lender Party to evidence (whether for purposes of pledge, enforcement or otherwise) the Advances owing to, or to be made by, such Lender Party, the Borrower shall promptly execute and deliver to such Lender Party, with a copy to the Administrative Agent, a Revolving Credit Note, and a Term B Note, as applicable, in substantially the form of Exhibits A-1 and A-2 hereto, respectively, payable to the order of such Lender Party in a principal amount equal to the Revolving Credit Commitment and the Term B Commitment, respectively, of such Lender Party. All references to Notes in the Loan Documents shall mean Notes, if any, to the extent issued hereunder.

                  (b) The Register maintained by the Administrative Agent pursuant to Section 9.07(d) shall include a control account, and a subsidiary account for each Lender Party, in which accounts (taken together) shall be recorded (i) the date and amount of each Borrowing made hereunder, the Type of Advances comprising such Borrowing and, if appropriate, the Interest Period applicable thereto, (ii) the terms of each Assignment and Acceptance delivered to and accepted by it, (iii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender Party hereunder, and
         (iv) the amount of any sum received by the Administrative Agent from the Borrower hereunder and each Lender Party's share thereof.

                  (c) Entries made in good faith by the Administrative Agent in the Register pursuant to subsection (b) above, and by each Lender Party in its account or accounts pursuant to subsection (a) above, shall be prima facie evidence of the amount of principal and interest due and payable or to become due and payable from the Borrower to, in the case of the Register, each Lender Party and, in the case of such account or accounts, such Lender Party, under this Agreement, absent manifest error; provided, however, that the failure of the Administrative Agent or such Lender Party to make an entry, or any finding that an entry is incorrect, in the Register or such account or accounts shall not limit or otherwise affect the obligations of the Borrower under this Agreement.

         SECTION 2.16 Issuance of and Drawings and Reimbursement Under Letters of Credit (a) Request for Issuance. Each Letter of Credit shall be issued upon notice, given not later than 11:00 A.M. (New York City time) on the fifth Business Day prior to the date of the proposed issuance of such Letter of Credit (except in the case of the initial Letter of Credit, which notice shall be given not later than 11:00 A.M. (New York City time) on the first Business Day prior to the date of the proposed issuance of such Letter of Credit), by the Borrower to the Issuing Bank, which shall give to the Administrative Agent and each Revolving Credit Lender prompt notice thereof by telecopier or electronic communication. Each such notice of issuance of a Letter of Credit (a "Notice of

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

Issuance") shall be by telephone, confirmed immediately in writing, or telecopier electronic communication, specifying therein the requested (A) date of such issuance (which shall be a Business Day), (B) Available Amount of such Letter of Credit, (C) expiration date of such Letter of Credit, (D) name and address of the beneficiary of such Letter of Credit and (E) form of such Letter of Credit, and shall be accompanied by such application and agreement for letter of credit as the Issuing Bank may specify to the Borrower for use in connection with such requested Letter of Credit (a "Letter of Credit Agreement"). If (x) the requested form of such Letter of Credit is acceptable to the Issuing Bank in its sole discretion and (y) it has not received notice of objection to such issuance from Lenders holding at least a majority of the Revolving Credit Commitments, the Issuing Bank will, upon fulfillment of the applicable conditions set forth in Article III, make such Letter of Credit available to the Borrower at its office referred to in Section 9.02 or as otherwise agreed with the Borrower in connection with such issuance. In the event and to the extent that the provisions of any Letter of Credit Agreement shall conflict with this Agreement, the provisions of this Agreement shall govern.

                  (b) Letter of Credit  Reports.  The Issuing Bank shall furnish
         (A) to the Administrative Agent on the first Business Day of each week a written report summarizing issuance and expiration dates of Letters of Credit issued during the previous week and drawings during such week under all Letters of Credit, (B) to each Revolving Credit Lender on the first Business Day of each month a written report summarizing issuance and expiration dates of Letters of Credit issued during the preceding month and drawings during such month under all Letters of Credit and
         (C) to the Administrative Agent and each Revolving Credit Lender on the first Business Day of each calendar quarter a written report setting forth the average daily aggregate Available Amount during the preceding calendar quarter of all Letters of Credit.

                  (c) Participations in Letters of Credit.  Upon the issuance of a Letter of Credit by the Issuing Bank under Section 2.16(a), the Issuing Bank shall be deemed, without further action by any party hereto, to have sold to each Revolving Credit Lender, and each such Revolving Credit Lender shall be deemed, without further action by any party hereto, to have purchased from the Issuing Bank, a participation in such Letter of Credit in an amount for each Revolving Credit Lender equal to such Lender's Pro Rata Share of the Available Amount of such Letter of Credit, effective upon the issuance of such Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Credit Lender hereby absolutely and unconditionally agrees to pay such Lender's Pro Rata Share of each L/C Disbursement made by the Issuing Bank and not reimbursed by the Borrower forthwith on the date due by making available for the account of its Applicable Lending Office to the Administrative Agent for the account of the Issuing Bank by deposit to the Administrative Agent's Account, in same day funds, an amount equal to such Lender's Pro Rata Share of such L/C Disbursement. Each Revolving Credit Lender acknowledges and agrees that its obligation to acquire participations pursuant to this Section 2.16(c) in respect of
         Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or an Event of Default or the termination of the Commitments, and that each such payment shall be made without any off-set, abatement, withholding or reduction whatsoever. Each such purchase and advance by each Revolving Credit Lender shall constitute a Revolving Advance. The Borrower hereby agrees to each such sale and assignment. Each Revolving Credit Lender agrees to purchase its Pro Rata Share of an outstanding L/C Disbursement on (i) such Business Day, provided that notice of such L/C Disbursement is given not later than 11:00 A.M. (New York City time) on such Business Day or (ii) the first Business Day next succeeding such Business Day if notice of such L/C
         Disbursement is given after such time. Upon any such sale by the Issuing Bank to any other Revolving Credit Lender of a portion of an L/C Disbursement, the Issuing Bank represents and warrants to such other Lender that the Issuing Bank is the legal and beneficial owner of such interest being sold by it, free and clear of any adverse claims, but makes no other representation or warranty and assumes no
         responsibility  with  respect  to  such  L/C  Disbursement,   the  Loan
         Documents or any Loan Party. If and to the extent that any Revolving Credit Lender shall not have so made the amount of such L/C Disbursement available to the Administrative Agent, such Revolving Credit Lender agrees to pay to the Administrative Agent forthwith on demand such amount together with interest thereon, for each day from the date such L/C Disbursement is due until the date such amount is paid to the Administrative Agent, at the Federal Funds Rate for its account or the account of the Issuing Bank, as applicable. If such Lender shall pay to the Administrative Agent such amount for the account of the Issuing Bank on any Business Day, such amount so paid in respect of principal shall constitute a Letter of Credit Advance made by such Lender on such Business Day for purposes of this Agreement, and the outstanding principal amount of the Letter of Credit Advance made by the Issuing Bank shall be reduced by such amount on such Business Day.

                  (d) Drawing and Reimbursement. The payment by the Issuing Bank of a draft drawn under any Letter of Credit shall constitute for all purposes of this Agreement the making by the Issuing Bank of a Letter of Credit Advance, which shall be a Base Rate Advance, in the amount of such draft.

                  (e) Failure to Make Letter of Credit Advances. The failure of any Lender to make the Letter of Credit Advance to be made by it on the date specified in Section 2.16(d) shall not relieve any other Lender of its obligation hereunder to make its Letter of Credit Advance on such date, but no Lender shall be responsible for the failure of any other Lender to make the Letter of Credit Advance to be made by such other Lender on such date.

                                  ARTICLE III

                              CONDITIONS OF LENDING

         SECTION 3.01 Conditions Precedent to Initial Extension of Credit. The obligation of each Lender to make an Advance or of the Issuing Bank to issue a Letter of Credit on the occasion of the Initial Extension of Credit hereunder is subject to the satisfaction of the following conditions precedent before or concurrently with the Initial Extension of Credit:

                  (a) The Administrative Agent shall have received on or before the day of the Initial Extension of Credit the following, each dated such day (unless otherwise specified), in form and substance satisfactory to the Administrative Agent (unless otherwise specified) and (except for the Notes) in sufficient copies for each Lender Party:

                           (i) The Notes  payable to the order of the Lenders to
                  the extent  requested by the Lenders  pursuant to the terms of
                  Section 2.15.

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

                           (ii) A security  agreement in substantially  the form
                  of Exhibit D hereto (together with each other security agreement and security agreement supplement delivered pursuant to Section 5.01(j), in each case as amended, the "Security Agreement"), duly executed by each Loan Party, together with:

                                    (A)  certificates  representing  the Pledged
                           Shares referred to therein accompanied by undated stock powers executed in blank and instruments evidencing the Pledged Debt indorsed in blank,

                                    (B)  proper  financing  statements  in  form
                           appropriate for filing under the Uniform Commercial Code of all jurisdictions that the Administrative Agent may deem necessary or desirable in order to perfect and protect the first priority liens and security interests created under the Security Agreement, covering the Collateral described in the Security Agreement,

                                    (C)  completed   requests  for  information,
                           dated on or before the date of the Initial Extension of Credit and all effective financing statements filed in the jurisdictions referred to in clause (B) above that name any Loan Party as debtor,

                                    (D)  the  Intellectual   Property   Security
                           Agreement duly executed by each Loan Party,

                                    (E) evidence of the  completion of all other
                           recordings and filings of or with respect to the Security Agreement that the Administrative Agent may deem necessary or desirable in order to perfect and protect the security interest created thereunder,

                                    (F)  evidence of the  insurance  required by
                           the terms of the Security Agreement,

                                    (G) the Deposit Account  Control  Agreements
                           referred to in the Security Agreement, duly executed by the Collateral Agent, the applicable Loan Party and the applicable deposit account bank,

                                    (H) the Securities Account Control Agreement
                           referred to in the Security Agreement, duly executed by the Collateral Agent, the applicable Loan Party and the applicable securities intermediary,

                                    (I) evidence  that all other action that the
                           Administrative Agent may deem reasonably necessary or desirable in order to perfect and protect the first priority liens and security interests created under the Security Agreement has been taken (including, without limitation, receipt of duly executed payoff letters, UCC-3 termination statements and landlords' and bailees' waiver and consent agreements).

                           (iii) Certified copies of the resolutions of the Board of Directors (or other equivalent governing board) of each Loan Party approving the Transaction and each Transaction Document to which it is or is to be a party, and of all documents evidencing other necessary corporate action and governmental and other third party approvals and consents, if any, with respect to the Transaction and each Transaction Document to which it is or is to be a party.

                           (iv) A copy  of a  certificate  of the  Secretary  of
                  State of the jurisdiction of incorporation or organization of each Loan Party, dated reasonably near the date of the Initial Extension of Credit, certifying (to the extent the following are matters so certified by the relevant Secretary of State)
                  (A) as to a true and correct copy of the charter of such Loan Party and each amendment thereto on file in such Secretary's office and (B) that (1) such amendments are the only amendments to such Loan Party's charter on file in such Secretary's office, (2) such Loan Party has paid all franchise taxes to the date of such certificate and (3) such Loan Party is duly incorporated or organized and in good standing or presently subsisting under the laws of the State of the jurisdiction of its incorporation or organization.

                           (v) A  certificate  of each  Loan  Party,  signed  on
                  behalf of such Loan Party by its President or a Vice President and its Secretary or any Assistant Secretary (or such other equivalent positions), dated the date of the Initial Extension of Credit (the statements made in which certificate shall be, true on and as of the date of the Initial Extension of Credit), certifying as to (A) the absence of any amendments to the charter of such Loan Party since the date of the Secretary of State's certificate referred to in Section 3.01(a)(iv), (B) a true and correct copy of the bylaws, operating agreement or partnership agreement of such Loan Party as in effect on the date on which the resolutions referred to in Section
                  3.01(a)(iii) were adopted and on the date of the Initial Extension of Credit, (C) the due incorporation or organization and good standing or valid existence of such Loan Party as a corporation, limited liability company or partnership organized under the laws of the jurisdiction of its incorporation or organization, and the absence of any proceeding for the dissolution or liquidation of such Loan Party, (D) the truth of the representations and warranties contained in the Loan Documents as though made on and as of the date of the Initial Extension of Credit and (E) the absence of any event occurring and continuing, or resulting from the Initial Extension of Credit, that constitutes an Event of Default.

                           (vi) A  certificate  of the Secretary or an Assistant
                  Secretary of each Loan Party certifying the names and true signatures of the officers of such Loan Party authorized to sign each Transaction Document to which it is or is to be a party and the other documents to be delivered hereunder and thereunder.

                           (vii) Certified copies of each of the Related Documents, duly executed by the parties thereto and in form and substance satisfactory to the Lender Parties, together with all agreements, instruments and other documents delivered in connection therewith as the Administrative Agent shall request.

                           (viii) A form of certificate of merger or other confirmation satisfactory to the Lender Parties (the "Certificate of Merger"), to be filed no later than one Business Day after Closing.

                           (ix) Certificates in form and substance  satisfactory
                  to the Lender Parties, attesting to the Solvency of each Loan Party (other than Hydrocarbon Technologies, Inc.) immediately before and after giving effect to the Transaction, from the Borrower's Chief Financial Officer with respect to the Borrower and its Subsidiaries (other than Hydrocarbon Technologies, Inc.), individually and from the Company's Chief Financial Officer with respect to the Company and its Subsidiaries (other than Flexcrete LLC), individually.

                           (x) Such  financial,  business and other  information
                  regarding each Loan Party and its Subsidiaries as the Lender Parties shall have requested, including, without limitation, information as to possible contingent liabilities, tax matters, environmental matters, obligations under Plans, Multiemployer Plans and Welfare Plans, collective bargaining agreements and other arrangements with employees, reaudited financial statements of the Borrower and its Subsidiaries for the period ended September 30, 2001 and the financial review of the Borrower and its Subsidiaries for the six-month period ended March 31, 2002, interim financial statements of the Borrower and its Subsidiaries dated the end of the most recent fiscal quarter for which financial statements are available (or, in the event the Lender Parties' due diligence review reveals material changes since such financial statements, as of a later date within 45 days of the day of the Initial Extension of Credit), pro forma financial statements as to the Borrower and forecasts prepared by management of the Company, in form and substance satisfactory to the Lender Parties, of balance sheets, income statements and cash flow statements on a quarterly basis for the first year following the day of the Initial Extension of Credit and on an annual basis for each year thereafter until the Termination Date.

                           (xi)  Evidence  of  insurance  naming the  Collateral
                  Agent as additional insured and loss payee with such responsible and reputable insurance companies or associations, and in such amounts and covering such risks, as is satisfactory to the Lender Parties , including, without limitation, business interruption insurance.

                           (xii) A certified copy of the Material Contract.

                           (xiii) A Notice of  Borrowing  or Notice of Issuance,
                  as applicable, relating to the Initial Extension of Credit.

                           (xiv) An opinion of Pillsbury  Winthrop LLP,  counsel
                  for the Borrower and its Subsidiaries, addressed to the Agents and the Lender Parties and in substantially the form of Exhibit J-1 hereto and as to such other matters as any Lender Party through the Administrative Agent may reasonably request.

                           (xv) An opinion of Parsons, Behle & Latimer,  counsel
                  for the Company and its Subsidiaries, addressed to the Agents and the Lender Parties and in substantially the form of Exhibit J-2 hereto and as to such other matters as any Lender Party through the Administrative Agent may reasonably request.

                           (xvi) An opinion of Harlan Hatfield, internal counsel
                  for the Borrower and its Subsidiaries, addressed to the Agents and the Lender Parties and in substantially the form of Exhibit J-3 hereto and as to such other matters as any Lender Party through the Administrative Agent may reasonably request.

                  (b) The Lender Parties shall be reasonably satisfied with any changes occurring on or after July 15, 2002 in the corporate and legal structure and capitalization of each Loan Party and each of its Subsidiaries the Equity Interests in which Subsidiaries is being pledged pursuant to the Loan Documents, including the terms and conditions of the charter, bylaws and each class of Equity Interest in each Loan Party and of each agreement or instrument relating to such structure or capitalization.

                  (c) The Lender Parties shall be satisfied that all Existing Debt, other than Surviving Debt, has been prepaid, redeemed or defeased in full or otherwise satisfied and extinguished and all commitments relating thereto terminated.

                  (d) Before giving effect to the Transaction, there shall have occurred no (i) Material Adverse Change and (ii) no material adverse change in the business, condition (financial or otherwise), operations, performance, or properties of the Company and its Subsidiaries, taken as a whole since December 31, 2001.

                  (e)  There  shall  exist  no  action,   suit,   investigation,
         litigation or proceeding affecting any Loan Party or any of its Subsidiaries pending or, to the Borrower's knowledge, threatened before any Governmental Authority that (i) could be reasonably likely to have a Material Adverse Effect or a material adverse effect on the business, condition (financial or otherwise) operations, performance or prospects of the Company and its Subsidiaries, taken as a whole or (ii) materially adversely affects the Transaction.

                  (f) All Governmental Authorizations and third party consents and approvals necessary in connection with the Transaction shall have been obtained (without the imposition of any conditions that are not acceptable to the Lender Parties) (other than any such consents and approvals the absence of which could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect or a material adverse effect on the business, condition (financial or otherwise), operations, performance or properties of the Company and its Subsidiaries, taken as a whole) and shall remain in effect; all applicable waiting periods in connection with the Transaction shall have expired without any action being taken by any competent authority, and no law or regulation shall be applicable in the judgment of the Lender Parties, in each case that restrains, prevents or imposes materially adverse conditions upon the Transaction or the rights of the Loan Parties or their Subsidiaries freely to transfer or otherwise dispose of, or to create any Lien on, any properties now owned or hereafter acquired by any of them.

                  (g) All of the Pre-Commitment Information shall be true and correct in all material aspects and the Lender Parties shall not have discovered information (whether (x) through the completion by the Lender Parties of their (i) bring-down business due diligence with respect to the Borrower, the Company and their respective subsidiaries,
         (ii) bring-down accounting due diligence with the Borrower's and the Company's auditors and (iii) legal due diligence with respect to the assets and businesses of the Borrower, the Company and their respective subsidiaries (in each case in scope satisfactory to them) or (y) otherwise which the Lender Parties reasonably believe in good faith to be materially negative information with respect to the Transaction or the business, condition (financial or otherwise), operations, performance, properties or prospects of (A) the Borrower and its subsidiaries, taken as a whole, or (B) the Company and its subsidiaries, taken as a whole.

                  (h) The Borrower shall have paid all accrued fees of the Agents and the Lender Parties and all accrued expenses of the Agents (including the accrued fees and expenses of counsel to the Administrative Agent and local counsel to the Lender Parties).

                  (i) The Merger shall have been consummated in accordance with the terms of the Merger Agreement, without any waiver or amendment not consented to by the Lender Parties of any term, provision or condition set forth therein, and in compliance with all applicable laws (other than any such violations which could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect or a material adverse effect on the business, condition (financial or otherwise), operations, performance or properties of the Company and its Subsidiaries, taken as a whole).

                  (j) Other than the amendment to the Merger Agreement dated as of the date hereof, the Merger Agreement has not been amended since July 15, 2002 and shall be in full force and effect.

                  (k) The Notice of Acceptance shall have been delivered to the Depositary.

                  (l) The Borrower shall have received issued debentures as consideration for the Merger in amount of not less than $20,000,000.

                  (m) Bank of America shall have delivered a pay-off letter in respect of its Credit Agreement dated as of March 4, 1998 with ISG Resources Inc., as amended and restated, within two Business Days of the date of Closing.

         SECTION 3.02 Conditions Precedent to Each Borrowing and Issuance and Renewal. (a) The obligation of each Appropriate Lender to make an Advance (other than a Letter of Credit Advance made by the Issuing Bank or a Revolving Credit Lender pursuant to Section 2.16(c) a Swing Line Advance made by a Revolving Credit Lender pursuant to Section 2.02(b)) on the occasion of each Borrowing (including the initial Borrowing), and the obligation of the Issuing Bank to issue a Letter of Credit (including the initial issuance) or renew a Letter of Credit and the right of the Borrower to request a Swing Line Borrowing, shall be subject to the further conditions precedent that on the date of such Borrowing or issuance or renewal the following statements shall be true (and each of the giving of the applicable Notice of Borrowing, Notice of Swing Line Borrowing, Notice of Issuance or Notice of Renewal and the acceptance by the Borrower of the proceeds of such Borrowing or of such Letter of Credit or the renewal of such Letter of Credit shall constitute a representation and warranty by the Borrower that both on the date of such notice and on the date of such Borrowing or issuance or renewal such statements are true):

                           (i) the representations  and warranties  contained in
                  each Loan Document are correct on and as of such date, before and after giving effect to such Borrowing and to the application of the proceeds therefrom, as though made on and as of such date, other than any such representations or warranties that, by their terms, refer to a specific date other than the date of such Borrowing, in which case as of such specific date; and

                           (ii) no Default has  occurred and is  continuing,  or
                  would result from such Borrowing or from the application of the proceeds therefrom,

and the Administrative Agent shall have received such other certificates, opinions and other documents as any Lender Party through the Administrative Agent may reasonably request in order to confirm (i) the accuracy of the Borrower's representations and warranties, (ii) the Borrower's timely compliance with the terms, covenants and agreements set forth in this Agreement and (iii) the absence of any Default.

         SECTION 3.03 Determinations Under Section 3.01. For purposes of determining compliance with the conditions specified in Section 3.01, each Lender Party shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lender Parties unless an officer of the Administrative Agent responsible for the transactions contemplated by the Loan Documents shall have received notice from such Lender Party prior to the Initial Extension of Credit specifying its objection thereto and, if the Initial Extension of Credit consists of a Borrowing, such Lender Party shall not have made available to the Administrative Agent such Lender Party's ratable portion of such Borrowing.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

         SECTION 4.01 Representations and Warranties of the Borrower. The Borrower represents and warrants as follows:

                  (a) Each Loan Party (i) is a corporation, limited liability company or partnership duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, (ii) is duly qualified and in good standing as a foreign corporation, limited liability company or partnership in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed (except for jurisdictions in which the failure to so qualify could not reasonably be expect to result in a Material Adverse Effect) and (iii) has all requisite corporate power and authority (including, without limitation, all necessary Governmental Authorizations) to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted. All of the outstanding Equity Interests in the Borrower have been validly issued, are fully paid and non-assessable.

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

                  (b) Set forth on  Schedule  4.01(b)  hereto is a complete  and accurate list of all Subsidiaries of each Loan Party (and whether such Subsidiary is an Unrestricted Subsidiaries), showing as of the date hereof (as to each such Subsidiary) the jurisdiction of its incorporation, the number of shares of each class of its Equity Interests authorized, and the number outstanding, on the date hereof and the percentage of each such class of its Equity Interests owned (directly or indirectly) by such Loan Party and the number of shares covered by all outstanding options, warrants, rights of conversion or purchase and similar rights at the date hereof. As of the date hereof, all of the outstanding Equity Interests in each Loan Party's Subsidiaries (other than the Unrestricted Subsidiaries) have been validly issued, are fully paid and non-assessable and are owned by such Loan Party or one or more of its Subsidiaries free and clear of all Liens, except those created under the Collateral Documents.

                  (c) The execution, delivery and performance by each Loan Party of each Transaction Document to which it is or is to be a party, and the consummation of the Transaction, are within such Loan Party's corporate powers, have been duly authorized by all necessary corporate action, and do not (i) contravene such Loan Party's charter or bylaws,
         (ii) violate any law, rule, regulation (including, without limitation, Regulation X of the Board of Governors of the Federal Reserve System), order, writ, judgment, injunction, decree, determination or award,
         (iii) conflict with or result in the breach of, or constitute a default or require any payment to be made under, any contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument binding on or affecting any Loan Party, any of its Subsidiaries or any of their properties or (iv) except for the Liens created under the Loan Documents, result in or require the creation or imposition of any Lien upon or with respect to any of the properties of any Loan Party, except such contraventions, violations or conflicts which could not be reasonably likely to have a Material Adverse Effect. No Loan Party is in violation of any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or in breach of any such contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument, the violation or breach of which could be reasonably likely to have a Material Adverse Effect.

                  (d) No Governmental Authorization, and no notice to or filing with, any Governmental Authority or any other third party is required for (i) the due execution, delivery, recordation, filing or performance by any Loan Party of any Transaction Document to which it is or is to be a party, or for the consummation of the Transaction, (ii) the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents, (iii) the perfection or maintenance of the Liens created under the Collateral Documents (including the first priority nature thereof) or (iv) the exercise by any Agent or any Lender Party of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents, except for (A) the authorizations, approvals, actions, notices and filings listed on
         Schedule 4.01(d) hereto, all of which have been duly obtained, taken, given or made and are in full force and effect (except those which are

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

         specifically indicated on such Schedule 4.01(d) as being made after the Initial Extension of Credit) and (B) any such consents and approvals the absence of which could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. All applicable waiting periods in connection with the Transaction have expired without any action having been taken by any competent authority restraining, preventing or imposing materially adverse conditions upon the Transaction or the rights of the Loan Parties or their Subsidiaries freely to transfer or otherwise dispose of, or to create any Lien on, any properties now owned or hereafter acquired by any of them. The Merger has been consummated in accordance with the Merger Agreement and applicable law.

                  (e) This Agreement has been, and each other Transaction Document when delivered hereunder will have been, duly executed and delivered by each Loan Party thereto. This Agreement is, and each other Transaction Document when delivered hereunder will be, the legal, valid and binding obligation of each Loan Party thereto, enforceable against such Loan Party in accordance with its terms, except to the extent that such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium, or other laws of general application relating to or affecting enforcement of creditors' rights and laws concerning equitable remedies.

                  (f) Other than as disclosed on Schedule 4.01(f), there is no action, suit, investigation, litigation or proceeding affecting any Loan Party or any of its Subsidiaries, including any Environmental Action, pending or threatened before any Governmental Authority or arbitrator that (i) could be reasonably likely to have a Material Adverse Effect or (ii) purports to affect the legality, validity or enforceability of any Transaction Document or the consummation of the Transaction.

                  (g) The Consolidated balance sheet of (i) the Borrower and its Subsidiaries as of September 30, 2001 and (ii) Company and its Subsidiaries as at December 31, 2001, and the related Consolidated statement of income and Consolidated statement of cash flows of (i) the Borrower and its Subsidiaries and (ii) the Company and its Subsidiaries in each case for the fiscal year then ended, accompanied by an unqualified opinion of PriceWaterhouse Coopers, independent public accountants, and the Consolidated balance sheet of (i) the Borrower and its Subsidiaries and (ii) the Company and its Subsidiaries, in each case as at June 30, 2002, and the related Consolidated statement of income and Consolidated statement of cash flows of (i) the Borrower and its Subsidiaries and (ii) the Company and its Subsidiaries, for the nine months then ended in the case of the Borrower and its Subsidiaries and for the six months then ended in the case of the Company and its Subsidiaries, duly certified by the Chief Financial Officer of the Borrower and the Company, as the case may be, copies of which have been furnished to each Lender Party, fairly present, subject, in the case of said balance sheets as at June 30, 2002, and said statements of income and cash flows for the nine months and six months then ended, respectively, to year-end audit adjustments, the Consolidated financial condition of each of (i) the Borrower and its Subsidiaries and (ii) the Company and its Subsidiaries as at such respective date and the Consolidated results of operations of (i) the Borrower and its Subsidiaries and (ii) the Company and its Subsidiaries for the period ended on such respective date, all in accordance with generally accepted accounting principles applicable in the United States of America and applied on a consistent basis, and since (i) September 30, 2001, in the case of the Borrower and its Subsidiaries and (ii) December 31, 2001, in the case of the Company and its Subsidiaries, there has been no Material Adverse Change.

                  (h) The Consolidated pro forma balance sheet of the Borrower and its Subsidiaries as at June 30, 2002, and the related Consolidated pro forma statements of income and cash flows of the Borrower and its Subsidiaries for the nine months then ended, certified by the Chief Financial Officer of the Borrower, copies of which have been furnished to each Lender Party, fairly present the Consolidated pro forma financial condition of the Borrower and its Subsidiaries as at such date and the Consolidated and consolidating pro forma results of operations of the Borrower and its Subsidiaries for the period ended on such date, in each case giving effect to the Transaction, all in accordance with GAAP.

                  (i) The Consolidated forecasted balance sheet, statement of income and statement of cash flows of the Borrower and its Subsidiaries delivered to the Lender Parties pursuant to Section 3.01(a)(xi) were prepared in good faith on the basis of the assumptions stated therein, which assumptions were fair in light of the conditions existing at the time of delivery of such forecasts, and represented, at the time of delivery, the Borrower's reasonable estimate of its future financial performance.

                  (j) After giving full effect to any cautionary language regarding statements, estimates and projections provided by the Borrower with respect to the Borrower's future performance, neither the Information Memorandum nor any other information, exhibit or report furnished by or on behalf of any Loan Party to any Agent or any Lender Party in connection with its due diligence and/or the negotiation and syndication of the Loan Documents or pursuant to the terms of the Loan Documents contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements made therein not materially misleading.

                  (k) The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock.

                  (l) No Loan Party is an "investment company", or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended. No Loan Party is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935, as amended. As at the date of Closing, neither the making of any Advances, nor the issuance of any Letters of Credit, nor the application of the proceeds or repayment thereof by the Borrower, nor the consummation of the other transactions contemplated by the Transaction Documents, will violate any provision of any such Act or any rule, regulation or order of the Securities and Exchange Commission thereunder.

                  (m) After the Initial Advances, all filings and other actions necessary or desirable to perfect and protect the security interest in the Collateral created under the Collateral Documents have been duly

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

         made or taken and are in full force and effect, and the Collateral Documents create in favor of the Collateral Agent for the benefit of the Secured Parties a valid and, together with such filings and other actions, perfected first priority security interest in the Collateral subject to Liens permitted by the Loan Documents, securing the payment of the Secured Obligations, and all filings and other actions necessary or advisable to perfect and protect such security interest have been duly taken. After the Initial Advances, the Loan Parties are the legal and beneficial owners of the Collateral free and clear of any Lien, except for the liens and security interests created or permitted under the Loan Documents.

                  (n) Each Loan Party is Solvent.

                  (o) (i) No ERISA Event has occurred or is reasonably expected to occur with respect to any Plan that could be reasonably likely to have a Material Adverse Effect.

                           (ii) Schedule B (Actuarial  Information)  to the most
                  recent annual report (Form 5500 Series) for each Plan, copies of which have been filed with the Internal Revenue Service and furnished to the Lender Parties, is complete and accurate and fairly presents the funding status of such Plan, and since the date of such Schedule B there has been no material adverse change in such funding status.

                           (iii) Neither any Loan Party nor any ERISA  Affiliate
                  has incurred or is reasonably expected to incur any Withdrawal Liability to any Multiemployer Plan that could reasonably be expected to have a Material Adverse Effect.

                           (iv) Neither any Loan Party nor any ERISA Affiliate has been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or has been terminated, within the meaning of Title IV of ERISA, and no such Multiemployer Plan is reasonably expected to be in reorganization or to be terminated, within the meaning of Title IV of ERISA.

                  (p) Except as could not reasonably be expected to have a Material Adverse Effect:

                           (i) The  operations and properties of each Loan Party
                  comply in all material respects with all applicable Environmental Laws and Environmental Permits, all past non-compliance with such Environmental Laws and Environmental Permits has been resolved without ongoing obligations or costs, and, to the knowledge of the senior management of the Loan Parties, no circumstances exist that could be reasonably likely to (A) form the basis of an Environmental Action against any Loan Party or any of their properties or (B) cause any such property to be subject to any restrictions on ownership, occupancy, use or transferability under any Environmental Law.

                           (ii) To the knowledge of the senior management of the
                  Loan Party, none of the properties currently or formerly owned or operated by any Loan Party is listed or proposed for listing on the NPL or on the CERCLIS or any analogous foreign, state or local list; there are no and never have been any underground or aboveground storage tanks or any surface impoundments, septic tanks, pits, sumps or lagoons in which

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                  Hazardous Materials are being or have been treated,  stored or disposed on any property currently owned or operated by any Loan Party or any of its Subsidiaries or, to the best of its knowledge, on any property formerly owned or operated by any Loan Party or any of its Subsidiaries; there is no asbestos or asbestos-containing material on any property currently owned or operated by any Loan Party or any of its Subsidiaries; and Hazardous Materials have not been released, discharged or disposed of on any property currently or formerly owned or operated by any Loan Party or any of its Subsidiaries.

                           (iii) Neither any Loan Party nor any of its Subsidiaries is undertaking, and has not completed, either individually or together with other potentially responsible parties, any investigation or assessment or remedial or response action relating to any actual or threatened release, discharge or disposal of Hazardous Materials at any site, location or operation, either voluntarily or pursuant to the order of any governmental or regulatory authority or the requirements of any Environmental Law; and all Hazardous Materials generated, used, treated, handled or stored at, or transported to or from, any property currently or formerly owned or operated by any Loan Party or any of its Subsidiaries have been disposed of in a manner not reasonably expected to result in material liability to any Loan Party or any of its Subsidiaries.

                  (q) (i) Neither any Loan Party nor any of its Subsidiaries is party to any tax sharing agreement other than a tax sharing agreement approved by the Required Lenders or one between Borrower and its Restricted Subsidiaries.

                           (ii) Each Loan Party and each of its Subsidiaries and
                  Affiliates has filed, has caused to be filed or has been included in all tax returns (Federal, state, local and foreign) required to be filed and has paid all taxes shown thereon to be due, together with applicable interest and penalties.

                           (iii) Set forth on Schedule 4.01(q) hereto is a complete and accurate list, as of the date hereof, of each taxable year of each Loan Party and each of its Subsidiaries and Affiliates for which Federal income tax returns have been filed and for which the expiration of the applicable statute of limitations for assessment or collection has not occurred by reason of extension or otherwise (an "Open Year").

                           (iv) The aggregate unpaid amount, as of the date hereof, of adjustments to the Federal income tax liability of each Loan Party and each of its Subsidiaries and Affiliates proposed by the Internal Revenue Service with respect to Open Years does not exceed $250,000. No issues have been raised by the Internal Revenue Service in respect of Open Years that, in the aggregate, could be reasonably likely to have a Material Adverse Effect.

                           (v) The aggregate unpaid amount, as of the date hereof, of adjustments to the state, local and foreign tax liability of each Loan Party and its Subsidiaries and Affiliates proposed by all state, local and foreign taxing authorities (other than amounts arising from adjustments to Federal income tax returns) does not exceed $250,000. No issues have been raised by such taxing authorities that, in the aggregate, could be reasonably likely to have a Material Adverse Effect.

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                           (vi)  The  Merger  will  not  be  taxable  under  the
                  Internal   Revenue   Code  to  the   Company  or  any  of  its
                  Subsidiaries or Affiliates.

                  (r) Set forth on Schedule 4.01(r) hereto is a complete and accurate list of all Existing Debt (other than Surviving Debt), showing as of the date hereof the obligor and the principal amount outstanding thereunder.

                  (s) Set forth on Schedule 4.01(s) hereto is a complete and accurate list of all Surviving Debt, showing as of the date hereof the obligor and the principal amount outstanding thereunder, the maturity date thereof and the amortization schedule therefor.

                  (t) Set forth on Schedule 4.01(t) hereto is a complete and accurate list of all Liens, other than Permitted Liens, on the property or assets of any Loan Party or any of its Subsidiaries, showing as of the date hereof the lienholder thereof, the principal amount of the obligations secured thereby and the property or assets of such Loan Party or such Subsidiary subject thereto.

                  (u) Set forth on Schedule 4.01(u) hereto is a complete and accurate list of all real property owned by any Loan Party or any of its Subsidiaries on the date hereof, showing as of the date hereof the street address, county or other relevant jurisdiction, state, record owner and book and estimated fair value thereof. Each Loan Party or such Subsidiary has good, marketable and insurable fee simple title to such real property, free and clear of all Liens, other than Permitted Liens and Liens created or permitted by the Loan Documents.

                  (v) Set forth on Schedule 4.01(v) hereto is a complete and accurate list of all leases of real property under which any Loan Party or any of its Subsidiaries is the lessee on the date hereof and under which such Loan Party or its Subsidiary is obligated to pay an annual rental cost in excess of $500,000 per annum, showing as of the date hereof the street address, lessor, lessee and expiration date. Each such lease is the legal, valid and binding obligation of the lessor thereof, enforceable in accordance with its terms except as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally and as limited by laws relating to equitable remedies. The rents related to the leases set forth on Schedule 4.01(v) are Fair Market Rents.

                  (w) Set forth on Schedule 4.01(w) hereto is a complete and accurate list of all Investments held by any Loan Party or any of its Subsidiaries on the date hereof, showing as of the date hereof the amount, obligor or issuer and maturity, if any, thereof.

                  (x) Set forth on Schedule 4.01(x) hereto is a complete and accurate list of all patents, trademarks, trade names, service marks and copyrights, and all applications therefor and licenses in respect of which a Loan Party is a licensee thereof, of each Loan Party or any of its Subsidiaries on the date hereof, showing as of the date hereof the jurisdiction in which registered, the registration number, the date of registration and the expiration date.

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                  (y) As of the date hereof, the Material Contract has been duly authorized, executed and delivered by all parties thereto, has not been amended or otherwise modified, except as permitted by this Agreement, is in full force and effect and is binding upon and enforceable against all parties thereto in accordance with its terms, and there exists no default under the Material Contract by any party thereto.

                                   ARTICLE V

                            COVENANTS OF THE BORROWER

         SECTION 5.01 Affirmative Covenants. So long as any Advance or any other Obligation of any Loan Party under any Loan Document shall remain unpaid, any Letter of Credit shall be outstanding or any Lender Party shall have any Commitment hereunder, the Borrower will:

                  (a) Certificate of Merger. File the Certificate of Merger within one Business Day after the Closing Date.

                  (b) Compliance with Laws, Etc. Comply, and cause each of its Subsidiaries to comply, with all applicable laws, rules, regulations and orders, such compliance to include, without limitation, compliance with ERISA, Environmental Laws and the Racketeer Influenced and Corrupt Organizations Chapter of the Organized Crime Control Act of 1970, except where the failure to do so, individually or in the aggregate, could not reasonable be expected to result in a Material Adverse Effect.

                  (c) Payment of Taxes, Etc. Pay and discharge, and cause each of its Subsidiaries to pay and discharge, before the same shall become delinquent, (i) all taxes, assessments and governmental charges or levies imposed upon it or upon its property and (ii) all lawful claims that, if unpaid, might by law become a Lien upon its property; provided, however, that neither the Borrower nor any of its Subsidiaries shall be required to pay or discharge any such tax, assessment, charge or claim that is being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained, unless and until any Lien resulting therefrom attaches to its property and becomes enforceable against its other creditors.

                  (d) Maintenance of Insurance. (i) Without limiting any of the other obligations or liabilities of the Borrower under this Agreement, the Borrower shall, during the term of this Agreement, carry and maintain, at its own expense, at least the minimum insurance coverage set forth in this Section 5.01(d)(i). All insurance carried pursuant to this Section 5.01(d)(i) shall be placed with such insurers having a minimum A.M. Best rating of A:X, or as may be otherwise acceptable to the Administrative Agent. Such insurance shall be in such form, with terms, conditions, limits and deductibles as shall be reasonably acceptable to the Administrative Agent.

                           (A) All Risk Property  Insurance.  The Borrower shall
                  maintain all risk property insurance covering against physical loss or damage, including but not limited to fire and extended coverage, collapse, flood, earth movement and comprehensive

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

                  boiler and machinery coverage (including electrical malfunction and mechanical breakdown). Coverage shall be written on a replacement cost basis. Such insurance policy shall contain an agreed amount endorsement waiving any coinsurance penalty and shall include expediting expense coverage; and

                           (B)  Commercial  General  Liability  Insurance.   The
                  Borrower shall maintain commercial general liability insurance written on an occurrence basis with a limit of not less than $1,000,000. Such coverage shall include, but not be limited to, premises/operations, explosion, collapse, underground hazards, contractual liability, independent contractors, products/completed operations, property damage and personal injury liability. Such insurance shall not contain an exclusion for punitive or exemplary damages where insurable by law; and

                           (C) Workers'  Compensation/Employer's  Liability. The
                  Borrower shall maintain Workers' Compensation insurance in accordance with statutory provisions covering accidental injury, illness or death of an employee of the Borrower while at work or in the scope of his employment with the Borrower and Employer's Liability in an amount not less than $1,000,000. Such coverage shall not contain any occupational disease exclusions; and

                           (D) Automobile Liability. The Borrower shall maintain
                  Automobile Liability insurance covering owned, non-owned, leased, hired or borrowed vehicles against bodily injury or property damage. Such coverage shall have a limit of not less than $1,000,000;

                           (E) Excess/Umbrella Liability. The Borrower shall maintain excess or umbrella liability insurance in an amount not less than $10,000,000 and cause that Public Sub shall maintain excess or umbrella liability insurance in an amount not less than $50,000,000 written on an occurrence basis providing coverage limits excess of the insurance limits required under sections (i)(B), (i)(C) employer's liability only, and (i)(D). Such insurance shall follow form the primary insurances and drop down in case of exhaustion of underlying limits and/or aggregates. Such insurance shall not contain an exclusion for punitive or exemplary damages where insurable under law.

                                    (ii) The Borrower  shall cause all insurance
                           policies  carried and  maintained in accordance  with
                           Section 5.01(d)(i) to be endorsed as follows:

                           (A) The Borrower  shall be the named  insured and the
                  Agents and Lenders shall be additional insureds with the Administrative Agent as loss payee with respect to policies described in subsection (i)(A). The Borrower shall be the named insured and the Agents and the Lenders shall be additional insureds with respect to policies described in subsections (i)(B), (i)(C) to the extent allowed by law,
                  (i)(D), and (i)(E). It shall be understood that any obligation imposed upon the Borrower, including but not limited to the obligation to pay premiums, shall be the sole obligation of the Borrower and not that of the Agents or the Lenders; and

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

                           (B) with respect to policies described in subsections
                  (i)(A), the interests of the Agents and Lenders shall not be invalidated by any action or inaction of the Borrower, or any other Person, and shall insure the Agent and Lenders under a standard mortgagee or lenders loss payable clause; and

                           (C) inasmuch as the liability policies are written to
                  cover more than one insured, all terms conditions, insuring agreements and endorsements, with the exception of the limits of liability, shall operate in the same manner as if there were a separate policy covering each insured; and

                           (D) the insurers thereunder shall waive all rights of
                  subrogation against the Agents and Lenders any right of setoff or counterclaim and any other right to deduction, whether by attachment or otherwise; and

                           (E) such insurance  shall be primary without right of
                  contribution of any other insurance carried by or on behalf of the Agents and Lenders with respect to this loan; and,

                           (F) if such  insurance  is  canceled  for any  reason
                  whatsoever, including nonpayment of premium, or any changes are initiated by the Borrower or carrier which affect the interests of the Agents and Lenders, such cancellation or change shall not be effective as to the Agent and Lenders until thirty (30) days, except for non-payment of premium which shall be ten (10) days, after written notice sent by first class U.S. mail from such insurer to the Administrative Agent.

                                    (iii)  On the  Effective  Date,  and at each
                           policy renewal, but not less than annually, Borrower shall provide to the Administrative Agent approved certification from each insurer or by an authorized representative of each insurer. Such certification shall identify the underwriters, the type of insurance, the limits, deductibles, and term thereof and shall specifically list the special provisions as delineated in paragraph (ii) above for such insurance required by Section 5.01(d)(i).

                                    (iv) Concurrently with the furnishing of all
                           certificates referred to in Section 5.01(d)(iii), Borrower shall furnish the Administrative Agent with an opinion from an independent insurance broker, in form acceptable to the broker and the Administrative Agent, stating that as of the date of the opinion (1) the insurance policies listed with the broker's opinion are in full force and effect; (2) the broker has not received any notice of cancellation or non-renewal with respect to the listed policies and is not aware of any circumstances which would make the giving of such a notice by an insurer likely; (3) in the broker's view, based upon the broker's understanding of this Section 5.01(d), the policies listed with the broker's opinion are consistent with the minimum requirements of this Section 5.01(d); and
                           (4) based upon the broker's experience, the coverages provided by the policies listed with the opinion are consistent with those normally provided to companies similarly situated to the Borrower and Public Sub.

                                    (v)  The   Administrative   Agent  shall  be
                           entitled, upon reasonable advance notice, to review the Borrower's books and records regarding all insurance policies carried and maintained with

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

                           respect  to the  Borrower's  obligations  under  this
                           Section 5.01(d). Upon request, the Borrower shall furnish the Administrative Agent with copies of all insurance policies, binders, and cover notes or other evidence of such insurance. Notwithstanding anything to the contrary herein, no provision of this Section 5.01(d) or any provision of this Agreement shall impose on the Administrative Agent any duty or obligation to verify the existence or adequacy of the insurance coverage maintained by the Borrower, nor shall the Administrative Agent be responsible for any representations or warranties made by or on behalf of the Borrower to any insurance broker, company or underwriter. The Administrative Agent, at its sole option, may obtain such insurance if not provided by the Borrower and in such event, the Borrower shall reimburse the Administrative Agent upon demand for the cost thereof together with interest.

                  (e) Preservation of Corporate Existence, Etc. Without limiting the exceptions set forth in Section 5.02(d), preserve and maintain, and cause each of its Subsidiaries to preserve and maintain, its existence, legal structure, legal name, rights (charter and statutory), permits, licenses, approvals, privileges and franchises; provided, however, that the Borrower may consummate the Merger; provided further that neither the Borrower nor any of its Subsidiaries shall be required to preserve any right, permit, license, approval, privilege or franchise if the Board of Directors of the Borrower or such Subsidiary shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Borrower or such Subsidiary, as the case may be, and that the loss thereof is not disadvantageous in any material respect to the Borrower, such Subsidiary or the Lender Parties.

                  (f) Visitation Rights. At any reasonable time during ordinary business hours and from time to time upon reasonable prior notice, permit any of the Agents or any of the Lender Parties, or any agents or representatives thereof, to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Borrower and any of its Subsidiaries, and to discuss the affairs, finances and accounts of the Borrower and any of its Subsidiaries with any of their officers or directors and with their independent certified public accountants; provided, however, that any such visitation or inspection by a Lender Party other than the Administrative Agent shall be coordinated by (any request for such a visit or inspection shall be presented through) the Administrative Agent; provided, further, that, in connection with any such visitation or inspection, the Lender Parties and the Agents agree to comply with and adhere to all applicable laws, rules and regulations governing site visitations and inspections (including, without limitation, applicable health and safety regulations and visitation and inspection rules mandated by the owner or operator of applicable property).

                  (g) Keeping of Books. Keep, and cause each of its Subsidiaries to keep, proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Borrower and each such Subsidiary in accordance with generally accepted accounting principles in effect in the United States of America from time to time.

                  (h) Maintenance of Properties, Etc. Maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of its properties that are used or useful in the conduct of its business in

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         good working  order and  condition,  ordinary  wear and tear  excepted, except in those circumstances where in the reasonable business judgment of the Borrower such properties need not be so maintained or preserved and will from time to time make or cause to be made all appropriate repairs, renewals and replacements thereof except where failure to do so would not have a Material Adverse Effect.

                  (i)  Transactions  with  Affiliates.  Except  as set  forth on
         Schedule 5.01(i), conduct, and cause each of its Subsidiaries to conduct, all transactions otherwise permitted under the Loan Documents with any of their Affiliates that is not either the Borrower or a Restricted Subsidiary on terms that are fair and reasonable and no less favorable to the Borrower or such Subsidiary than it would obtain in a comparable arm's-length transaction with a Person not an Affiliate.

                  (j) Covenant to Guarantee Obligations and Give Security.  Upon
         (x) the request of the Collateral Agent following the occurrence and during the continuance of a Default, (y) the formation or acquisition of any new direct or indirect Subsidiaries by any Loan Party or (z) the acquisition of any property by any Loan Party, and such property, in the judgment of the Collateral Agent, shall not already be subject to a perfected first priority security interest in favor of the Collateral Agent for the benefit of the Secured Parties, then in each case at the Borrower's expense:

                           (i) in connection  with the formation or  acquisition
                  of a Subsidiary that is not (x) designated an Unrestricted Subsidiary at the time of its formation or acquisition, (y) a CFC or (z) a Subsidiary that is held directly or indirectly by a CFC, within 30 days after such formation or acquisition, cause each such Subsidiary, and cause each direct and indirect parent of such Subsidiary (if it has not already done so), to duly execute and deliver to the Collateral Agent a guaranty or guaranty supplement, in form and substance reasonably satisfactory to the Collateral Agent, guaranteeing the other Loan Parties' obligations under the Loan Documents,

                           (ii) within 30 days after (A) such request furnish to
                  the Collateral Agent a description of the real and personal properties of the Loan Parties in detail reasonably satisfactory to the Collateral Agent and (B) such formation or acquisition (other than the formation or acquisition of a Subsidiary that is designated an Unrestricted Subsidiary at the time of its formation or acquisition or a CFC or a Subsidiary held directly or indirectly by a CFC), furnish to the Collateral Agent a description of the real and personal properties of such Subsidiary or the real and personal properties so acquired, in each case in detail reasonably satisfactory to the Collateral Agent,

                           (iii)  within  60 days  after  (A)  such  request  or
                  acquisition of property by any Loan Party, duly execute and deliver, and cause each Loan Party to duly execute and deliver, to the Collateral Agent such additional mortgages, pledges, assignments, security agreement supplements, intellectual property security agreement supplements and other security agreements as specified by, and in form and substance satisfactory to the Collateral Agent, securing payment of all the Obligations of such Loan Party under the Loan Documents and constituting Liens on all such properties and (B) such formation or acquisition of any new Subsidiary (other than the formation or acquisition of a Subsidiary that is designated an

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                  Unrestricted  Subsidiary  at  the  time  of its  formation  or acquisition or a CFC or a Subsidiary held directly or indirectly by a CFC), duly execute and deliver and cause each Subsidiary to duly execute and deliver to the Collateral Agent
                  mortgages,    pledges,    assignments,    security   agreement
                  supplements,    intellectual   property   security   agreement
                  supplements and other security agreements as specified by, and
                  in  form  and  substance   reasonably   satisfactory   to  the
                  Collateral Agent, securing payment of all of the obligations of such Subsidiary under the Loan Documents; provided that (A) the stock of any Subsidiary held by a CFC shall not be pledged and (B) if such new property is Equity Interests in a CFC, only 66% of such Equity Interests shall be pledged in favor of the Secured Parties,

                           (iv) within 60 days after such request,  formation or
                  acquisition, take, and cause each Loan Party and each newly acquired or newly formed Subsidiary (other than any Subsidiary that is (x) designated an Unrestricted Subsidiary at the time of its formation or acquisition, (y) a CFC or (z) a Subsidiary that is held directly or indirectly by a CFC) to take, whatever reasonable action (including, without limitation, the recording of mortgages, the filing of Uniform Commercial Code financing statements, the giving of notices and the endorsement of notices on title documents) may be reasonably necessary or advisable in the opinion of the Collateral Agent to vest in the Collateral Agent (or in any representative of the Collateral Agent designated by it) valid and subsisting Liens on the properties purported to be subject to the mortgages, pledges, assignments, security agreement supplements, intellectual property security agreement supplements and security agreements delivered pursuant to this
                  Section 5.01(j), enforceable against all third parties in accordance with their terms,

                           (v) within 60 days after any such request,  formation
                  or acquisition, deliver to the Collateral Agent, upon the request of the Collateral Agent in its sole discretion, a signed copy of an opinion, addressed to the Collateral Agent and the other Secured Parties, of counsel for the Loan Parties reasonably acceptable to the Collateral Agent as to (1) the matters contained in clauses (i), (iii) and (iv) above, (2) such guaranties, guaranty supplements, mortgages, pledges, assignments, security agreement supplements, intellectual property security agreement supplements and security agreements being legal, valid and binding obligations of each Loan Party thereto enforceable in accordance with their terms, as to the matters contained in clause (iv) above, (3) such recordings, filings, notices, endorsements and other actions being sufficient to create valid perfected Liens on such properties, and (4) such other matters as the Collateral Agent may reasonably request,

                           (vi)  as  promptly  as  practicable  after  any  such
                  request, formation or acquisition, deliver, upon the request of the Collateral Agent in its sole discretion, to the Collateral Agent with respect to each parcel of real property owned or held by each Loan Party and each newly acquired or newly formed Subsidiary (other than any Subsidiary that (x) designated an Unrestricted Subsidiary at the time of its formation or acquisition, (y) is a CFC or (z) a Subsidiary that is held directly or indirectly by a CFC) title reports, surveys and engineering, soils and other reports, and environmental assessment reports, each in scope, form and substance reasonably satisfactory to the Collateral Agent, provided, however, that to the extent that any Loan Party or any of its Subsidiaries shall have otherwise received any of the foregoing items with respect to such real property, such items shall, promptly after the receipt thereof, be delivered to the Collateral Agent, and

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                           (vii) at any time  and  from  time to time,  promptly
                  execute and deliver, and cause to execute and deliver, each Loan Party and each newly acquired or newly formed Subsidiary
                  (other  than  any   Subsidiary   that  is  (x)  designated  an
                  Unrestricted Subsidiary at the time of its formation or acquisition, (y) a CFC or (z) a Subsidiary that is held
                  directly  or   indirectly  by  a  CFC)  any  and  all  further
                  instruments and documents and take, and cause each Loan Party and each newly acquired or newly formed Subsidiary (other than
                  (x) designated an Unrestricted Subsidiary at the time of its formation or acquisition, (y) any Subsidiary that is a CFC or
                  (z) a Subsidiary that is held directly or indirectly by a CFC) to take, all such other action as the Collateral Agent may deem reasonably necessary or desirable in obtaining the full benefits of, or in perfecting and preserving the Liens of, such guaranties, mortgages, pledges, assignments, security
                  agreement   supplements,    intellectual   property   security
                  agreement supplements and security agreements.

                  (k) Further Assurances. (i) Promptly upon request by any Agent, or any Lender Party through the Administrative Agent, correct, and cause each of its Subsidiaries promptly to correct, any material defect or error that may be discovered in any Collateral Document or in the execution, acknowledgment, filing or recordation thereof, and

                           (ii) Promptly upon request by any Agent, or any Lender Party through the Administrative Agent, do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further reasonable acts, deeds, conveyances, pledge agreements, mortgages, deeds of trust, trust deeds, assignments, financing statements and continuations thereof, termination statements, notices of assignment, transfers, certificates, assurances and other instruments as any Agent, or any Lender Party through the Administrative Agent, may reasonably require from time to time in order to (A) carry out more effectively the purposes of the Loan Documents, (B) to the fullest extent permitted by applicable law, subject any Loan Party's or any of its Subsidiaries' properties, assets, rights or interests to the Liens now or hereafter intended to be covered by any of the Collateral Documents, (C) perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and any of the Liens intended to be created thereunder and (D) assure, convey, grant, assign, transfer, preserve, protect and confirm more effectively unto the Secured Parties the rights granted or now or hereafter intended to be granted to the Secured Parties under any Loan Document or under any other instrument executed in connection with any Loan Document to which any Loan Party or any of its Subsidiaries is or is to be a party, and cause each of its Subsidiaries to do so.

                  (l) Performance of Related Documents. Perform and observe, and cause each of its Subsidiaries to perform and observe, all of the terms and provisions of each Related Document to be performed or observed by it, maintain each such Related Document in full force and effect, enforce such Related Document in accordance with its terms, take all

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         such  action  to  such  end as may be  from  time  to  time  reasonably requested by the Administrative Agent and, upon the reasonable request of the Administrative Agent, make to each other party to each such Related Document such reasonable demands and requests for information and reports or for action as any Loan Party or any of its Subsidiaries is entitled to make under such Related Document.

                  (m) Preparation of Environmental Reports. At the request of the Administrative Agent at any time that the Administrative Agent, in its reasonable judgment, believes that the prospect of payment of the Obligations of the Loan Parties under the Loan Documents in the normal course is impaired (but in no event more than one in any two year period, unless an Event of Default has occurred and is continuing), provide to the Lender Parties within 120 days after such request, at the expense of the Borrower, an environmental site assessment report for any of its or its Subsidiaries' owned properties described in such request, prepared by an environmental consulting firm reasonably acceptable to the Administrative Agent or the Collateral Agent, indicating the presence or absence of Hazardous Materials; without limiting the generality of the foregoing, if the Administrative Agent or the Collateral Agent determines at any time that a material risk exists that any such report will not be provided within the time referred to above, the Administrative Agent or the Collateral Agent may retain an environmental consulting firm to prepare such report at the expense of the Borrower, and the Borrower hereby grants and agrees to cause any Subsidiary that owns any property described in such request to grant at the time of such request to the Agents, the Lender Parties, such firm and any agents or representatives thereof an irrevocable non-exclusive license, subject to the rights of tenants, to enter onto their respective properties to undertake such an assessment.

                  (n) Compliance with Terms of Leaseholds. Make all payments and otherwise perform all obligations in respect of all leases of real property to which the Borrower or any of its Subsidiaries is a party, keep such leases in full force and effect and not allow such leases to lapse or be terminated or any rights to renew such leases to be forfeited or cancelled, notify the Administrative Agent of any default by any party with respect to such leases and cooperate with the Administrative Agent in all respects to cure any such default, and cause each of its Subsidiaries to do so, except, in any case, where the failure to do so, either individually or in the aggregate, could not be reasonably likely to have a Material Adverse Effect.

                  (o) Interest Rate Hedging. Enter into prior to 90 days after Closing, and maintain at all times thereafter, interest rate Hedge Agreements with Persons acceptable to the Administrative Agent, covering a notional amount of not less than 50% of the Commitments under all of the Facilities or such other level acceptable to the Administrative Agent.

                  (p) Performance of Material Contract. Perform and observe all the terms and provisions of the Material Contract to be performed or observed by it, maintain the Material Contract in full force and effect, enforce the Material Contract in accordance with its terms and, upon the reasonable request of the Administrative Agent, make to each other party to the Material Contract such demands and requests for information and reports or for action as any Loan Party or any of its Subsidiaries is entitled to make under the Material Contract, and cause

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

         each of its Subsidiaries to do so, except, in any case, where the failure to do so, either individually or in the aggregate, could would not be reasonably likely to have a Material Adverse Effect; provided, however, that a termination of the Material Contract shall not constitute a breach of this Section 5.01(o) unless the Borrower shall not have entered into a substitute contract with a third party acceptable to the Administrative Agent within 60 days of such termination.

                  (q) Real Property. Within 60 days following the date of the Initial Extension of Credit, the Administrative Agent shall have received deeds of trust, trust deeds and mortgages in substantially the form of Exhibit G hereto (with such changes as may be required to account for local law matters) or otherwise in form and substance reasonably satisfactory to the Administrative Agent and covering the owned properties listed on Schedule 4.01(q) hereto with an individual book value in excess of $500,000 (together with each other mortgage delivered pursuant to Section 5.01(j), in each case as amended, the "Mortgages"), duly executed by the appropriate Loan Party, together with:

                           (A) evidence that  counterparts of the Mortgages have
                  been duly recorded within 60 days following the day of the Initial Extension of Credit in all filing or recording offices that the Administrative Agent may deem necessary or desirable in order to create a valid first and subsisting Lien on the property described therein in favor of the Collateral Agent for the benefit of the Secured Parties and that all filing and recording taxes and fees have been paid,

                           (B) fully paid American Land Title Association Lender's Extended Coverage title insurance policies (the "Mortgage Policies") in form and substance, with endorsements and in amount reasonably acceptable to the Administrative
                  Agent, issued and reinsured by title insurers reasonably acceptable to the Administrative Agent, insuring the Mortgages to be valid first and subsisting Liens on the property described therein, free and clear of all defects (including, but not limited to, mechanics' and materialmen's Liens) and encumbrances, excepting only Permitted Encumbrances, and providing for such other affirmative insurance (including endorsements for future advances under the Loan Documents and for mechanics' and materialmen's Liens),

                           (C) American  Land Title  Association  form  surveys,
                  dated no more than 60 days after the date of the Initial Extension of Credit, certified to the Administrative Agent and the issuer of the Mortgage Policies in a manner satisfactory to the Administrative Agent by a land surveyor duly registered and licensed in the States in which the property described in such surveys is located and acceptable to the Administrative Agent, showing all buildings and other improvements, any off-site improvements, the location of any easements, parking spaces, rights of way, building set-back lines and other dimensional regulations and the absence of encroachments, either by such improvements or on to such property, and other defects, other than encroachments and other defects acceptable to the Administrative Agent; provided, however, that with respect to the property indicated with a "+" on Schedule 4.01(u), the form survey previously received on March 18, 2002 need only be delivered to the Administrative Agent; provided,

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

                  further that with respect to the properties indicated with a "*" on Schedule 4.01(u), only "drive-by" surveys need be obtained to update the surveys previously received with respect to such properties,

                           (D) such consents and agreements of lessors and other
                  third parties, and such estoppel letters and other confirmations, as the Administrative Agent may deem necessary or desirable,

                           (E) evidence of the  insurance  required by the terms
                  of the Mortgages,

                           (F) evidence that all other action that the Administrative Agent may deem necessary or desirable in order to create valid first and subsisting Liens on the property described in the Mortgages has been taken,

                           (G) opinions of local counsel for the Loan Parties in
                  states in which the Properties are located, with respect to the enforceability and perfection of the Mortgages and any related fixture filings substantially in the form of Exhibit K hereto, and otherwise in form and substance satisfactory to the Administrative Agent.

                  (r) Bank Accounts. (i) Within 30 days following the date of the Initial Extension of Credit, close the Company's securities account (Account No. 875708) with Banc of America Securities LLC.

                           (ii) Within 10 Business  Days  following  the date of
                  the Initial Extension of Credit, close (A) Best Masonry & Tool Supply, Inc.'s deposit account with Branch Banking and Trust Company (Account No. 5140720668), (B) Lewis W. Osborne, Inc.'s deposit account with Bank of Orange County (Account No. 21539471), and (C) United Terrazzo Supply Co.'s deposit account with Ban of Orange County.

                           (iii) Permit only the Borrower's  shares purchased or
                  issued by the Borrower for use under the Borrower's Employee Stock Purchase Plan to be held in its UBS Paine Webber, Inc. securities account, with no other Investments or amounts.

         SECTION 5.02 Negative Covenants. So long as any Advance or any other Obligation of any Loan Party under any Loan Document shall remain unpaid, any Letter of Credit shall be outstanding or any Lender Party shall have any Commitment hereunder, the Borrower will not, at any time:

                  (a) Liens, Etc. Create, incur, assume or suffer to exist, or permit any of its Restricted Subsidiaries to create, incur, assume or suffer to exist, any Lien on or with respect to any of its properties of any character (including, without limitation, accounts) whether now owned or hereafter acquired, or sign or file or suffer to exist, or permit any of its Restricted Subsidiaries to sign or file or suffer to exist, under the Uniform Commercial Code of any jurisdiction, a financing statement that names the Borrower or any of its Subsidiaries as debtor, or sign or suffer to exist, or permit any of its Restricted

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

         Subsidiaries to sign or suffer to exist, any security agreement authorizing any secured party thereunder to file such financing statement, or assign, or permit any of its Restricted Subsidiaries to assign, any accounts or other right to receive income, except:

                           (i) Liens created under the Loan Documents;

                           (ii) Permitted Liens;

                           (iii) Liens existing on the date hereof and described
                  on Schedule 4.01(v) hereto;

                           (iv) purchase money Liens upon or in real property or
                  equipment acquired or held by the Borrower or any of its Restricted Subsidiaries in the ordinary course of business to secure the purchase price of such property or equipment or to secure Debt incurred solely for the purpose of financing the acquisition, construction or improvement of any such property or equipment to be subject to such Liens, or Liens existing on any such property or equipment at the time of acquisition (other than any such Liens created in contemplation of such acquisition that do not secure the purchase price), or extensions, renewals or replacements of any of the foregoing for the same or a lesser amount; provided, however, that no such Lien shall extend to or cover any property other than the property or equipment being acquired, constructed or improved, and no such extension, renewal or replacement shall extend to or cover any property not theretofore subject to the Lien being extended, renewed or replaced; and provided further that the aggregate principal amount of the Debt secured by Liens permitted by this clause (iv) shall not exceed the amount permitted under Section 5.02(b)(ii)(C) at any time outstanding;

                           (v) Liens  arising  in  connection  with  Capitalized
                  Leases permitted under Section 5.02(b)(ii)(D); provided that no such Lien shall extend to or cover any Collateral or assets other than the assets subject to such Capitalized Leases; and

                           (vi) the  replacement,  extension  or  renewal of any
                  Lien permitted by clause (iii) above upon or in the same property theretofore subject thereto or the replacement, extension or renewal (without increase in the amount or change in any direct or contingent obligor) of the Debt secured thereby.

                  (b) Debt. Create, incur, assume or suffer to exist, or permit any of its Restricted Subsidiaries to create, incur, assume or suffer to exist, any Debt, except:

                           (i) in the case of the  Borrower,  Debt in respect of
                  Hedge Agreements designed to hedge against fluctuations in interest rates or foreign exchange rates incurred in the ordinary course of business and consistent with reasonable business practice, and

                           (ii) in the case of any Loan Party:

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

                                    (A)  Debt  owed  to the  Borrower  or to any
                           other Loan Party, provided that, in each case, such Debt (x) shall constitute Pledged Debt, (y) shall be on terms acceptable to the Administrative Agent and
                           (z) shall be evidenced by promissory notes in form and substance satisfactory to the Administrative Agent and such promissory notes shall be pledged as security for the Obligations of the holder thereof under the Loan Documents to which such holder is a party and delivered to the Collateral Agent pursuant to the terms of the Security Agreement;

                                    (B) Debt under the Loan Documents;

                                    (C)  Debt  secured  by  Liens  permitted  by
                           Section 5.02(a)(iv) not to exceed in the aggregate, on a Consolidated basis, $5,000,000 at any time outstanding;

                                    (D) Capitalized  Leases not to exceed in the
                           aggregate, on a Consolidated basis, $5,000,000 at any time outstanding;

                                    (E) the Surviving Debt;

                                    (F) unsecured  Debt incurred in the ordinary
                           course of business for the deferred purchase price of property or services, aggregating, on a Consolidated basis, not more than $5,000,000 at any one time outstanding;

                                    (G)  Debt  of  a   Subsidiary   acquired  as
                           permitted in accordance with Section 5.02(f)(vii) hereof so long as (x) such Debt was in existence at the time of acquisition and was not incurred in connection with such acquisition and (y) the aggregate principal amount of all such Debt outstanding at any time shall not exceed $25 million;

                                    (H) Debt in respect of take or pay contracts
                           entered into by the Borrower and its Restricted Subsidiaries in the ordinary course of business and consistent with past practices; and

                                    (I)  Debt  in  respect   of  the   Mezzanine
                           Facility not to exceed a principal amount, in the aggregate, of $20,000,000, plus pay-in-kind interest accruing in accordance with the terms of the Mezzanine Facility as in effect on the date hereof.

                  (c) Change in Nature of Business. Make, or permit any of its Restricted Subsidiaries to make, any material change in the nature of its business as carried on at the date hereof and as currently proposed to be conducted as more fully described in the Information Memorandum.

                  (d) Mergers, Etc. Merge into or consolidate with any Person or permit any Person to merge into it, or permit any of its Restricted Subsidiaries to do so, except that:

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                           (i) the Borrower and its Restricted  Subsidiaries may
                  consummate the Merger;

                           (ii) any  Restricted  Subsidiary  of the Borrower may
                  merge into or consolidate with any other Restricted Subsidiary of the Borrower, provided that, in the case of any such merger or consolidation, the Person formed by such merger or consolidation shall be a wholly owned Restricted Subsidiary of the Borrower, provided further that, in the case of any such merger or consolidation to which a Subsidiary Guarantor is a party, the Person formed by such merger or consolidation shall be a Subsidiary Guarantor;

                           (iii) in connection  with any  acquisition  permitted
                  under Section 5.02(f), any Restricted Subsidiary of the Borrower may merge into or consolidate with any other Person or permit any other Person to merge into or consolidate with it; provided that the person surviving such merger shall be a wholly owned Restricted Subsidiary of the Borrower, provided further that, in the case of any such merger or consolidation to which a Subsidiary Guarantor is a party, the Person formed by such merger or consolidation shall be a Subsidiary Guarantor; and

                           (iv) any Loan Party may merge into the Borrower;

         provided, however, that in each case, immediately before and after giving effect thereto, no Default shall have occurred and be continuing and, in the case of any such merger to which the Borrower is a party, the Borrower is the surviving corporation.

                  (e) Sales, Etc., of Assets. Sell, lease, transfer or otherwise dispose of, or permit any of its Restricted Subsidiaries to sell, lease, transfer or otherwise dispose of, any assets, or grant any option or other right to purchase, lease or otherwise acquire any assets, except:

                           (i) sales of Inventory in the ordinary  course of its
                  business and the granting of any option or other right to purchase, lease or otherwise acquire Inventory in the ordinary course of its business;

                           (ii) sales or grants of exclusive  and  non-exclusive
                  licenses of intellectual property entered into in the ordinary course of business;

                           (iii) (A) sales,  transfers or other  dispositions of
                  assets among the Loan Parties (including, without limitation sales, transfers or other dispositions, with or without consideration, of intellectual property among the Loan Parties) and (B) transfer of assets set forth on Schedule 5.02(e) by the Loan Parties to Flexcrete LLC;

                           (iv) sales, transfers or other dispositions of assets
                  for cash and for fair value in an aggregate amount not to exceed $75 million (including, without limitation, Equity Interests in Subsidiaries but excluding any original issuances of stock of any Subsidiary) so long as (x) no Default shall have occurred and be continuing or would result from such sale and (y) the Net Cash Proceeds from such sale, transfer or disposition are applied as set forth in Section 2.05(b)(ii); and

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

                           (v) sales of assets for cash proceeds in an aggregate
                  amount of $1,000,000 annually so long as no Default shall have occurred and be continuing or would result from such sale (the proceeds from such sale not being subject to the mandatory prepayment provisions set forth in Section 2.05(b)).

                  (f) Investments in Other Persons. Make or hold, or permit any of its Restricted Subsidiaries to make or hold, any Investment in any Person, except:

                           (i) (A) equity  Investments  by the  Borrower and its
                  Restricted Subsidiaries in their Subsidiaries outstanding on the date hereof, (B) additional equity Investments in Loan Parties and (C) additional Investments in wholly owned Subsidiaries that are not Loan Parties in an aggregate amount invested (together with the aggregate amount invested pursuant to clause (vii) below) from the date hereof not to exceed the sum of (x) $10,000,000, (y) the aggregate amount of cash received (up to the aggregate amount of Investments in Unrestricted Subsidiaries made by the Loan Parties prior to the date of receipt of such cash) by the Loan Parties from Unrestricted Subsidiaries from the repayment or prepayment of any Debt owed by an Unrestricted Subsidiary or as a dividend or distribution in respect of the Equity Interests of an Unrestricted Subsidiary and (z) the aggregate amount of Excess Cash Flow not required to prepay the Advances pursuant to the provisions of Section 2.05(b)(i) (provided that such
                  $10,000,000 limit shall not include contributions by the Borrower of its common stock to any wholly owned Subsidiary that is not a Loan Party);

                           (ii) loans and  advances to employees in the ordinary
                  course of the business of the Borrower and its Restricted Subsidiaries as presently conducted in an aggregate principal amount not to exceed $1,000,000 at any time outstanding;

                           (iii)   Investments   by   the   Borrower   in   Cash
                  Equivalents;

                           (iv) Investments existing on the date hereof and described on Schedule 4.01(x) hereto;

                           (v) Investments by the Borrower in Hedge Agreements permitted under Section 5.02(b)(i);

                           (vi) Investments consisting of intercompany Debt permitted under Section 5.02(b); and

                           (vii) the purchase or other acquisition of all of the
                  Equity Interests in, or all or substantially all of the property and assets of, any Person that, upon the consummation thereof, will be wholly owned directly by the Borrower or one or more of its wholly owned Restricted Subsidiaries (including, without limitation, as a result of a merger or consolidation); provided that, with respect to each purchase or other acquisition made pursuant to this clause (vii):

                                    (A)  any  such  newly  created  or  acquired
                           Subsidiary shall either be designated an Unrestricted Subsidiary at the time of its creation or acquisition or comply with the requirements of Section 5.01(i);

                                    (B) the lines of  business  of the Person to
                           be (or the property and assets of which are to be) so purchased or otherwise acquired shall be substantially the same lines of business as one or more of the principal businesses of the Borrower and its Subsidiaries in the ordinary course or reasonably related thereto;

                                    (C) such purchase or other acquisition shall
                           not include or result in any contingent liabilities that could reasonably be expected to be material to the business, financial condition, operations or prospects of the Borrower and its Restricted Subsidiaries, taken as a whole (as determined in good faith by the board of directors of the Borrower);

                                    (D) the total cash and noncash consideration
                           (including, without limitation, the fair market value of all Equity Interests issued or transferred to the sellers thereof (other than consideration consisting of common stock of the Borrower in connection with an Investment made by an Unrestricted Subsidiary), all indemnities, earnouts and other contingent payment obligations to, and the aggregate amounts paid or to be paid under noncompete, consulting and other affiliated agreements with, the sellers thereof, all write-downs of property and assets and reserves for liabilities with respect thereto and all assumptions of debt, liabilities and other obligations in connection therewith) paid by or on behalf of the Borrower and its Restricted Subsidiaries for any such purchase or other acquisition, when aggregated with the total cash and noncash consideration paid by or on behalf of the Borrower and its Restricted
                           Subsidiaries for all other purchases and other acquisitions made by the Borrower and its Restricted Subsidiaries pursuant to this clause (vii) (together with the aggregate amount invested under Section 5.02(f)(i)(C)) from the date hereof, shall not exceed the sum of (i) $10,000,000, (y) the aggregate amount of cash received (up to the aggregate amount of Investments in Unrestricted Subsidiaries made by the Loan Parties prior to the date of receipt of such cash) by the Loan Parties from Unrestricted Subsidiaries from the repayment or prepayment of any Debt owed by an Unrestricted Subsidiary or as a divided or distribution in respect of the Equity Interests of an Unrestricted Subsidiary and (z) the aggregate amount of Excess Cash Flow not required to prepay the Advances pursuant to the provisions of
                           Section 2.05(b)(i);

                                    (E) (1) immediately  before such purchase or
                           acquisition, the entity being purchased or acquired shall be EBITDA positive; (2) immediately before and immediately after giving pro forma effect to any such purchase or other acquisition, no Default shall have occurred and be continuing, (3) immediately after giving effect to such purchase or other acquisition, the Borrower and its Restricted Subsidiaries shall be in pro forma compliance with all of the covenants set forth in Section 5.04, such compliance to be determined on the basis of the financial statements most recently delivered pursuant to Section 5.03 most recently delivered to the Administrative Agent and the Lender Parties as though such purchase or other acquisition had been consummated as of the first day of the fiscal period covered thereby, (4) the Total Leverage Ratio of the Borrower and its Restricted Subsidiaries, taken as a whole, will be reduced as a result of such purchase or acquisition; and (5) any debt assumed in connection with such purchase or acquisition shall be subordinated to the Facilities and, when aggregated with the total debt assumed by the Borrower in connection with all other purchases and acquisitions made by the Borrower and its Restricted Subsidiaries pursuant to this clause
                           (vii), shall not exceed $25,000,000; and

                                    (F) the Borrower shall have delivered to the
                           Administrative Agent, on behalf of the Lender Parties, at least five Business Days prior to the date on which any such purchase or other acquisition is to be consummated, a certificate of a Responsible Officer, in form and substance reasonably satisfactory to the Administrative Agent, certifying that all of the requirements set forth in this clause
                           (vii) have been satisfied or will be satisfied on or prior to the consummation of such purchase or other acquisition.

                  Notwithstanding the foregoing, it is understood that no proceeds of any Advance will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock.

                  (g) Restricted Payments. Declare or pay any dividends, purchase, redeem, retire, defease or otherwise acquire for value any of its Equity Interests now or hereafter outstanding, return any capital to its stockholders, partners or members (or the equivalent Persons thereof) as such, make any distribution of assets, Equity Interests, obligations or securities to its stockholders, partners or members (or the equivalent Persons thereof) as such or permit any of its Restricted Subsidiaries to do any of the foregoing, or permit any of its
         Restricted Subsidiaries to purchase, redeem, retire, defease or otherwise acquire for value any Equity Interests in the Borrower or to issue or sell any Equity Interests therein, except that, so long as no Default shall have occurred and be continuing at the time of any action described below or would result therefrom:

                           (i) the  Borrower may declare and pay  dividends  and
                  distributions  payable only in common  stock of the  Borrower;
                  and

                           (ii) any  Restricted  Subsidiary  of the Borrower may
                  (A) declare and pay cash dividends to the Borrower, (B) declare and pay cash dividends to any other Loan Party and (C) accept capital contributions from any Loan Party.

         Nothing  in  this  Section   5.02(g)  shall  prohibit  any  transaction
permitted by Section 5.02(e).

                  (h) Amendments of Constitutive Documents. Amend, or permit any of its Restricted Subsidiaries to amend, its certificate of incorporation or bylaws or other constitutive documents other than amendments that could not be reasonably expected to have a Material Adverse Effect.

                  (i) Accounting Changes. Make or permit, or permit any of its Restricted Subsidiaries to make or permit, any change in Fiscal Year, or any accounting policies or reporting practices, in any material respect, except as required or permitted by generally accepted accounting principles, as in effect in the United States of America from time to time.

                  (j) Prepayments, Etc., of Debt. Prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner, or make any payment in violation of any subordination terms of, any Debt for Borrowed Money, except (i) the prepayment of the Advances in accordance with the terms of this Agreement, (ii) regularly scheduled required repayments or optional redemptions of Surviving Debt, (iii) payments of scheduled interest in respect of the Debt under the Mezzanine Facility, and (iv) prepayments of the Debt in respect of the Mezzanine Facility with up to 50% of the Net Cash Proceeds from the sale or issuance by the Borrower or any of its Restricted Subsidiaries of any Equity Interests during the first six months following the Closing Date, or amend, modify or change in any manner any term or condition of any Subordinated Debt or Surviving Debt, or permit any of its Restricted Subsidiaries to do any of the foregoing other than to prepay any Debt payable to the Borrower.

                  (k) Amendment, Etc., of Related Documents. Cancel or terminate any Related Document or consent to or accept any cancellation or termination thereof, amend, modify or change in any manner any term or condition of any Related Document or give any consent, waiver or approval thereunder, waive any default under or any breach of any term or condition of any Related Document, agree in any manner to any other amendment, modification or change of any term or condition of any Related Document or take any other action in connection with any Related Document that would impair the value of the interest or rights of any Loan Party thereunder or that would impair the rights or interests of any Agent or any Lender Party, or permit any of its Restricted Subsidiaries to do any of the foregoing, except in each case as could not reasonably be expected to have a Material Adverse Effect.

                  (l) Negative Pledge. Enter into or suffer to exist, or permit any of its Restricted Subsidiaries to enter into or suffer to exist, any agreement prohibiting or conditioning the creation or assumption of any Lien upon any of its property or assets except (i) in favor of the Secured Parties or (ii) in connection with (A) any Surviving Debt, (B) any purchase money Debt permitted by Section 5.02(b)(ii)(B) solely to the extent that the agreement or instrument governing such Debt prohibits a Lien on the property acquired with the proceeds of such Debt or (C) any Capitalized Lease permitted by Section 5.02(b)(ii)(C) solely to the extent that such Capitalized Lease prohibits a Lien on the property subject thereto, or (D) any Debt outstanding on the date any Restricted Subsidiary of the Borrower becomes such a Restricted Subsidiary (so long as such agreement was not entered into solely in contemplation of such Restricted Subsidiary becoming a Restricted Subsidiary of the Borrower).

                  (m) Partnerships, Etc. Become a general partner in any general or limited partnership or joint venture, or permit any of its Restricted Subsidiaries to do so, other than any Restricted Subsidiary the sole assets of which consist of its interest in such partnership or joint venture.

                  (n) Speculative Transactions. Engage, or permit any of its Restricted Subsidiaries to engage, in any transaction involving commodity options or futures contracts or any similar speculative transactions, except for take or pay contracts entered in the ordinary course of business and consistent with past practices.

                  (o) Capital Expenditures. Make, or permit any of its Restricted Subsidiaries to make, any Capital Expenditures that would cause the aggregate of all such Capital Expenditures made by the Borrower and its Restricted Subsidiaries in any year to exceed $15,000,000.

                  (p) Formation of Subsidiaries. Organize or invest, or permit any of its Restricted Subsidiaries to organize or invest, in any new Subsidiary other than as permitted under Section 5.02(f) hereof.

                  (q) Payment Restrictions Affecting Restricted Subsidiaries. Directly or indirectly, enter into or suffer to exist, or permit any of its Restricted Subsidiaries to enter into or suffer to exist, any agreement or arrangement limiting the ability of any of its Restricted Subsidiaries to declare or pay dividends or other distributions in respect of its Equity Interests or repay or prepay any Debt owed to, make loans or advances to, or otherwise transfer assets to or invest in, the Borrower or any Restricted Subsidiary of the Borrower (whether through a covenant restricting dividends, loans, asset transfers or investments, a financial covenant or otherwise), except (i) the Loan Documents and (ii) any agreement or instrument evidencing Surviving Debt.

                  (r) Amendment, Etc., of Material Contract. Cancel or terminate the Material Contract or consent to or accept any cancellation or termination thereof, amend or otherwise modify the Material Contract or give any consent, waiver or approval thereunder, waive any default under or breach of the Material Contract, agree in any manner to any other amendment, modification or change of any term or condition of the Material Contract or take any other action in connection with the
         Material  Contract  that  would  materially  impair  the  value  of the interest or rights of any Loan Party thereunder or that would materially impair the interest or rights of any Agent or any Lender Party, or permit any of its Subsidiaries to do any of the foregoing, provided that a termination of the Material Contract shall not constitute a breach of this Section 5.02(r) unless the Borrower shall not have entered into a substitute contract with a third party acceptable to the Administrative Agent within 60 days of such termination.

         SECTION 5.03 Reporting Requirements. So long as any Advance or any other Obligation of any Loan Party under any Loan Document shall remain unpaid, any Letter of Credit shall be outstanding or any Lender Party shall have any Commitment hereunder, the Borrower will furnish to the Agents and the Lender
Parties:

                  (a) Default Notice. As soon as possible and in any event within two Business Days after the occurrence of each Default or any event, development or occurrence reasonably likely to have a Material Adverse Effect continuing on the date of such statement, a statement of the Chief Financial Officer of the Borrower setting forth details of such Default and the action that the Borrower has taken and proposes to take with respect thereto.

                  (b) Annual Financials. As soon as available and in any event within 90 days after the end of each Fiscal Year, a copy of the annual audit report for such year for the Borrower and its Subsidiaries, including therein Consolidated and consolidating balance sheets of the Borrower and its Subsidiaries as of the end of such Fiscal Year and Consolidated and consolidating statements of income and Consolidated and Consolidating statements of cash flows of the Borrower and its Subsidiaries for such Fiscal Year, in each case accompanied by an unqualified opinion reasonably acceptable to the Required Lenders of PriceWaterhouseCoopers or other independent public accountants of recognized standing reasonably acceptable to the Administrative Agent, together with (i) a certificate of such accounting firm to the Lender Parties stating that in the course of the regular audit of the business of the Borrower and its Subsidiaries, which audit was conducted by such accounting firm in accordance with generally accepted auditing standards, such accounting firm has obtained no knowledge that a Default has occurred and is continuing, or if, in the opinion of such accounting firm, a Default has occurred and is continuing, a statement as to the nature thereof, (ii) a schedule in form satisfactory to the Administrative Agent of the computations used by such accountants in determining, as of the end of such Fiscal Year, compliance with the covenants contained in Section 5.04, provided that in the event of any change in generally accepted accounting principles used in the preparation of such financial statements, the Borrower shall also provide, if necessary for the determination of compliance with Section 5.04, a statement of reconciliation conforming such financial statements to GAAP and (iii) a certificate of the Chief Financial Officer of the Borrower stating that no Default has occurred and is continuing or, if a Default has occurred and is continuing, a statement as to the nature thereof and the action that the Borrower has taken and proposes to take with respect thereto, provided, that, each consolidating balance sheet, consolidating statement of income and consolidating statement of cash flow to be delivered under this Section 5.03(b) shall distinguish between the Restricted Subsidiaries and Unrestricted Subsidiaries of the Borrower.

                  (c) Quarterly Financials. As soon as available and in any event within 45 days after the end of each of the first three quarters of each Fiscal Year, Consolidated and consolidating balance sheets of the Borrower and its Subsidiaries as of the end of such quarter and Consolidated and consolidating statements of income and Consolidated and consolidating statements of cash flows of the Borrower and its Subsidiaries for the period commencing at the end of the previous fiscal quarter and ending with the end of such fiscal quarter and Consolidated and consolidating statements of income and a Consolidated statement of cash flows of the Borrower and its Subsidiaries for the period commencing at the end of the previous Fiscal Year and ending with the end of such quarter, setting forth in each case in comparative form the corresponding figures for the corresponding date or period of the preceding Fiscal Year, all in reasonable detail and duly certified (subject to normal year-end audit adjustments) by the Chief Financial Officer of the Borrower as having been prepared in accordance with GAAP, together with (i) a certificate of said officer stating that no Default has occurred and is continuing or, if a Default has occurred and is continuing, a statement as to the nature thereof and the action that the Borrower has taken and proposes to take with respect thereto and (ii) a schedule in form satisfactory to the Administrative Agent of the computations used by the Borrower in determining compliance with the covenants contained in Section 5.04, provided that in the event of any change in generally accepted accounting principles used in the preparation of such financial statements, the Borrower shall also provide, if necessary for the determination of compliance with Section 5.04, a statement of reconciliation conforming such financial statements to GAAP, provided that each consolidating balance sheet, consolidating statement of income and consolidating statement of cash flow to be delivered under this Section 5.03(c) shall distinguish between the Restricted Subsidiaries and Unrestricted Subsidiaries of the Borrower.

                  (d) Annual Forecasts. As soon as available and in any event no later than 15 days before the end of each Fiscal Year, forecasts prepared by management of the Borrower, in form satisfactory to the Administrative Agent, of balance sheets, income statements and cash flow statements of the Borrower and its Restricted Subsidiaries on a quarterly basis for the Fiscal Year following such Fiscal Year and on an annual basis for each Fiscal Year thereafter until the Termination Date.

                  (e) Litigation. Promptly after the commencement thereof, notice of all actions, suits, investigations, litigation and proceedings before any Governmental Authority affecting any Loan Party of the type described in Section 4.01(f).

                  (f) Securities Reports. Promptly after the sending or filing thereof, copies of all proxy statements, financial statements and reports that any Loan Party or any of its Subsidiaries sends to its stockholders, and copies of all regular, periodic and special reports, and all registration statements, that any Loan Party or any of its Subsidiaries files with the Securities and Exchange Commission or any governmental authority that may be substituted therefor, or with any national securities exchange.

                  (g) Agreement Notices. Promptly upon receipt thereof, copies of all material notices, material requests and other material documents received by any Loan Party or any of its Restricted Subsidiaries under or pursuant to any Related Document or Material Contract or instrument, indenture, loan or credit or similar agreement and, from time to time upon request by the Administrative Agent, such information and reports regarding the Related Documents and the Material Contract as the Administrative Agent may reasonably request.

                  (h) ERISA Events and ERISA Reports. (A) Promptly and in any event within 10 days after any Loan Party or any ERISA Affiliate knows or has reason to know that any ERISA Event has occurred, a statement of the Chief Financial Officer of the Borrower describing such ERISA Event and the action, if any, that such Loan Party or such ERISA Affiliate has taken and proposes to take with respect thereto and (B) on the date any records, documents or other information must be furnished to the PBGC with respect to any Plan pursuant to Section 4010 of ERISA, a copy of such records, documents and information.

                  (i) Plan Terminations. Promptly and in any event within ten Business Days after receipt thereof by and Loan Party or any ERISA Affiliate, copies of such notice from the PBGC stating its intention to terminate any Plan or to have a trustee appointed to administer any Plan.

                  (j) Plan Annual Reports. Promptly and in any event within 30 days after the filing thereof with the Internal Revenue Service, copies of each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) with respect to each Plan.

                  (k) Multiemployer Plan Notices. Promptly and in any event within five Business Days after receipt thereof by any Loan Party or any ERISA Affiliate from the sponsor of a Multiemployer Plan, copies of each notice concerning (A) the imposition of Withdrawal Liability by any such Multiemployer Plan, (B) the reorganization or termination, within the meaning of Title IV of ERISA, of any such Multiemployer Plan or (C) the amount of liability incurred, or that may be incurred, by such Loan Party or any ERISA Affiliate in connection with any event described in clause (A) or (B) that would reasonably be expected to have a Material Adverse Effect.

                  (l) Environmental Conditions. Promptly after the assertion of occurrence thereof, notice of any Environmental Action against or of any noncompliance by any Loan Party with any Environmental Law or Environmental Permit that could (i) reasonably be expected to have a Material Adverse Effect or (ii) cause any property described in the Mortgages to be subject to any restrictions on ownership, occupancy, use or transferability under any Environmental Law.

                  (m) Real Property. As soon as available and in any event within 30 days after the end of each Fiscal Year, a report supplementing Schedules 4.10(v) and 4.01(w) hereto, including an identification of all owned and leased real property disposed of by any Loan Party during such Fiscal Year, a list and description (including the street address, country or other relevant jurisdiction, state, record owner, book value thereof and, in the case of leases or property, lessor, lessee, expiration date and annual rental cost hereof) of all real property acquired or leased during such Fiscal Year and a description of such other changes in the information included in such Schedules as may be necessary for such Schedules to be accurate and complete.

                  (n) Other Information. Such other information respecting the business, condition (financial or otherwise), operations, performance, properties or prospects of any Loan Party as any Agent, or any Lender Party through the Administrative Agent, may from time to time reasonably request.

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

         SECTION 5.04 Financial Covenants. So long as any Advance or any other Obligation of any Loan Party under any Loan Document shall remain unpaid, any Letter of Credit shall be outstanding or any Lender Party shall have any Commitment hereunder, the Borrower and each of its Restricted Subsidiaries will:

                  (a) Total Leverage. Maintain at the end of each fiscal quarter of the Borrower a Total Leverage Ratio of not more than the amount set forth below for each period set forth below:

                     Quarter Ending                               Ratio
                     --------------                               -----
                  September 30, 2002                             3.00:1.0
                  December 31, 2002                              2.75:1.0
                  March 31, 2003                                 2.75:1.0
                  June 30, 2003                                  2.50:1.0
                  September 30, 2003                             2.50:1.0
                  December 31, 2003                              2.25:1.0
                  March 31, 2004                                 2.25:1.0
                  June 30, 2004 and thereafter                   2.00:1.0

                  (b) Senior Leverage. Maintain at the end of each fiscal quarter of the Borrower a Senior Leverage Ratio of not more than the amount set forth below for each period set forth below:

                  (c)

                     Quarter Ending                               Ratio
                     --------------                               -----
                  September 30, 2002                             2.50:1.0
                  December 31, 2002                              2.25:1.0
                  March 31, 2003                                 2.25:1.0
                  June 30, 2003                                  2.00:1.0
                  September 30, 2003                             2.00:1.0
                  December 31, 2003                              1.75:1.0
                  March 31, 2004                                 1.75:1.0
                  June 30, 2004 and thereafter                   1.50:1.0


                  (d) Interest Coverage Ratio. Maintain at the end of each fiscal quarter of the Borrower an Interest Coverage Ratio of not less than the amount set forth below for each period set forth below:

                     Quarter Ending                               Ratio
                     --------------                               -----
                  September 30, 2002                             3.75:1.0
                  December 31, 2002                              4.00:1.0
                  March 31, 2003                                 4.00:1.0
                  June 30, 2003                                  4.00:1.0
                  September 30, 2003                             4.00:1.0
                  December 31, 2003 and thereafter               5.00:1.0

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                                   ARTICLE VI

                                EVENTS OF DEFAULT

         SECTION 6.01 Events of Default. If any of the following events ("Events of Default") shall occur and be continuing:

                  (a) (i) the Borrower shall fail to pay any principal of any Advance when the same shall become due and payable or (ii) the Borrower shall fail to pay any interest on any Advance, or any Loan Party shall fail to make any other payment under any Loan Document, in each case under this clause (ii) within 3 Business Days after the same shall become due and payable; or

                  (b) any representation or warranty made by any Loan Party (or any of its officers) under or in connection with any Loan Document shall prove to have been incorrect in any material respect when made; or

                  (c) the Borrower shall fail to perform or observe any term, covenant or agreement contained in Sections 2.13, 5.01(d) (with respect to the Borrower only), 5.02, 5.03(a), (b) and (c) or 5.04; provided that, in respect to Section 5.03(a) only, the Borrower shall have failed to comply with this Section 6.01(c) for a period of 15 days; or

                  (d) any Loan Party shall fail to perform or observe any other term, covenant or agreement contained in any Loan Document on its part to be performed or observed if such failure shall remain unremedied for 30 days after the earlier of the date on which (i) a Responsible Officer becomes aware of such failure or (ii) written notice thereof shall have been given to the Borrower by any Agent or any Lender Party; or

                  (e) any Loan Party or any of its Subsidiaries shall fail to pay any principal of, premium or interest on or any other amount payable in respect of any Debt of such Loan Party or such Subsidiary (as the case may be) that is outstanding in a principal amount (or, in the case of any Hedge Agreement, an Agreement Value) of at least $3,000,000 either individually or in the aggregate for all such Loan Parties and Subsidiaries (but excluding Debt outstanding hereunder), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt or otherwise to cause, or to permit the holder thereof to cause, such Debt to mature; or any such Debt shall be declared to be due and payable or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption), purchased or defeased, or an offer to prepay, redeem, purchase or defease such Debt shall be required to be made, in each case prior to the stated maturity thereof (provided that in the case of Debt consisting of a take or pay contract, a default of the type described above under such contract shall not constitute an Event of Default so long as the Borrower and its Subsidiaries are contesting such default pursuant to proper proceedings); or

                  (f) any Loan Party or any of its Subsidiaries  shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against any Loan Party or any of its Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it) that is being diligently contested by it in good faith, either such proceeding shall remain undismissed or unstayed for a period of 60 days or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or any substantial part of its property) shall occur; or any Loan Party or any of its Subsidiaries shall take any corporate action to authorize any of the actions set forth above in this subsection (f); or

                  (g) any judgments or orders, either individually or in the aggregate, for the payment of money in excess of $3,000,000 shall be rendered against any Loan Party or any of its Subsidiaries and either
         (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

                  (h) any non-monetary judgment or order shall be rendered against any Loan Party or any of its Subsidiaries that could be reasonably likely to have a Material Adverse Effect, and there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

                  (i) any provision of any Loan Document after delivery thereof pursuant to Section 3.01 or 5.01(j) shall for any reason cease to be valid and binding on or enforceable against any Loan Party to it, or any such Loan Party shall so state in writing; or

                  (j) any Collateral Document or financing statement after delivery thereof pursuant to Section 3.01 or 5.01(j) shall for any reason (other than pursuant to the terms thereof) cease to create a valid and perfected first priority lien on and security interest in the Collateral purported to be covered thereby; or

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

                  (k) a Change of Control shall occur; or

                  (l) any ERISA Event shall have occurred with respect to a Plan and the sum (determined as of the date of occurrence of such ERISA Event) of the Insufficiency of such Plan and the Insufficiency of any and all other Plans with respect to which an ERISA Event shall have occurred and then exist (or the liability of the Loan Parties and the ERISA Affiliates related to such ERISA Event) exceeds $3,000,000; or

                  (m) any Loan Party or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that it has incurred Withdrawal Liability to such Multiemployer Plan in an amount that, when aggregated with all other amounts required to be paid to Multiemployer Plans by the Loan Parties and the ERISA Affiliates as Withdrawal Liability (determined as of the date of such notification), exceeds $3,000,000 or requires payments exceeding $1,000,000 per annum; or

                  (n) any Loan Party or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, and as a result of such reorganization or termination the aggregate annual contributions of the Loan Parties and the ERISA Affiliates to all Multiemployer Plans that are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the plan years of such Multiemployer Plans immediately preceding the plan year in which such reorganization or termination occurs by an amount exceeding $1,000,000; or

                  (o) an "Event of Default" (as defined in any Mortgage) shall have occurred and be continuing;

then, and in any such event, the Administrative Agent (i) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrower, declare the Commitments of each Lender Party and the obligation of each Lender Party to make Advances (other than Swing Line Advances by a Revolving Credit Lender pursuant to Section 2.02(b)) to be terminated, whereupon the same shall forthwith terminate, and (ii) shall at the request, or may with the consent, of the Required Lenders, (A) by notice to the Borrower, declare the Notes, all interest thereon and all other amounts payable under this Agreement and the other Loan Documents to be forthwith due and payable, whereupon the Notes, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided, however, that in the event of an actual or deemed entry of an order for relief with respect to the Borrower under the Federal Bankruptcy Code, (x) the Commitments of each Lender Party and the obligation of each Lender Party to make Advances (other than Swing Line Advances by a Revolving Credit Lender pursuant to Section 2.02(b)) shall automatically be terminated and (y) the Notes, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower.

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

         SECTION 6.02 Actions in Respect of the Letters of Credit upon Default. If any Event of Default shall have occurred and be continuing, the Administrative Agent may, or shall at the request of the Required Lenders, irrespective of whether it is taking any of the actions described in Section
6.01 or otherwise, make demand upon the Borrower to, and forthwith upon such demand the Borrower will, pay to the Collateral Agent on behalf of the Lender Parties in same day funds at the Collateral Agent's office designated in such demand, for deposit in the L/C Cash Collateral Account, an amount equal to the aggregate Available Amount of all Letters of Credit then outstanding. If at any time the Administrative Agent or the Collateral Agent determines that any funds held in the L/C Collateral Account are subject to any right or claim of any Person other than the Agents and the Lender Parties or that the total amount of such funds is less than the aggregate Available Amount of all Letters of Credit, the Borrower will, forthwith upon demand by the Administrative Agent or the Collateral Agent, pay to the Collateral Agent, as additional funds to be deposited and held in the L/C Collateral Account, an amount equal to the excess of (a) such aggregate Available Amount over (b) the total amount of funds, if any, then held in the L/C Collateral Account that the Administrative Agent or the Collateral Agent, as the case may be, determines to be free and clear of any such right and claim. Upon the drawing of any Letter of Credit for which funds are on deposit in the L/C Collateral Account, such funds shall be applied to reimburse the Issuing Bank or Revolving Credit Lenders, as applicable, to the extent permitted by applicable law.

                                  ARTICLE VII

                                    GUARANTY

         SECTION 7.01 Guaranty; Limitation of Liability. (a) Each Guarantor jointly and severally hereby absolutely, unconditionally and irrevocably guarantees the punctual payment when due, whether at scheduled maturity or on any date of a required prepayment or by acceleration, demand or otherwise, of all Obligations of each other Loan Party now or hereafter existing under or in respect of the Loan Documents (including, without limitation, any extensions, modifications, substitutions, amendments or renewals of any or all of the foregoing Obligations), whether direct or indirect, absolute or contingent, and whether for principal, interest, premiums, fees, indemnities, contract causes of action, costs, expenses or otherwise (such Obligations being the "Guaranteed Obligations"), and agrees to pay any and all reasonable expenses (including, without limitation, reasonable fees and expenses of counsel) incurred by the Administrative Agent or any other Secured Party in enforcing any rights under this Guaranty or any other Loan Document. Without limiting the generality of the foregoing, each Guarantor's liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by any other Loan Party to any Secured Party under or in respect of the Loan Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving such other Loan Party.

                  (b) Each Guarantor, and by its acceptance of this Guaranty, the Administrative Agent and each other Secured Party, hereby confirms that it is the intention of all such Persons that this Guaranty and the Obligations of each Guarantor hereunder not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law (as hereinafter defined), the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar foreign, federal or state law to the extent applicable to this Guaranty and the Obligations of each Guarantor hereunder. To effectuate the foregoing intention, the Administrative Agent, the other Secured Parties and the Guarantors hereby irrevocably

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

         agree that the Obligations of each Guarantor under this Guaranty at any time shall be limited to the maximum amount as will result in the Obligations of such Guarantor under this Guaranty not constituting a fraudulent transfer or conveyance. For purposes hereof, "Bankruptcy Law" means any proceeding of the type referred to in Section 6.01(f) of the Credit Agreement or Title 11, U.S. Code, or any similar foreign, federal or state law for the relief of debtors.

                  (c) Each Guarantor hereby unconditionally and irrevocably agrees that in the event any payment shall be required to be made to any Secured Party under this Guaranty or any other guaranty, such Guarantor will contribute, to the maximum extent permitted by law, such amounts to each other Guarantor and each other guarantor so as to maximize the aggregate amount paid to the Secured Parties under or in respect of the Loan Documents.

                  (d) Each Subsidiary Guarantor hereby acknowledges that it is receiving and will receive substantial benefits and other good and valuable consideration in connection with its provision of a guarantees under this Article VII.

         SECTION 7.02 Guaranty Absolute. Each Guarantor jointly and severally guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Loan Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Secured Party with respect thereto. The Obligations of each Guarantor under or in respect of this Guaranty are independent of the Guaranteed Obligations or any other Obligations of any other Loan Party under or in respect of the Loan Documents, and a separate action or actions may be brought and prosecuted against each Guarantor to enforce this Guaranty, irrespective of whether any action is brought against the Borrower or any other Loan Party or whether the Borrower or any other Loan Party is joined in any such action or actions. The liability of each Guarantor under this Guaranty shall be irrevocable, absolute and unconditional irrespective of, and each Guarantor hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to, any or all of the following:

                  (a) any lack of validity or enforceability of any Loan Document or any agreement or instrument relating thereto;

                  (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations or any other Obligations of any other Loan Party under or in respect of the Loan Documents, or any other amendment or waiver of or any consent to departure from any Loan Document, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to any Loan Party or any of its Subsidiaries or otherwise;

                  (c) any manner of application of Collateral or any other collateral, or proceeds thereof, to all or any of the Guaranteed Obligations or any other Obligations of any other Loan Party under the Loan Documents, or any manner of sale or other disposition of any Collateral or any other collateral for all or any of the Guaranteed Obligations or any other Obligations of any Loan Party under the Loan Documents or any other assets of any Loan Party or any of its Subsidiaries;

                  (d) any change, restructuring or termination of the corporate structure or existence of any Loan Party or any of its Subsidiaries;

                  (e) any failure of any Secured Party to disclose to any Loan Party any information relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any other Loan Party now or hereafter known to such Secured Party (each
         Guarantor waiving any duty on the part of the Secured Parties to disclose such information);

                  (f) the failure of any other Person (other than the Guarantor) to execute or deliver this Guaranty, any Guaranty Supplement (as hereinafter defined) or any other guaranty; or

                  (g) any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by any Secured Party that might otherwise constitute a defense available to, or a discharge of, any Loan Party or any other guarantor or surety.

         This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by any Secured Party or any other Person for any reason (and whether as a result of any demand, settlement, litigation or otherwise) upon the insolvency, bankruptcy or reorganization of the Borrower or any other Loan Party or otherwise, all as though such payment had not been made.

         SECTION 7.03 Waivers and Acknowledgments. (a) Each Guarantor hereby unconditionally and irrevocably waives promptness, diligence, notice of acceptance, presentment, demand for performance, notice of nonperformance, default, acceleration, protest or dishonor and any other notice with respect to any of the Guaranteed Obligations and this Guaranty and any requirement that any Secured Party protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right or take any action against any Loan Party or any other Person or any Collateral.

                  (b) Each Guarantor hereby unconditionally and irrevocably waives any right to revoke this Guaranty and acknowledges that this Guaranty is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future.

                  (c) Each Guarantor hereby unconditionally and irrevocably waives (i) any defense arising by reason of any claim or defense based upon an election of remedies by any Secured Party that in any manner impairs, reduces, releases or otherwise adversely affects the subrogation, reimbursement, exoneration, contribution or indemnification rights of such Guarantor or other rights of such Guarantor to proceed against any of the other Loan Parties, any other guarantor or any other Person or any Collateral and (ii) any defense based on any right of set-off or counterclaim against or in respect of the Obligations of such Guarantor hereunder.

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

                  (d) Each Guarantor acknowledges that the Collateral Agent may, without notice to or demand upon such Guarantor and without affecting the liability of such Guarantor under this Guaranty, foreclose under any mortgage by nonjudicial sale, and each Guarantor hereby waives any defense to the recovery by the Collateral Agent and the other Secured Parties against such Guarantor of any deficiency after such nonjudicial sale and any defense or benefits that may be afforded by applicable law.

                  (e) Each Guarantor hereby unconditionally and irrevocably waives any duty on the part of any Secured Party to disclose to such Guarantor any matter, fact or thing relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any other Loan Party or any of its Subsidiaries now or hereafter known by such Secured Party.

                  (f) Each Guarantor acknowledges that it will receive substantial direct and indirect benefits from the financing arrangements contemplated by the Loan Documents and that the waivers set forth in Section 7.02 and this Section 7.03 are knowingly made in contemplation of such benefits.

         SECTION 7.04 Subrogation. Each Guarantor hereby unconditionally and irrevocably agrees not to exercise any rights that it may now have or hereafter acquire against the Borrower, any other Loan Party or any other Guarantor that arise from the existence, payment, performance or enforcement of such Guarantor's Obligations under or in respect of this Guaranty or any other Loan Document, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of any Secured Party against the Borrower, any other Loan Party or any other insider guarantor or any Collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from the Borrower, any other Loan Party or any other Guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, unless and until all of the Guaranteed Obligations and all other amounts payable under this Guaranty shall have been paid in full in cash and all Secured Hedge Agreements shall have expired or been terminated and the Commitments shall have expired or been terminated. If any amount shall be paid to any Guarantor in violation of the immediately preceding sentence at any time prior to the latest of (a) the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Guaranty, (b) the Termination Date and (c) the latest date of expiration or termination of all Secured Hedge Agreements, such amount shall be received and held in trust for the benefit of the Secured Parties, shall be segregated from other property and funds of such Guarantor and shall forthwith be paid or delivered to the Administrative Agent in the same form as so received (with any necessary endorsement or assignment) to be credited and applied to the Guaranteed Obligations and all other amounts payable under this Guaranty, whether matured or unmatured, in accordance with the terms of the Loan Documents, or to be held as Collateral for any Guaranteed Obligations or other amounts payable under this Guaranty thereafter arising. If (i) any Guarantor shall make payment to any Secured Party of all or any part of the Guaranteed Obligations, (ii) all of the Guaranteed Obligations and all other amounts payable under this Guaranty shall have been paid in full in cash, (iii) the

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Termination Date shall have occurred and (iv) all Secured Hedge Agreements shall have expired or been  terminated,  the Secured Parties will, at such Guarantor's
request  and  expense,   execute  and  deliver  to  such  Guarantor  appropriate
documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to such Guarantor of an interest in the Guaranteed Obligations resulting from such payment made by such Guarantor pursuant to this Guaranty.

         SECTION 7.05 Representations and Warranties. Each Guarantor hereby makes each representation and warranty made under Article IV hereof by the Borrower with respect to such Guarantor and each Guarantor hereby further represents and warrants as follows:

                  (a) There are no conditions precedent to the effectiveness of this Guaranty that have not been satisfied or waived.

                  (b) Such Guarantor has, independently and without reliance upon any Secured Party and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Guaranty and each other Loan Document to which it is or is to be a party, and such Guarantor has established adequate means of obtaining from each other Loan Party on a continuing basis information pertaining to, and is now and on a continuing basis will be completely familiar with, the business, condition (financial or otherwise), operations, performance, properties and prospects of such other Loan Party.

         SECTION 7.06 Covenants. Each Guarantor covenants and agrees that, so long as any part of the Guaranteed Obligations shall remain unpaid, any Lender Party shall have any Commitment or any Secured Hedge Agreement shall be in effect, such Guarantor will perform and observe, and cause each of its Subsidiaries to perform and observe, all of the terms, covenants and agreements set forth in the Loan Documents on its or their part to be performed or observed or that the Borrower has agreed to cause such Guarantor or such Subsidiaries to perform or observe.

         SECTION 7.07 Guaranty Supplements, Etc. Upon the execution and delivery by any Person of a guaranty supplement in substantially the form of Exhibit E hereto (each, a "Guaranty Supplement"), (i) such Person shall be referred to as an "Additional Guarantor" and shall become and be a Guarantor hereunder, and each reference in this Guaranty to a "Guarantor" shall also mean and be a reference to such Additional Guarantor, and each reference in any other Loan Document to a "Subsidiary Guarantor" shall also mean and be a reference to such Guarantor and Additional Guarantor, and (ii) each reference herein to "this Guaranty", "hereunder", "hereof" or words of like import referring to this Guaranty, and each reference in any other Loan Document to the "Subsidiary Guaranty", "thereunder", "thereof" or words of like import referring to this Guaranty, shall mean and be a reference to this Guaranty as supplemented by such Guaranty Supplement.

         SECTION 7.08 Subordination. Each Guarantor hereby subordinates any and all debts, liabilities and other Obligations owed to such Guarantor by each other Loan Party (the "Subordinated Obligations") to the Guaranteed Obligations to the extent and in the manner hereinafter set forth in this Section 7.08:

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                  (a) Prohibited Payments, Etc. Except during the continuance of
         a  Default  (including,   without  limitation,   the  commencement  and
         continuation of any proceeding under any Bankruptcy Law relating to any other Loan Party), each Guarantor may receive regularly scheduled payments from any other Loan Party on account of the Subordinated Obligations. After the occurrence and during the continuance of any Default (including the commencement and continuation of any proceeding under any Bankruptcy Law relating to such Guarantor or the Borrower), however, unless the Administrative Agent otherwise agrees, no Guarantor shall demand, accept or take any action to collect any payment on account of the Subordinated Obligations.

                  (b) Prior Payment of Guaranteed Obligations. In any proceeding under any Bankruptcy Law relating to such Guarantor or the Borrower, each Guarantor agrees that the Secured Parties shall be entitled to receive payment in full in cash of all Guaranteed Obligations (including all interest and expenses accruing after the commencement of a proceeding under any Bankruptcy Law, whether or not constituting an allowed claim in such proceeding ("Post Petition Interest")) before such Guarantor receives payment of any Subordinated Obligations.

                  (c) Turn-Over. After the occurrence and during the continuance of any Default (including, without limitation, the commencement and continuation of any proceeding under any Bankruptcy Law relating to such Guarantor or the Borrower), each Guarantor shall, if the Administrative Agent so requests, collect, enforce and receive payments on account of the Subordinated Obligations as trustee for the Secured Parties and deliver such payments to the Administrative Agent on account of the Guaranteed Obligations (including all Post Petition Interest), together with any necessary endorsements or other instruments of transfer, but without reducing or affecting in any manner the liability of such Guarantor under the other provisions of this Guaranty.

                  (d) Administrative Agent Authorization. After the occurrence and during the continuance of any Default (including, without limitation, the commencement and continuation of any proceeding under any Bankruptcy Law relating to any other Loan Party), the Administrative Agent is authorized and empowered (but without any obligation to so do), in its discretion, (i) in the name of each Guarantor, to collect and enforce, and to submit claims in respect of, Subordinated Obligations and to apply any amounts received thereon to the Guaranteed Obligations (including any and all Post Petition Interest), and (ii) to require each Guarantor (A) to collect and enforce, and to submit claims in respect of, Subordinated Obligations and (B) to pay any amounts received on such obligations to the Administrative Agent for application to the Guaranteed Obligations (including any and all Post Petition Interest).

         SECTION 7.09 Continuing Guaranty; Assignments. This Guaranty is a continuing guaranty and shall (a) remain in full force and effect until the latest of (i) the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Guaranty and (ii) the Termination Date and
(iii) the latest date of expiration or termination of all Secured Hedge Agreements, (b) be binding upon the Guarantor, its successors and assigns and
(c) inure to the benefit of and be enforceable by the Secured Parties and their successors, transferees and assigns. Without limiting the generality of clause
(c) of the immediately preceding sentence, any Secured Party may assign or otherwise transfer all or any portion of its rights and obligations under this Agreement (including, without limitation, all or any portion of its Commitments,

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the Advances  owing to it and the Note or Notes held by it) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Secured Party herein or otherwise, in each case as and to the extent provided in Section 9.07 hereof. No Guarantor shall have the right to assign its rights or obligations hereunder or any interest herein without the prior written consent of the Secured Parties.

                                  ARTICLE VIII

                                   THE AGENTS

         SECTION 8.01 Authorization and Action. Each Lender Party (in its capacities as a Lender, the Swing Line Bank (if applicable), the Issuing Bank (if applicable) and on behalf of itself and its Affiliates as potential Hedge Banks) hereby appoints and authorizes each Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement and the other Loan Documents as are delegated to such Agent by the terms hereof and thereof, together with such powers and discretion as are reasonably incidental thereto. As to any matters not expressly provided for by the Loan Documents (including, without limitation, enforcement or collection of the Notes), no Agent shall be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders (or, to the extent required hereby, all Lenders), and such instructions shall be binding upon all Lender Parties and all holders of Notes; provided, however, that no Agent shall be required to take any action that exposes such Agent to personal liability or that is contrary to this Agreement or applicable law. Each Agent agrees to give to each Lender Party prompt notice of each notice given to it by the Borrower pursuant to the terms of this Agreement.

         SECTION 8.02 Agents' Reliance, Etc.. Neither any Agent nor any of their respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with the Loan Documents, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, each Agent:
(a) may treat the payee of any Note as the holder thereof until, in the case of the Administrative Agent, the Administrative Agent receives and accepts an Assignment and Acceptance entered into by the Lender that is the payee of such Note, as assignor, and an Eligible Assignee, as assignee, or, in the case of any other Agent, such Agent has received notice from the Administrative Agent that it has received and accepted such Assignment and Acceptance, in each case as provided in Section 9.07; (b) may consult with legal counsel (including counsel for any Loan Party), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representation to any Lender Party and shall not be responsible to any Lender Party for any statements, warranties or representations (whether written or oral) made in or in connection with the Loan Documents; (d) shall not have any duty to ascertain or to inquire as to the performance, observance or satisfaction of any of the terms, covenants or conditions of any Loan Document on the part of any Loan Party or the existence at any time of any Default under the Loan Documents or to inspect the property

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(including  the  books  and  records)  of  any  Loan  Party;  (e)  shall  not be responsible to any Lender Party for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, any Loan Document or any other instrument or document furnished pursuant thereto; and (f) shall incur no liability under or in respect of any Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telegram, telecopy or telex) believed by it to be genuine and signed or sent by the proper party or parties.

         SECTION 8.03 General Electric Capital Corporation and Affiliates. With respect to its Commitments, the Advances made by it and the Notes issued to it, General Electric Capital Corporation (or any successor Agent) shall have the same rights and powers under the Loan Documents as any other Lender Party and may exercise the same as though it were not an Agent; and the term "Lender Party" or "Lender Parties" shall, unless otherwise expressly indicated, include General Electric Capital Corporation (or any successor Agent) in its individual capacity. General Electric Capital Corporation (or any successor Agent) and its affiliates may accept deposits from, lend money to, act as trustee under indentures of, accept investment banking engagements from and generally engage in any kind of business with, any Loan Party, any of its Subsidiaries and any Person that may do business with or own securities of any Loan Party or any such Subsidiary, all as if General Electric Capital Corporation (or any successor Agent) was not an Agent and without any duty to account therefor to the Lender Parties. No Agent shall have any duty to disclose any information obtained or received by it or any of its Affiliates relating to any Loan Party or any of its Subsidiaries to the extent such information was obtained or received in any capacity other than as such Agent.

         SECTION 8.04 Lender Party Credit Decision. Each Lender Party acknowledges that it has, independently and without reliance upon any Agent or any other Lender Party and based on the financial statements referred to in
Section 4.01 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender Party also acknowledges that it will, independently and without reliance upon any Agent or any other Lender Party and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

         SECTION 8.05 Indemnification. (a) Each Lender Party severally agrees to indemnify each Agent (to the extent not promptly reimbursed by the Borrower) from and against such Lender Party's ratable share (determined as provided below) of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against such Agent in any way relating to or arising out of the Loan Documents or any action taken or omitted by such Agent under the Loan Documents (collectively, the "Indemnified Costs"); provided, however, that no Lender Party shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender Party agrees to reimburse each Agent promptly upon demand for its ratable share of any costs and expenses (including, without limitation,

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reasonable  fees and expenses of counsel)  payable by the Borrower under Section
9.04, to the extent that such Agent is not promptly reimbursed for such costs and expenses by the Borrower. In the case of any investigation, litigation or proceeding giving rise to any Indemnified Costs, this Section 8.05 applies whether any such investigation, litigation or proceeding is brought by any Lender Party or any other Person.

                  (b) Each Lender Party severally agrees to indemnify the Issuing Bank (to the extent not promptly reimbursed by the Borrower) from and against such Lender Party's ratable share (determined as provided below) of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against the Issuing Bank in any way relating to or arising out of the Loan Documents or any action taken or omitted by the Issuing Bank under the Loan Documents; provided, however, that no Lender Party shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Issuing Bank's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender Party agrees to reimburse the Issuing Bank promptly upon demand for its ratable share of any costs and expenses (including, without limitation, reasonable fees and expenses of counsel) payable by the Borrower under Section 9.04, to the extent that the Issuing Bank is not promptly reimbursed for such costs and expenses by the Borrower.

                  (c) For purposes of this Section 8.05, the Lender Parties' respective ratable shares of any amount shall be determined, at any time, according to the sum of (i) the aggregate principal amount of the Advances outstanding at such time and owing to the respective Lender Parties, (ii) the aggregate unused portions of their respective Term B Commitments at such time and (iii) their respective Unused Revolving Credit Commitments at such time; provided that the aggregate principal amount of Swing Line Advances owing to the Swing Line Bank and of Letter of Credit Advances owing to the Issuing Bank shall be considered to be owed to the Revolving Credit Lenders ratably in accordance with their respective Revolving Credit Commitments. The failure of any Lender Party to reimburse any Agent or the Issuing Bank, as the case may be, promptly upon demand for its ratable share of any amount required to be paid by the Lender Parties to such Agent or the Issuing Bank, as the case may be, as provided herein shall not relieve any other Lender Party of its obligation hereunder to reimburse such Agent or the Issuing Bank, as the case may be, for its ratable share of such amount, but no Lender Party shall be responsible for the failure of any other Lender Party to reimburse such Agent or the Issuing Bank, as the case may be, for such other Lender Party's ratable share of such amount. Without prejudice to the survival of any other agreement of any Lender Party hereunder, the agreement and obligations of each Lender Party contained in this Section 8.05 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under the other Loan Documents.

         SECTION 8.06 Successor Agents. Any Agent may resign at any time by giving written notice thereof to the Lender Parties and the Borrower and may be removed at any time with or without cause by the Required Lenders; provided, however, that any removal of the Administrative Agent will not be effective until it has also been replaced as Collateral Agent, Swing Line Bank and released from all of its obligations in respect thereof. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a

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successor  Agent.  If no  successor  Agent shall have been so  appointed  by the
Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Agent's giving of notice of resignation or the Required Lenders' removal of the retiring Agent, then the retiring Agent may, on behalf of the Lender Parties, appoint a successor Agent, which shall be a commercial bank or other financial institution organized under the laws of the United States or of any State thereof and having a combined capital and surplus of at least $250,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent and, in the case of a successor Collateral Agent, upon the execution and filing or recording of such financing statements, or amendments thereto, and such amendments or supplements to the Mortgages, and such other instruments or notices, as may be necessary or desirable, or as the Required Lenders may request, in order to continue the perfection of the Liens granted or purported to be granted by the Collateral Documents, such successor Agent shall succeed to and become vested with all the rights, powers, discretion, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under the Loan Documents. If within 45 days after written notice is given of the retiring Agent's resignation or removal under this Section 8.06 no successor Agent shall have been appointed and shall have accepted such appointment, then on such 45th day (a) the retiring Agent's resignation or removal shall become effective, (b) the retiring Agent shall thereupon be discharged from its duties and obligations under the Loan Documents and (c) the Required Lenders shall thereafter perform all duties of the retiring Agent under the Loan Documents until such time, if any, as the Required Lenders appoint a successor Agent as provided above. After any retiring Agent's resignation or removal hereunder as Agent shall have become effective, the provisions of this Article VIII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

         SECTION 8.07 Limitation of Scope. This Article VIII concerns and is for the benefit of each Agent and the Lender Parties and nothing in this Article VIII (other than the provisions of Section 8.06) shall be deemed or interpreted to affect, limit, bind, govern or otherwise apply to any of the Loan Parties.

                                   ARTICLE IX

                                  MISCELLANEOUS

         SECTION 9.01 Amendments, Etc. No amendment or waiver of any provision of this Agreement or the Notes or any other Loan Document, nor consent to any departure by any Loan Party therefrom, shall in any event be effective unless the same shall be in writing and signed (or, in the case of the Collateral Documents, consented to) by the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that (a) no amendment, waiver or consent shall, unless in writing and signed by all of the Lender Parties (other than any Lender Party that is, at such time, a Defaulting Lender), do any of the following at any time: (i) waive any of the conditions specified in Section 3.01 or, in the case of the Initial Extension of Credit, Section 3.02, (ii) change the number of Lenders or the percentage of (x) the Commitments or (y) the aggregate unpaid principal amount of the Advances that, in each case, shall be required for the Lenders or any of them to take any action hereunder, (iii)

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reduce or limit the obligations of any Guarantor under Section 7.01 hereunder or release such  Guarantor  or  otherwise  limit such  Guarantor's  liability  with respect to the Obligations owing to the Agents and the Lender parties, (iv) release all or substantially all of the Collateral in any transaction or series of related transactions to secure any Obligations other than Obligations owing to the Secured Parties under the Loan Documents, (v) amend Section 2.12 or this Section or (vi) amend, modify or otherwise affect any other provision of this Agreement or any of the other Loan Documents requiring the consent or approval of all of the Lender Parties and (b) no amendment, waiver or consent shall, unless in writing and signed by the Required Lenders and each Lender (other than any Lender that is, at such time, a Defaulting Lender) that has a Commitment under, or is owed any amounts under or in respect of, a Term Facility or the Revolving Credit Facility if such Lender is directly and adversely affected by such amendment, waiver or consent: (i) increase the Commitments of such Lender;
(ii) reduce the principal of, or stated rate of interest on, the Notes held by such Lender or any fees or other amounts stated to be payable hereunder to such Lender; (iii) postpone the final maturity of the Notes held by such Lender or any date fixed for any payment of interest on the Notes held by such Lender or the fees hereunder or any Guaranteed Obligations payable under Article VII hereof; or (iv) change the order of application of any prepayment between the Term B Facility and the Revolving Credit Facility from the application thereof
set  forth  in  the  applicable   provisions  of  Section  2.04(b)  or  2.05(b),
respectively, in any manner that materially affects the Lenders under such Facilities; provided further that no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Bank or the Issuing Bank, as the case may be, in addition to the Lenders required above to take such action, affect the rights or obligations of the Swing Line Bank or the Issuing Bank, as the case may be, under this Agreement; and provided further that no amendment, waiver or consent shall, unless in writing and signed by an Agent in addition to the Lenders required above to take such action, affect the rights or duties of such Agent under this Agreement or the other Loan Documents.

         SECTION 9.02 Notices, Etc. All notices and other communications provided for hereunder shall be in writing (including telecopy or e-mail communication) and mailed, telecopied or delivered, if to the Borrower, at its address at 11778 South Election Road, Suite 210, Draper, Utah, 84020, Attention:
Chief Financial Officer; if to any Initial Lender Party, at its Domestic Lending Office specified opposite its name on Schedule I hereto; if to any other Lender Party, at its Domestic Lending Office specified in the Assignment and Acceptance pursuant to which it became a Lender Party; if to the Collateral Agent, at its address at 120 Long Ridge Road, 3rd Floor, Stamford, CT 06927, Attention:
Manager of Operations, Fax No. (203) 961-2017; and if to the Administrative Agent, at its address at 120 Long Ridge Road, 3rd Floor, Stamford, CT 06927,
Attention: Manager of Operations, or, as to the Borrower or the Administrative Agent, at such other address as shall be designated by such party in a written notice to the other parties and, as to each other party, at such other address as shall be designated by such party in a written notice to the Borrower and the Administrative Agent. All such notices and other communications shall, when mailed, telecopied or E-mailed, be effective when received. Delivery by telecopier of an executed counterpart of a signature page to any amendment or waiver of any provision of this Agreement or the Notes or of any Exhibit hereto to be executed and delivered hereunder shall be effective as delivery of an original executed counterpart thereof.

         SECTION 9.03 No Waiver; Remedies. No failure on the part of any Lender Party or any Agent to exercise, and no delay in exercising, any right hereunder or under any Note or any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

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         SECTION  9.04 Costs and  Expenses.  (a) The  Borrower  agrees to pay on demand (i) all reasonable costs and expenses of each Agent and the Lead Arranger
in  connection  with  the  preparation,   execution,  delivery,  administration,
modification and amendment of, or any consent or waiver under, the Loan Documents (including, without limitation, (A) all due diligence, collateral review, syndication, (including printing, distribution and bank meetings) transportation, computer, duplication, appraisal, audit, insurance, consultant, search, filing and recording fees and expenses and (B) the reasonable fees and expenses of counsel for each Agent and the Lead Arranger with respect thereto, with respect to advising such Agent or the Lead Arranger, as the case may be, as
to  its  rights  and   responsibilities,   or  the  perfection,   protection  or
preservation of rights or interests, under the Loan Documents, with respect to negotiations with any Loan Party or with other creditors of any Loan Party or
any  of  its  Subsidiaries   arising  out  of  any  Default  or  any  events  or
circumstances that may give rise to a Default and with respect to presenting claims in or otherwise participating in or monitoring any bankruptcy, insolvency or other similar proceeding involving creditors' rights generally and any proceeding ancillary thereto) and (ii) all reasonable costs and expenses of each Agent, the Lead Arranger and each Lender Party in connection with the enforcement of the Loan Documents, whether in any action, suit or litigation, or any bankruptcy, insolvency, restructuring or other similar proceeding affecting creditors' rights generally (including, without limitation, the reasonable fees and expenses of counsel for the Administrative Agent, the Lead Arranger and each Lender Party with respect thereto).

                  (b) The Borrower agrees to indemnify, defend and save and hold harmless each Agent, the Lead Arranger, each Lender Party and each of their Affiliates and their respective officers, directors, employees, agents, advisors and trustees (each, an "Indemnified Party") from and against, and shall pay on demand, any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation or proceeding or preparation of a defense in connection therewith) (i) the Facilities, the actual or proposed use of the proceeds of the Advances, the Transaction Documents or any of the transactions contemplated thereby, or (ii) the actual or alleged presence of Hazardous Materials on any property of any Loan Party or any of its Subsidiaries or any Environmental Action relating in any way to any Loan Party or any of its Subsidiaries, except to the extent such claim, damage, loss, liability or expense resulted from such Indemnified Party's gross negligence or willful misconduct. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 9.04(b) applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any Loan Party, its directors, shareholders or creditors or an Indemnified Party or any other Person, whether or not any Indemnified Party is otherwise a party thereto and whether or not the Transaction is consummated. The Borrower also agrees not to assert any claim against any Agent, the Lead Arranger, any Lender Party or any of their Affiliates, or any of their respective officers, directors, employees, agents and advisors, on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to the Facilities, the Transaction Documents or any of the transactions contemplated by the Transaction Documents.

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                  (c) If any  payment of  principal  of, or  Conversion  of, any
         Eurodollar Rate Advance is made by the Borrower to or for the account of a Lender Party other than on the last day of the Interest Period for such Advance, as a result of a payment or Conversion pursuant to
         Section 2.05, 2.08(a) or 2.08(b)(i), or acceleration of the maturity of the Notes pursuant to Section 6.01, or if the Borrower fails to make any payment or prepayment of an Advance for which a notice of prepayment has been given or that is otherwise required to be made, whether pursuant to Section 2.03, 2.05 or 6.01 or otherwise, the Borrower shall, upon demand by such Lender Party (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender Party any amounts required to compensate such Lender Party for any additional losses, costs or expenses that it may reasonably incur as a result of such payment or Conversion or such failure to pay or prepay, as the case may be, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender Party to fund or maintain such Advance; provided, however, that such written demand shall be accompanied a certificate as to the amount of such loss and the method of determination of such increased loss, submitted to the Borrower by such Lender Party, shall be prima facie evidence, absent manifest error. Such certificate shall contain a representation that any and all calculations made therein have been made in a manner consistent with the treatment given by such Lender Party to similar businesses in similar circumstances.

                  (d) If any Loan Party fails to pay when due any costs, expenses or other amounts payable by it under any Loan Document, including, without limitation, fees and expenses of counsel and indemnities, such amount may be paid on behalf of such Loan Party by the Administrative Agent or any Lender Party, in its sole discretion.

                  (e) Without prejudice to the survival of any other agreement of any Loan Party hereunder or under any other Loan Document, the agreements and obligations of the Borrower contained in Sections 2.09 and 2.11 and this Section 9.04 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under any of the other Loan Documents.

         SECTION 9.05 Right of Set-off. Upon (a) the occurrence and during the continuance of any Event of Default and (b) the making of the request or the granting of the consent specified by Section 6.01 to authorize the Administrative Agent to declare the Notes due and payable pursuant to the provisions of Section 6.01, each Agent, the Lead Arranger and each Lender Party and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set -off and otherwise apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Agent, the Lead Arranger, such Lender Party or such Affiliate to or for the credit or the account of the Borrower against any and all of the Obligations of the Borrower now or hereafter existing under the Loan Documents, irrespective of whether such Agent, the Lead Arranger or such Lender Party shall have made any demand under this Agreement or such Note or Notes and although such Obligations may be unmatured. Each Agent, the Lead Arranger and each Lender Party agrees promptly to notify the Borrower after any such set-off and application; provided, however, that the failure to give such notice shall not

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affect the validity of such set-off and  application.  The rights of each Agent, the Lead Arranger and each Lender Party and their respective Affiliates under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Agent, the Lead Arranger such Lender Party and their respective Affiliates may have.

         SECTION 9.06 Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrower and each Agent and the Lead Arranger and the Administrative Agent shall have been notified by each Initial Lender Party that such Initial Lender Party has executed it and thereafter shall be binding upon and inure to the benefit of the Borrower, each Agent, the Lead Arranger and each Lender Party and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights or obligations hereunder or any interest herein without the prior written consent of the Lender Parties.

         SECTION 9.07 Assignments and Participations. (a) Each Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment or Commitments, the Advances owing to it and the Note or Notes held by it) and (i) each such assignment shall be of a uniform, and not a varying, percentage of all rights and obligations under and in respect of any or all Facilities, (ii) except in the case of an assignment to a Person that, immediately prior to such assignment, was a Lender or any Affiliate thereof or an assignment of all of a Lender's rights and obligations under this Agreement or an assignment to an Approved Fund, the aggregate amount of the Commitments being assigned to such Eligible Assignee pursuant to such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $1,000,000 under each Facility for which a Commitment is being assigned, (iii) each such assignment shall be to an Eligible Assignee, (iv) no such assignments (other than to a Lender or any Affiliate thereof or to an Approved Fund) shall be permitted without the consent of the Administrative Agent until the Administrative Agent shall have notified the Lender Parties that syndication of the Commitments hereunder has been completed,
(v) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with any Note or Notes subject to such assignment, and (vi) no such assignments (other than to a Lender or any Affiliate thereof or any Approved Fund) shall be permitted without the consent of the Borrower (which consent shall not be unreasonably withheld) so long as no Event of Default has occurred and continues to remain uncured.

                  (b) Upon such execution, delivery, acceptance and recording, from and after the effective date specified in such Assignment and Acceptance, (i) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender or Issuing Bank, as the case may be, hereunder and (ii) the Lender or Issuing Bank assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (other than its rights under Sections 2.09, 2.11 and 9.04 to the extent any claim thereunder relates to an event arising prior to such assignment) and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the remaining portion of an assigning Lender's or Issuing Bank's rights and obligations under this Agreement, such Lender or Issuing Bank shall cease to be a party hereto).

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                  (c) By executing and delivering an Assignment and  Acceptance, each Lender Party assignor thereunder and each assignee thereunder confirm to and agree with each other and the other parties thereto and hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender Party makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with any Loan
         Document  or  the  execution,   legality,   validity,   enforceability,
         genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, any Loan Document or any other instrument or document furnished pursuant thereto; (ii) such assigning Lender Party makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Loan Party or the performance or observance by any Loan Party of any of its obligations under any Loan Document or any other instrument or document furnished pursuant thereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon any Agent, such assigning Lender Party or any other Lender Party and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee;
         (vi) such assignee appoints and authorizes each Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Loan Documents as are delegated to such Agent by the terms hereof and thereof, together with such powers and discretion as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as a Lender or Issuing Bank, as the case may be.

                  (d) The Administrative Agent shall maintain at its address referred to in Section 9.02 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lender Parties and the Commitment under each Facility of, and principal amount of the Advances owing under each Facility to, each Lender Party from time to time (the "Register"). The entries in the Register shall be prima facie evidence, absent manifest error, and the Borrower, the Agents and the Lender Parties may treat each Person whose name is recorded in the Register as a Lender Party hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Agent or any Lender Party at any reasonable time and from time to time upon reasonable prior notice.

                  (e) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender Party and an assignee, together with any Note or Notes subject to such assignment, the Administrative Agent shall, if such Assignment and Acceptance has been properly completed and is in substantially the form of Exhibit C hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrower and each other Agent. In the case of any assignment by a Lender and upon the request of such new Lender pursuant to the terms of Section 2.15, within five Business Days after its receipt of such notice, the Borrower, at its own expense, shall execute and deliver to the

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         Administrative  Agent in exchange for the  surrendered  Note or Notes a new Note to the order of such Eligible Assignee in an amount equal to the Commitment assumed by it under each Facility pursuant to such Assignment and Acceptance and, if any assigning Lender has retained a Commitment hereunder under such Facility, a new Note to the order of such assigning Lender in an amount equal to the Commitment retained by it hereunder. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of Exhibit A-1 or A-2 hereto, as the case may be.

                  (f) Each Lender Party may sell participations to one or more Persons (other than any Loan Party or any of its Affiliates) in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitments, the Advances owing to it and the Note or Notes (if any) held by it); provided, however, that (i) such Lender Party's obligations under this Agreement (including, without limitation, its Commitments) shall remain unchanged, (ii) such Lender Party shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender Party shall remain the holder of any such Note for all purposes of this Agreement, (iv) the Borrower, the Agents and the other Lender Parties shall continue to deal solely and directly with such Lender Party in connection with such Lender Party's rights and obligations under this Agreement and (v) no participant under any such participation shall have any right to approve any amendment or waiver of any provision of any Loan Document, or any consent to any departure by any Loan Party therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, postpone any date fixed for any payment of principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, or release all or substantially all of the Collateral.

                  (g) Any Lender Party may, in connection with any assignment or participation or proposed assignment or participation pursuant to this
         Section 9.07, disclose to the assignee or participant or proposed assignee or participant any information relating to the Borrower furnished to such Lender Party by or on behalf of the Borrower; provided, however, that, prior to any such disclosure, the assignee or participant or proposed assignee or participant shall agree to preserve the confidentiality of any Confidential Information received by it from such Lender Party.

                  (h) Notwithstanding any other provision set forth in this Agreement, any Lender Party may at any time create a security interest in all or any portion of its rights under this Agreement (including, without limitation, the Advances owing to it and the Note or Notes held by it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System.

                  (i) Notwithstanding anything to the contrary contained herein, any Lender that is a fund that invests in bank loans may create a security interest in all or any portion of the Advances owing to it and the Note or Notes held by it to the trustee for holders of obligations owed, or securities issued, by such fund as security for such obligations or securities, provided that unless and until such trustee

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         actually  becomes a Lender in compliance  with the other  provisions of this Section 9.07, (i) no such pledge shall release the pledging Lender from any of its obligations under the Loan Documents and (ii) such trustee shall not be entitled to exercise any of the rights of a Lender under the Loan Documents even though such trustee may have acquired
         ownership   rights  with  respect  to  the  pledged   interest  through
         foreclosure or otherwise.

                  (j) Notwithstanding anything to the contrary contained herein, any Lender Party (a "Granting Lender") may grant to a special purpose funding vehicle identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower (an "SPC") the option to provide all or any part of any Advance that such Granting Lender would otherwise be obligated to make pursuant to this Agreement, provided that (i) nothing herein shall constitute a commitment by any SPC to fund any Advance, and (ii) if an SPC elects not to exercise such option or otherwise fails to make all or any part of such Advance, the Granting Lender shall be obligated to make such Advance pursuant to the terms hereof. The making of an Advance by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Advance were made by such Granting Lender. Each party hereto hereby agrees that (i) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement for which a Lender Party would be liable, (ii) no SPC shall be entitled to the benefits of Sections 2.09 and 2.11 (or any other increased costs protection provision) and (iii) the Granting Bank shall for all purposes, including, without limitation, the approval of any amendment or waiver of any provision of any Loan Document, remain the Lender Party of record hereunder. Notwithstanding anything to the contrary contained in this Agreement, any SPC may (i) with notice to, but without prior consent of, the Borrower and the Administrative Agent and without paying any processing fee therefor, assign all or any portion of its interest in any Advance to the Granting Lender and (ii) disclose on a confidential basis any non-public information relating to its funding of Advances to any rating agency, commercial paper dealer or provider of any surety or guarantee or credit or liquidity enhancement to such SPC. This subsection (k) may not be amended without the prior written consent of each Granting Lender, all or any part of whose Advances are being funded by the SPC at the time of such amendment.

                  (k) The Issuing Bank may assign to an Eligible Assignee all of its rights and obligations under the undrawn portion of its Letter of Credit Commitment at any time; provided, however, that (i) each such assignment shall be to an Eligible Assignee and (ii) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance.

         SECTION 9.08 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery by telecopier of an executed counterpart of a signature page to this Agreement shall be effective as delivery of an original executed counterpart of this Agreement.

         SECTION 9.09 Confidentiality. Neither any Agent nor any Lender Party shall disclose any Confidential Information to any Person without the consent of the Borrower, other than (a) to such Agent's or such Lender Party's Affiliates and their officers, directors, employees, agents and advisors and to actual or

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prospective Eligible Assignees and participants, and then only on a confidential basis, (b) as required by any law, rule or regulation or judicial process, (c) as requested or required by any state, Federal or foreign authority or examiner (including the National Association of Insurance Commissioners or any similar organization or quasi-regulatory authority) regulating such Lender Party, (d) to any rating agency when required by it, provided that, prior to any such disclosure, such rating agency shall undertake to preserve the confidentiality of any Confidential Information relating to the Loan Parties received by it from such Lender Party, (e) to the extent so requested or ordered by a court, in connection with any litigation or proceeding to which such Agent or such Lender Party or any of its Affiliates may be a party or (f) in connection with the exercise of any right or remedy under this Agreement or any other Loan Document.

         SECTION 9.10 Release of Collateral. Upon the sale, lease, transfer or other disposition of any item of Collateral of any Loan Party (including, without limitation, as a result of the sale, in accordance with the terms of the Loan Documents, of the Loan Party that owns such Collateral) in accordance with the terms of the Loan Documents, the Collateral Agent will, at the Borrower's expense, promptly execute and deliver to such Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Collateral Documents in accordance with the terms of the Loan Documents.

         SECTION 9.11 No Liability of the Issuing Bank. The Borrower assumes all risks of the acts or omissions of any beneficiary or transferee of any Letter of Credit with respect to its use of such Letter of Credit. Neither the Issuing Bank nor any of its officers or directors shall be liable or responsible for:
(a) the use that may be made of any Letter of Credit or any acts or omissions of any beneficiary or transferee in connection therewith; (b) the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged; (c) payment by the Issuing Bank against presentation of documents that do not comply with the terms of a Letter of Credit, including failure of any documents to bear any reference or adequate reference to the Letter of Credit; or (d) any other circumstances whatsoever in making or failing to make payment under any Letter of Credit, except that the Borrower shall have a claim against the Issuing Bank, and the Issuing Bank shall be liable to the Borrower, to the extent of any direct, but not consequential, damages suffered by the Borrower that the Borrower proves were caused by (i) the Issuing Bank's willful misconduct or gross negligence as determined in a final, non-appealable judgment by a court of competent jurisdiction in determining whether documents presented under any Letter of Credit comply with the terms of the Letter of Credit or (ii) the Issuing Bank's willful failure to make lawful payment under a Letter of Credit after the presentation to it of a draft and certificates strictly complying with the terms and conditions of the Letter of Credit. In furtherance and not in limitation of the foregoing, the Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

         SECTION 9.12 Jurisdiction, Etc. (a) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this

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Agreement  or any of the other  Loan  Documents  to which it is a party,  or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the fullest extent permitted by law, in such Federal court. The Borrower hereby irrevocably designates and appoints Corporation Service Company, 80 State Street, Albany, NY 12207, as its agent to receive service of all process brought against the Borrower with respect to any such proceeding in any such court in New York, such service being hereby acknowledged by the Borrower to be effective and binding service in every respect. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement or any of the other Loan Documents in the courts of any jurisdiction.

                  (b) Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any of the other Loan Documents to which it is a party in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

         SECTION 9.13 Governing Law. This Agreement and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York.

         SECTION 9.14 Waiver of Jury Trial. Each of the Borrower, the Agents and the Lender Parties irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to any of the Loan Documents, the Advances or the actions of any Agent or any Lender Party in the negotiation, administration, performance or enforcement thereof.

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

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.



                                  HEADWATERS INCORPORATED


                                  By  /s/ Kirk A. Benson
                                    -----------------------------
                                  Name: Kirk A. Benson
                                  Title: Chief Executive Officer



                                  HYDROCARBON TECHNOLOGIES, INC.,
                                  COVOL FUELS OPERATORS, LLC,
                                  CHEMSAMPCO, INC.,
                                  HYDROCARBON ENVIRONMENTAL TECHNOLOGIES, INC., CARBOREX, LLC,
                                  COVOL SYNFUEL, LLC,
                                  UTAH SYNFUEL #1, L.P.,
                                  each as a Subsidiary Guarantor


                                  By  /s/ Harlan M. Hatfield
                                    -----------------------------
                                  Name: Harlan M. Hatfield
                                  Title: Vice President, General Counsel
                                         and Secretary

                                  HEADWATERS OLYSUB CORPORATION,
                                  ISG RESOURCES, INC.,
                                  BEST MASONY & TOOL SUPPLY, INC.
                                      F/K/A J. MARVIN ISAAC INTERESTS, INC.,
                                  LEWIS W. OSBORNE, INC.,
                                  UNITED TERRAZZO SUPPLY CO, INC.,
                                  MAGNA WALL, INC.,
                                  ISG MANUFACTURED PRODUCTS, INC.,
                                  ISG PARTNER, INC.,
                                  ISG CAPITAL CORPORATION,
                                  ISG SWIFT CRETE, INC.,
                                  DON'S BUILDING SUPPLY, L.P.,
                                  PALESTINE CONCRETE TITLE COMPANY, L.P.
                                   each as a Subsidiary Guarantor


                                   By  /s/ Brett A. Hickman
                                     -----------------------------
                                   Name: Brett A. Hickman
                                   Title: Senior Vice President, General
                                          Counsel and Secretary

                                    GENERAL ELECTRIC CAPITAL CORPORATION,
                                        as Administrative Agent


                                        By  /s/ John J. Ryan
                                            -----------------------------
                                        Name:    John J. Ryan
                                        Title:   Manager of Operations



                                    GENERAL ELECTRIC CAPITAL CORPORATION,
                                        as Collateral Agent


                                        By    /s/ John J. Ryan
                                            -----------------------------
                                        Name:    John J. Ryan
                                        Title:   Manager of Operations




                                        Initial Lenders

                                        MORGAN STANLEY SENIOR FUNDING, INC


                                        By    /s/ R. Bram Smith
                                            -----------------------------
                                        Name:    R. Bram Smith
                                        Title:   Managing Director





                                        ZIONS FIRST NATIONAL BANK


                                        By     /s/ Tracy Groll
                                            -----------------------------
                                        Name:    Tracy Groll
                                        Title:   Vice President

                                        CIT LENDING SERVICES CORPORATION


                                        By     /s/ Mark O'Keeffe
                                            -----------------------------
                                        Name:    Mark O'Keeffe
                                        Title:   Vice President




                                        ARK II CLO 2001-1, LIMITED


                                        By:  Patriarch Partners II, LLC,
                                                its Collateral Manager


                                        By    /s/ Lynn Tilton
                                            -----------------------------
                                        Name:   Lynn Tilton
                                        Title:  Manager